As filed with the Securities and Exchange Commission on February 6, 2004 An Exhibit List can be found on page II-6.

                         Registration No.333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               eMagin Corporation
                 (Name of small business issuer in its charter)

      Delaware                             3674                   56-1764501
(State or other Jurisdiction     (Primary Standard Industrial (I.R.S. Employer
of Incorporation or Organization) Classification Code Number)  Identification No.)

                                  2070 Route 52
                        Hopewell Junction, New York 12533
                                 (845) 892-1900
          (Address and telephone number of principal executive offices and principal place of business)

                            Gary W. Jones, President
                               eMagin Corporation

                                  2070 Route 52
                        Hopewell Junction, New York 12533
                                 (845) 892-1900
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                       share (2)
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $.001 par value           3,342,421       $2.39           $7,988,386.19        $1,013.13
------------------------------- -------------------- ---------------- ------------------ --------------------
Common Stock, $.001 par                 4,312,215       $2.39           $10,306,193.85       $1,305.80
value issuable upon exercise
of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           7,654,636                       $18,294,580.04       $2,317.93
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon the exercise of warrants held by the selling stockholders.

In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the sale prices as reported on the American Stock Exchange on February 4, 2004, which was $2.39 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2004

                               eMagin Corporation
                               7,654,636 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 7,654,636 shares of our common stock, including up to 4,312,215 shares issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange under the symbol "EMA". The last reported sales price per share of our common stock as reported by the American Stock Exchange on February 4, 2004, was $2.39.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by eMagin Corporation, with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

eMagin Corporation

eMagin Corporation designs, develops, and markets OLED (organic light emitting diode)-on-silicon microdisplays and related information technology solutions. We integrate OLED technology with silicon chips to produce high-resolution microdisplays smaller than one-inch diagonally which, when viewed through a magnifier, create a virtual image that appears comparable to that of a computer monitor or a large-screen television. We shipped initial samples of our first commercial microdisplay product in March 2001. We are now accepting orders and shipping initial production quantities of our first two commercial microdisplay products. These products are being applied or considered for near-eye and headset applications in products such as entertainment and gaming headsets, handheld Internet and telecommunication appliances, viewfinders, and wearable computers to be manufactured by original equipment manufacturer (OEM) customers.

Our principal offices are located at 2070 Route 52, Hopewell Junction, New York 12533, and our telephone number is (845) 892-1900. We are a Delaware corporation.

The Offering

    Common stock offered by selling stockholders............ Up to 7,654,636 shares, including up to
                                                             4,312,215 shares issuable upon the exercise
                                                             of common stock purchase warrants, assuming
                                                             full exercise of the warrants. This number
                                                             represents 13.8% of the total number of
                                                             shares to be outstanding following this
                                                             offering assuming the exercise of all
                                                             securities being registered.

   Common stock to be outstanding after the offering........ Up to 55,517,595 shares

   Use of proceeds.......................................... We will not receive any proceeds from the sale of the common stock.  However, we will receive
                                                             the exercise price of any common stock we sell to
                                                             the selling stockholder upon exercise of the
                                                             warrants. We expect to use the proceeds
                                                             received from the exercise of their
                                                             warrants, if any, for general working capital
                                                             purposes. We have received gross proceeds
                                                             $4,200,039 from the sale of the common stock and warrants.


   American Stock Exchange Symbol........................... EMA

The above information regarding common stock to be outstanding after the offering is based on 47,862,959 shares of common stock outstanding as of February 2, 2004 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

Recent Developments

On January 9, 2004, eMagin Corporation and several accredited institutional and private investors entered into a Securities Purchase Agreement whereby such investors purchased an aggregate of 3,333,364 shares of common stock for an aggregate purchase price of $4,200,039.

The shares of common stock were priced at a 20% discount to the average closing price of the stock from December 30, 2003 to January 6, 2004, which ranged from $1.38 to $1.94 per share during the period for an average closing price of $1.26 per share. In addition, the investors received warrants to purchase an aggregate of 2,000,019 shares of common stock (subject to anti-dilution adjustments) exercisable at a price of $1.74 per share for a period of five (5) years. The warrants were priced at a 10% premium to the average closing price of the stock for the pricing period.

eMagin also issued additional warrants to the investors to acquire an aggregate of 2,312,193 shares of common stock. 1,206,914 of such warrants are exercisable, within 6 months from the effective date of the registration statement covering these securities, at a price of $1.74 per share (a 10% premium to the average closing price of the stock for the pricing period), and 1,105,279 of such warrants are exercisable within 12 months from the effective date of the registration statement covering these securities, at a price of $1.90 per share (a 20% premium to the average closing price of the stock for the pricing period).

This prospectus covers the resale by the investors of the above-referenced common stock and common stock underlying the warrants.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Financial Results

IF WE CANNOT OPERATE AS A GOING CONCERN, OUR STOCK PRICE WILL DECILNE AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2002 which stated that, due to recurring losses from operations since inception of the Company, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the three months ended September 30, 2003 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.

IF WE DO NOT OBTAIN ADDITIONAL CASH TO OPERATE OUR BUSINESS, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN AND MAY NOT ACHIEVE PROFITABILITY

In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding to cover these added losses, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. To the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all. If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities, which could result in our de-listing from the American Stock Exchange and cause investment losses for our shareholders.

WE MAY NOT BE ABLE TO SATISFY THE AMERICAN STOCK EXCHANGE'S CONTINUED LISTING REQUIREMENTS.

The AMEX staff notified us in June 2003 that we have fallen below Section 1003(a)(i) of the AMEX Company Guide for having shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of the three most recent fiscal years. We were afforded the opportunity to submit a plan of compliance to the AMEX and presented a plan to the AMEX in July 2003. On September 9, 2003, we received notice from the staff of the AMEX that the AMEX had accepted our plan to regain compliance with AMEX's continued listing standards and granted us an extension until December 4, 2004 to regain compliance with those standards. The failure to execute our plan and comply with the AMEX equity requirement could result in a delisting of our common stock.

We will be subject to periodic review by the AMEX staff during the extension period. During this time, we must make progress consistent with the terms of the plan or maintain compliance with the continued listing standards. Other as yet unidentified issues may arise that could adversely affect the financial or the potential listing status of the company.

WE HAVE A HISTORY OF LOSSES SINCE OUR INCEPTION AND MAY INCUR LOSSES FOR THE FORESEEABLE FUTURE.

Accumulated losses excluding non-cash transactions as of September 30, 2003, were $32.5 million and acquisition related non-cash transactions were $101.9 million, which resulted in an accumulated net loss of $134.4 million, the majority of which was related to the March 2000 merger and the subsequent write-down of our goodwill. The non-cash losses were dominated by the amortization and write-down of goodwill and purchased intangibles and write-down of acquired in process research and development related to the March 2000 acquisition, and also included some non-cash stock-based compensation. We have not yet achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future as we fund operating and capital expenditures in areas such as establishment and expansion of markets, sales and marketing, operating equipment and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

WE WERE PREVIOUSLY PRIMARILY DEPENDENT ON U.S. GOVERNMENT CONTRACTS.

The majority of our revenues to date have been derived from research and development contracts with the U.S. federal government. We cannot continue to rely on such contracts for revenue. We plan to submit proposals for additional development contract funding; however, funding is subject to legislative authorization and even if funds are appropriated such funds may be withdrawn based on changes in government priorities. No assurances can be given that we will be successful in obtaining new government contracts. Our inability to obtain revenues from government contracts could have a material adverse effect on our results of long-term operations, unless substantial product or non-government contract revenue offsets any lack of government contract revenue.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We rely on our license agreement with Eastman Kodak for the development of our products, and the termination of this license, Eastman Kodak's licensing of its OLED technology to others for microdisplay applications, or the sublicensing by Eastman Kodak of our OLED technology to third parties, could have a material adverse impact on our business.

Our principal products under development utilize OLED technology that we license from Eastman Kodak. We rely upon Eastman Kodak to protect and enforce key patents held by Eastman Kodak, relating to OLED display technology. Eastman Kodak's patents expire at various times in the future. Our license with Eastman Kodak could terminate if we fail to perform any material term or covenant under the license agreement. Since our license from Eastman Kodak is non-exclusive, Eastman Kodak could also elect to become a competitor itself or to license OLED technology for microdisplay applications to others who have the potential to compete with us. The occurrence of any of these events could have a material adverse impact on our business.

WE MAY NOT BE SUCCESSFUL IN PROTECTING OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We rely on a combination of patents, trade secret protection, licensing agreements and other arrangements to establish and protect our proprietary technologies. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our current patent applications, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us may not afford us any competitive advantage, others may independently develop similar technology or design around our patents, our technology may be available to licensees of Eastman Kodak, and protection of our intellectual property rights may be limited in certain foreign countries. We may be required to expend significant resources to monitor and police our intellectual property rights. Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. Protection of intellectual property has historically been a large yearly expense for eMagin. We have not been in a financial position to properly protect all of our intellectual property, and may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.

RISKS RELATED TO THE MICRODISPLAY INDUSTRY

THE COMMERCIAL SUCCESS OF THE MICRODISPLAY INDUSTRY DEPENDS ON THE WIDESPREAD MARKET ACCEPTANCE OF MICRODISPLAY SYSTEMS PRODUCTS.

The market for microdisplays is emerging. Our success will depend on consumer acceptance of microdisplays as well as the success of the commercialization of the microdisplay market. As an OEM supplier, our customer's products must also be well accepted. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our technology in this market. The viewfinder microdisplay market sector is well established with entrenched competitors with whom we must compete.

THE MICRODISPLAY SYSTEMS BUSINESS IS INTENSELY COMPETITIVE.

We do business in intensely competitive markets that are characterized by rapid technological change, changes in market requirements and competition from both other suppliers and our potential OEM customers. Such markets are typically characterized by price erosion. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Our ability to compete successfully will depend on a number of factors, both within and outside our control. We expect these factors to include the following:

o our success in designing, manufacturing and delivering expected new products, including those implementing new technologies on a timely basis;
o our ability to address the needs of our customers and the quality of our customer services;
o the quality, performance, reliability, features, ease of use and pricing of our products;
o    successful expansion of our manufacturing capabilities;
o our efficiency of production, and ability to manufacture and ship products on time;
o the rate at which original equipment manufacturing customers incorporate our product solutions into their own products;
o    the market acceptance of our customers' products; and
o    product or technology introductions by our competitors.

Our competitive position could be damaged if one or more potential OEM customers decide to manufacture their own microdisplays, using OLED or alternate technologies. In addition, our customers may be reluctant to rely on a relatively small company such as eMagin for a critical component. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

THE DISPLAY INDUSTRY IS CYCLICAL.

The display industry is characterized by fabrication facilities that require large capital expenditures and long lead times for supplies and the subsequent processing time, , leading to frequent mismatches between supply and demand. The OLED microdisplay sector may experience overcapacity if and when all of the facilities presently in the planning stage come on line leading to a difficult market in which to sell our products.

COMPETING PRODUCTS MAY GET TO MARKET SOONER THAN OURS.

Our competitors are investing substantial resources in the development and manufacture of microdisplay systems using alternative technologies such as reflective liquid crystal displays (LCDs), LCD-on-Silicon ("LCOS") microdisplays, active matrix electroluminescence and scanning image systems, and transmissive active matrix LCDs.

OUR COMPETITORS HAVE MANY ADVANTAGES OVER US.

As the microdisplay market develops, we expect to experience intense competition from numerous domestic and foreign companies including well-established corporations possessing worldwide manufacturing and production facilities, greater name recognition, larger retail bases and significantly greater financial, technical, and marketing resources than us, as well as from emerging companies attempting to obtain a share of the various markets in which our microdisplay products have the potential to compete.

OUR PRODUCTS ARE SUBJECT TO LENGTHY OEM DEVELOPMENT PERIODS.

We plan to sell most of our microdisplays to OEMs who will incorporate them into products they sell. OEMs determine during their product development phase whether they will incorporate our products. The time elapsed between initial sampling of our products by OEMs, the custom design of our products to meet specific OEM product requirements, and the ultimate incorporation of our products into OEM consumer products is significant. If our products fail to meet our OEM customers' cost, performance or technical requirements or if unexpected technical challenges arise in the integration of our products into OEM consumer products, our operating results could be significantly and adversely affected. Long delays in achieving customer qualification and incorporation of our products could adversely affect our business.

OUR PRODUCTS WILL LIKELY EXPERIENCE RAPIDLY DECLINING UNIT PRICES.

In the markets in which we expect to compete, prices of established products tend to decline significantly over time. In order to maintain our profit margins over the long term, we believe that we will need to continuously develop product enhancements and new technologies that will either slow price declines of our products or reduce the cost of producing and delivering our products. While we anticipate many opportunities to reduce production costs over time, there can be no assurance that these cost reduction plans will be successful. We may also attempt to offset the anticipated decrease in our average selling price by introducing new products, increasing our sales volumes or adjusting our product mix. If we fail to do so, our results of operations would be materially and adversely affected

RISKS RELATED TO MANUFACTURING

WE EXPECT TO DEPEND ON SEMICONDUCTOR CONTRACT MANUFACTURERS TO SUPPLY OUR SILICON INTEGRATED CIRCUITS AND OTHER SUPPLIERS OF KEY COMPONENTS, MATERIALS AND SERVICES.

We do not manufacture the silicon integrated circuits on which we incorporate our OLED technology. Instead, we expect to provide the design layouts to semiconductor contract manufacturers who will manufacture the integrated circuits on silicon wafers. We also expect to depend on suppliers of a variety of other components and services, including circuit boards, graphic integrated circuits, passive components, materials and chemicals, and equipment support. Our inability to obtain sufficient quantities of high quality silicon integrated circuits or other necessary components, materials or services on a timely basis could result in manufacturing delays, increased costs and ultimately in reduced or delayed sales or lost orders which could materially and adversely affect our operating results.

THE MANUFACTURE OF OLED-ON-SILICON IS NEW AND OLED MICRODISPLAYS HAVE NOT BEEN PRODUCED IN SIGNIFICANT QUANTITIES.

If we are unable to produce our products in sufficient quantity, we will be unable to attract customers. In addition, we cannot assure you that once we commence volume production we will attain yields at high throughput that will result in profitable gross margins or that we will not experience manufacturing problems which could result in delays in delivery of orders or product introductions.

WE ARE DEPENDENT ON A SINGLE MANUFACTURING LINE.

We initially expect to manufacture our products on a single manufacturing line. If we experience any significant disruption in the operation of our manufacturing facility or a serious failure of a critical piece of equipment, we may be unable to supply microdisplays to our customers. For this reason, some OEMs may also be reluctant to commit a broad line of products to our microdisplays without a second production facility in place. Interruptions in our manufacturing could be caused by manufacturing equipment problems, the introduction of new equipment into the manufacturing process or delays in the delivery of new manufacturing equipment. Lead-time for delivery of manufacturing equipment can be extensive. No assurance can be given that we will not lose potential sales or be unable to meet production orders due to production interruptions in our manufacturing line. In order to meet the requirements of certain OEMs for multiple manufacturing sites, we will have to expend capital to secure additional sites and may not be able to manage multiple sites successfully.

RISKS RELATED TO OUR BUSINESS

OUR SUCCESS DEPENDS ON ATTRACTING AND RETAINING HIGHLY SKILLED AND QUALIFIED TECHNICAL AND CONSULTING PERSONNEL.

We must hire highly skilled technical personnel as employees and as independent contractors in order to develop our products.. The competition for skilled technical employees is intense and we may not be able to retain or recruit such personnel. We must compete with companies that possess greater financial and other resources than we do, and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a materially adverse affect on our business and our operating results. In addition, difficulties in hiring and retaining technical personnel could delay the implementation of our business plan.

OUR SUCCESS DEPENDS IN A LARGE PART ON THE CONTINUING SERVICE OF KEY PERSONNEL.

Changes in management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel, including Gary W. Jones, our chief executive officer. This is especially an issue while the company staffing is small. We will also need to recruit additional management in order to expand according to our business plan. We are currently recruiting a chief financial officer. The failure to attract and retain additional management or personnel could have a material adverse effect on our operating results and financial performance.

OUR BUSINESS DEPENDS ON NEW PRODUCTS AND TECHNOLOGIES.

The market for our products is characterized by rapid changes in product, design and manufacturing process technologies. Our success depends to a large extent on our ability to develop and manufacture new products and technologies to match the varying requirements of different customers in order to establish a competitive position and become profitable. Furthermore, we must adopt our products and processes to technological changes and emerging industry standards and practices on a cost-effective and timely basis. Our failure to accomplish any of the above could harm our business and operating results.

WE GENERALLY DO NOT HAVE LONG-TERM CONTRACTS WITH OUR CUSTOMERS.

Our business is operated on the basis of short-term purchase orders and we cannot guarantee that we will be able to obtain long-term contracts for some time. Our current purchase agreements can be cancelled or revised without penalty, depending on the circumstances. In the absence of a backlog of orders that can only be canceled with penalty, we plan production on the basis of internally generated forecasts of demand, which makes it difficult to accurately forecast revenues. If we fail to accurately forecast operating results, out business may suffer and the value of your investment in the Company may decline.

OUR BUSINESS STRATEGY MAY FAIL IF WE CANNOT CONTINUE TO FORM STRATEGIC RELATIONSHIPS WITH COMPANIES THAT MANUFACTURE AND USE PRODUCTS THAT COULD INCORPORATE OUR OLED-ON-SILICON TECHNOLOGY.

Our prospects will be significantly affected by our ability to develop strategic alliances with OEMs for incorporation of our OLED-on-silicon technology into their products. While we intend to continue to establish strategic relationships with manufacturers of electronic consumer products, personal computers, chipmakers, lens makers, equipment makers, material suppliers and/or systems assemblers, there is no assurance that we will be able to continue to establish and maintain strategic relationships on commercially acceptable terms, or that the alliances we do enter in to will realize their objectives. Failure to do so would have a material adverse effect on our business.

OUR BUSINESS DEPENDS TO SOME EXTENT ON INTERNATIONAL TRANSACTIONS.

We purchase needed materials from companies located abroad and may be adversely affected by political and currency risk, as well as the additional costs of doing business with a foreign entity. Some customers in other countries have longer receivable periods or warranty periods. In addition, many of the OEMs that are the most likely long-term purchasers of our microdisplays are located abroad exposing us to additional political and currency risk. We may find it necessary to locate manufacturing facilities abroad to be closer to our customers which could give expose us to various risks, including management of a multi-national organization, the complexities of complying with foreign laws and customs, political instability and the complexities of taxation in multiple jurisdictions.

OUR BUSINESS MAY EXPOSE US TO PRODUCT LIABILITY CLAIMS.

Our business may expose us to potential product liability claims. Although no such claims have been brought against us to date, and to our knowledge no such claim is threatened or likely, we may face liability to product users for damages resulting from the faulty design or manufacture of our products. While we plan to maintain product liability insurance coverage, there can be no assurance that product liability claims will not exceed coverage limits, fall outside the scope of such coverage, or that such insurance will continue to be available at commercially reasonable rates, if at all.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL REGULATIONS AND POSSIBLE LIABILITY ARISING FROM POTENTIAL EMPLOYEE CLAIMS OF EXPOSURE TO HARMFUL SUBSTANCES USED IN THE DEVELOPMENT AND MANUFACTURE OF OUR PRODUCTS.

We are subject to various governmental regulations related to toxic, volatile, experimental and other hazardous chemicals used in our design and manufacturing process. Our failure to comply with these regulations could result in the imposition of fines or in the suspension or cessation of our operations. Compliance with these regulations could require us to acquire costly equipment or to incur other significant expenses. We develop, evaluate and utilize new chemical compounds in the manufacture of our products. While we attempt to ensure that our employees are protected from exposure to hazardous materials, we cannot assure you that potentially harmful exposure will not occur or that we will not be liable to employees as a result.

RISKS RELATED TO OUR STOCK

THE SUBSTANTIAL NUMBER OF SHARES THAT ARE OR WILL BE ELIGIBLE FOR SALE COULD CAUSE OUR COMMON STOCK PRICE TO DECLINE EVEN IF THE COMPANY IS SUCCESSFUL.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of February 2, 2004, we have outstanding (i) options to purchase 7,251,574 shares; (ii) warrants to purchase 12,184,061 shares of common stock; and (iii) 12,345,996 shares of common stock underlying convertible securities.

We have a staggered Board of Directors and other anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Our Board of Directors is divided into three classes and our Board members are elected for terms that are staggered. This could discourage the efforts by others to obtain control of the company. Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive up to $4,200,040 upon exercise of warrants held by the selling stockholders that expire within 12 month of this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the American Stock Exchange under the symbol "EMA" since March 17, 2000. From November 18, 1997 to March 16, 2000 our common stock had been quoted on the OTC Bulletin Board under our prior name "Fashion Dynamics Corp." under the symbol "FSHD." Prior to January 2000, there had been no public trading of FSHD. The table below sets forth, for the periods indicated, the high and low closing prices per share of the common stock as reported on the American Stock Exchange.

                                                   High           Low
                                                   ----           ---
2003
        First Quarter                               1.00           0.33
        Second Quarter                              0.85           0.50
        Third Quarter                               1.99           0.51
        Fourth Quarter                              1.74           1.15


2002
        First Quarter                               1.75           0.42
        Second Quarter                              0.89           0.20
        Third Quarter                               0.54           0.20
        Fourth Quarter                              0.40           0.17


As of February 2, 2004, there were 47,862,959 shares of common stock outstanding.

As of February 2, 2004, there were approximately 469 stockholders of record of our common stock, respectively. This does not reflect those shares held beneficially or those shares held in "street" name.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

Equity Compensation Plan Information

           Plan category              Number of securities      Weighted average      Number of securities
                                        to be issued upon       exercise price of    remaining available for
                                           exercise of        outstanding options,       future issuance
                                      outstanding options,     warrants and rights
                                       warrants and rights
                                               (a) (b) (c)

Equity compensation plans approved          12,148,570                 0.53                   2,752,218
by security holders

Equity compensation plans not                        0                 0.0                            0
approved by security holders

Total as of 12/31/03                         12,148,570                0.53                   2,752,218

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o    discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o    state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

We design and manufacture miniature display modules, which we refer to as OLED-on-silicon-microdisplays, primarily for incorporation into the products of other manufacturers. Microdisplays are typically smaller than many postage stamps, but when viewed through a magnifier they can contain all of the information appearing on a high-resolution personal computer screen. Our microdisplays use organic light emitting diodes, or OLEDs, which emit light themselves when a current is passed through the device. Our technology permits OLEDs to be coated onto silicon chips to produce high resolution OLED-on-silicon microdisplays.

We believe that our OLED-on-silicon microdisplays offer a number of advantages in near to the eye applications over other current microdisplay technologies, including lower power requirements, less weight, fast video speed without flicker, and wider viewing angles. In addition, many computer and video electronic system functions can be built directly into the OLED-on-silicon microdisplay, resulting in compact systems with lower expected overall system costs relative to alternate microdisplay technologies.

Since our inception in 1996, we derived substantially all of our revenues from fees paid to us under research and development contracts, primarily with the U.S. federal government. We have devoted significant resources to the development and commercial launch of our products. We commenced limited initial sales of our SVGA+ microdisplay in May 2001 and commenced shipping samples of our SVGA-3D microdisplay in February 2002. As of September 30, 2003, we had recognized an aggregate of approximately $3.4 million from sales of our products, and have a backlog of more than $27 million in products ordered for delivery through 2005. These products are being applied or considered for near-eye and headset applications in products such as entertainment and gaming headsets, handheld Internet and telecommunication appliances, viewfinders, and wearable computers to be manufactured by original equipment manufacturer (OEM) customers. We have also shipped a limited number of prototypes of our eGlass II Head-wearable Display systems. In addition to marketing OLED-on-silicon microdisplays as components, we also offer microdisplays as an integrated package, which we call Microviewer that includes a compact lens for viewing the microdisplay and electronic interfaces to convert the signal from our customer's product into a viewable image on the microdisplay. Through our wholly owned subsidiary, Virtual Vision, Inc., we are also developing head-wearable displays that incorporate our Microviewer.

We license our core OLED technology from Eastman Kodak and we have developed our own technology to create high performance OLED-on-silicon microdisplays and related optical systems. We believe our technology licensing agreement with Eastman Kodak, coupled with our own intellectual property portfolio, gives us a leadership position in OLED and OLED-on-silicon microdisplay technology. We are the only company to demonstrate publicly and market full-color OLED-on-silicon microdisplays.

Company History

Our history has been as a developmental stage company. As of January 1, 2003, we are no longer a development stage company. We have transitioned to manufacturing our product and intend to significantly increase our marketing, sales, and research and development efforts, and expand our operating infrastructure. Most of our operating expenses are fixed in the near term. If we are unable to generate significant revenues, our net losses in any given period could be greater than expected.

Critical Accounting Policies

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Revenue Recognition

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from the customer, the price is fixed, title to the goods has changed and there is a reasonable assurance of collection of the sales proceeds. We obtain written purchase authorizations from our customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment. Revenue is recognized at shipment and we record a reserve for estimated sales returns, which is reflected as a reduction of revenue at the time of revenue recognition.

Revenues from research and development activities relating to firm fixed-price contracts are generally recognized on the percentage-of-completion method of accounting as costs are incurred (cost-to-cost basis). Revenues from research and development activities relating to cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates. These rates are subject to audit by the other party. Amounts can be billed on a bi-monthly basis. Billing is based on subjective cost investment factors.

Results of Operations

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002

Revenues

Revenues for the three and nine months ended September 30, 2003 were $0.7 million and $1.5 million, respectively, as compared to $0.5 million and $0.9 million for the three and nine months ended September 30, 2002. Current year revenues consisted primarily of product sales and increased by $0.2 million and $0.6 million for the three and nine months ended September 30, 2003, respectively, as compared to the three and nine months ended September 30, 2003. We ended the third quarter with a backlog of over $1.5 million in short term sales orders and $27 million longer term (within 24 months) purchase orders and purchase agreements. There were $0.3 million and $0.3 million government R&D contract revenues for the three and nine months ended September 30, 2003, respectively, as compared to $200 and $14,000 for the three and nine months ended September 30, 2002. Government R&D contract revenues will remain significantly lower in 2003 as compared to our historical average as the company focuses on product revenues rather than performing government R&D contracts, although product revenues include sales to government contractors which are funded by government development or procurement contracts.

Costs and Expenses

Cost of Goods Sold. Cost of goods sold includes direct and indirect costs associated with production, inventory loss and outside commissions. Cost of goods sold for the three and nine months ended September 30, 2003 was $0.4 million and $1.7 million, respectively. We were not in full production in 2002 and had no cost of goods sold to compare against. Gross profit (loss) was $0.4 million and ($0.1) million, respectively, for the three and nine months ended September 30, 2003 due primarily to line stoppages resulting from lack of production materials as well as machinery downtime in the first and second quarter.

Research and Development. Research and development expenses for prior periods include salaries, development materials, equipment leases and depreciation expenses, electronics, rent, utilities and costs associated with operating our manufacturing facility. In 2003, research and development expenses included salaries, development materials and other costs specifically allocated to the development of new products. Research and development expenses were $600 and $22,000, respectively, for the three and nine months ended September 30, 2003 as compared to $1.0 million and $6.4 million respectively for the three and nine months ended September 30, 2002. Of these amounts, we received $0 in 2003, as compared to $0.3 million and $0.4 million for the three and nine months ended September 30, 2002, respectively, in cost sharing from the U.S. Government. The $1.0 million and $6.4 million decrease in gross expenses for the three and nine months ended September 30, 2003, as compared to the three and nine months ended September 30, 2002, reflects reduction in staffing and reduction in expenditures related to our difficult cash position.

Amortization of Purchased Intangibles. There was no amortization and write down of purchased intangibles expense for the three months ended September 30, 2003 as compared to $0.3 million for the three months ended September 30, 2002. Amortization of purchased intangibles expense for the nine months ended September 30, 2003 was $0.3 million, as compared to $1.0 million for the nine months ended September 30, 2002. This is the result of the purchased intangibles being fully amortized by March 31, 2003.

Gain on Payable Forgiveness. We have completed negotiations with various creditors. We have been mostly successful in obtaining lower negotiated payment requirements from our larger creditors. We have made the negotiated payments on our debt, using the funds from the April 2003 financing. A credit of ($2.8) million and ($4.7) million were recorded as a reduction of expense for the three and nine months ended September 30, 2003, respectively, from these negotiations. This also has the added benefit of removing almost all long term lease payments on our machinery.

Stock Based Compensation. Non-cash stock-based compensation expense for the three and nine months ended September 30, 2003 was $1.9 and $2.0 million, respectively, as compared to $0.3 million and $1.3 million, respectively, for the three and nine months ended September 30, 2002. The non-cash stock-based compensation expense for the three and nine months ending September 30, 2003 increased by $1.6 million and $0.7 million, respectively. This increase is primarily due to the difference between the strike price of the options set at the market price when granted in October 2002 and the price of the Company's stock on July 2, 2003 when the options granted in October 2002 were issued under the 2003 Employee Stock Option Plan. Non-cash stock-based compensation costs are the result of amortization of the intrinsic value ascribed for the issuance of stock options at the time of grant. The amortization is done over the vesting period of such options.

Selling, General and Administrative. Selling, general and administrative expenses consist principally of salaries and fees for professional services, legal fees incurred in connection with patent filings and related matters, amortization, as well as other marketing and administrative expenses. Selling, general and administrative expenses, for the three and nine months ended September 30, 2003 were $0.7 million and $2.3 million, respectively, as compared to $1.6 million and $4.9 million for the three and nine months ended September 30, 2002. The $0.9 million and $2.6 million decrease in the three and nine months ended September 30, 2003, respectively, as compared to the three and nine months ended September 30, 2002, was primarily due to the efforts of finding lower cost suppliers and equity agreements for professional fees, legal fees and insurance as well as our concentrated efforts to keep our costs lower. We expect marketing, general and administrative expenses to increase in future periods as we add to our sales staff and make additional investments in marketing activities.

Other Income (Expense). Other income (expenses) for the three and nine months ended September 30, 2003 were ($0.4) million and ($0.7) million, respectively, as compared to ($0.4) million and ($1.8) million, respectively, for the three and nine months ended September 30, 2002. While the three month comparison ending September 30, 2003 and 2002 remained unchanged, the nine month comparison decreased $1.1 million. The decrease of $1.1 million in expense for this non-cash charge for the nine months ended September 30, 2003 as compared to the nine months ended September 30, 2002 was due primarily to the increase in debt discount from the beneficial conversion of a bridge loan entered into by the company recorded in 2002. We recorded the receipt of $0.2 million from the sale of old unused equipment in the 2nd quarter of 2003.

Liquidity and Capital Resources

Current Financial Position

We have total liabilities and contractual obligations of $11,098,867 as of September 30, 2003. These contractual obligations, along with the dates on which such payments are due, are described below:

                                                  Payments Due by Period
                                                  ----------------------
Contractual Obligations             Total            One Year or Less        More than One Year
-----------------------        ----------------      ----------------        ------------------
Due to Related Parties            $        --           $         --             $          --

Notes Payable - Related
  Parties                                  --                     --                        --

Convertible Debentures             10,107,207              4,338,319                 5,768,888
Accounts Payable and
  Accrued Expenses                    991,660                309,364                   682,296
                               ----------------      ----------------        ------------------
Total Contractual
  Obligations                     $11,098,867           $  4,647,683             $   6,451,184
                               ================      ================        ==================

In April 2003, we closed on a $6.0 million financing and in January 2004 we closed on a $4.2 million financing.. We estimate that this $6.0 million financing, plus the recent $4.2 million financing is the minimum amount of funds that we require to support us until we begin realizing profits from production in sufficient amount to become profitable through production alone. No assurance can be given that our estimates will prove to be correct, or that we will generate sufficient revenues to provide positive cash flows from operations. These and other factors raise substantial doubt about our ability to continue as a going concern.

During April 2003, we reached agreements with certain creditors and these agreements were primarily conditioned upon actions to be taken and installment and buyout payments to be made by us through September 30, 2003. After making these payments, we recorded approximately $3.9 million in reduction of expenses in the financial statements ended September 30, 2003

We currently anticipate that we will continue to experience significant growth in our operating expenses for the foreseeable future and that our operating expenses will be the principal use of our cash. In particular, we expect that salaries for employees engaged in production operations, purchase of inventory and expenses of increased sales and marketing efforts would be the principle uses of cash. We expect that our cash requirements over the next 12 months will be met by a combination of additional equity or debt financing, and revenues generated by sales. We expect to continue to devote substantial resources to manufacturing, marketing and selling our products.

We have received purchase agreements for our products to be delivered now through 2004 and into early 2005. Management believes that the prospects for growth of product revenue remain high.

Our customer schedules have been necessarily pushed out due to our financing issues, but these shipments are being renegotiated now that the funding is committed. We do not currently anticipate any significant loss of business as a result of our prior financing related product ramp delays, other than the shift in delivery schedules. We must ramp our supplies and staffing quickly and efficiently to meet the anticipated shipping schedules. A significant level of effort will be required.

We are in the early phases of production, although our progress has been impeded by our prior cash position. Anticipated increased shipments in the first quarter were delayed, primarily due to our inability to purchase raw materials. Based on the planned schedule, we have resolved our supplier issues and have been able to produce quantities in the late third quarter of 2003.

Our cash requirements depend on numerous factors, including completion of our product development activities, ability to commercialize our products, timely market acceptance of our products and our customer's product, and other factors. We expect to carefully devote capital resources to continue our development programs directed at commercializing our products in our target markets, hire and train additional staff, expand our research and development activities, develop and expand our manufacturing capacity and begin production activities. Any delays could change the cash requirements of the company. While we believe that we are in position to handle a significant production increase, there can be no assurance that we will not experience some issues relating to yield and throughput risk that could result in production delays.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Revenues

Revenues decreased to $2.1 million for the year ended December 31, 2002 from $5.8 million for the year ended December 31, 2001, representing a decrease of 64%. This decrease was due primarily to the expiration of Government contracts and the concentration of the company on transitioning from research and development to product manufacturing and sales.

Research and Development Expenses

Gross research and development expenses decreased to $7.3 million for the year ended December 31, 2002 from $12.7 million for the year ended December 31, 2001, representing a 43% decrease. Of these amounts, we received $0.3 million in cost sharing from the U.S. government for the year ended December 31, 2002, and $1.6 million for the year ended December 31, 2001. The $5.4 million decrease in gross expenses for the year ended December 31, 2002 reflects reduction in staffing and reduction in expenditures related to the company's difficult cash position.

Amortization and Write-Down of Intangibles

Amortization and write down of goodwill and purchased intangibles expense decreased to $1.3 million for the year ended December 31, 2002 from $50 million for the year ended December 31, 2001. The $48.7 million decrease is primarily the result of the goodwill impairment charge recorded in 2001.

Selling, General and Administrative Expenses

General and administrative expenses decreased to $4.5 million for the year ended December 31, 2002 from $7.4 million for the year ended December 31, 2001. The decrease of $2.9 million in selling, general and administrative expenses was due primarily to changes in personnel costs, patent filings, and legal fees. We expect marketing, general and administrative expense to increase in future periods as we add to our sales staff and make additional investments in marketing activities. In addition, non-cash stock-based compensation expense was $1.6 million for the year ended December 31, 2002 versus $2.8 million for the year ended December 31, 2001. The activity, for the years ended December 31, 2002 and 2001, reflects the amortization of deferred compensation costs related to the issuance of stock options, warrants issued and re-priced warrants and options at below fair market values in the first quarter of 2000.

Other Income (Expense)

Other expenses increased to ($2.3) million for the year ended December 31, 2002 from ($1.4) million for the year ended December 31, 2001. The increase of $0.9 million was due primarily to increased interest expense. Interest expense increase was primarily due to the beneficial conversion of debt totaling approximately $888,000.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB, issued SFAS, No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 addresses financial accounting and reporting for the retirement obligation of an asset. This statement provides that companies should recognize the asset retirement cost at its fair value as part of the cost of the asset and classify the accrued amount as a liability. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. The Statement will be effective for fiscal years beginning after June 15, 2002. On January 31, 2003, eMagin adopted SFAS No. 143. The adoption of this standard did not have a significant impact on eMagin's consolidated financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement eliminates the requirement under SFAS 4 to aggregate and classify all gains and losses from extinguishment of debt as an extraordinary item, net of related income tax effect. This statement also amends SFAS 13 to require that certain lease modifications with economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. In addition, SFAS No. 145 requires reclassification of gains and losses in all prior periods presented in comparative financial statements related to debt extinguishment that do not meet the criteria for extraordinary item in Accounting Principles Board Opinion ("APB") 30. The statement is effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. The Company adopted SFAS No. 145 on January 1, 2003, the adoption had no effect on the financial results of the Company.

On July 30, 2002, The FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. eMagin adopted SFAS No. 146 as of January 1, 2003. Upon adoption of SFAS 146, there was no effect on its financial position, cash flows or results of operations.

In November 2002, the EITF reached a consensus on Issue 00-21 ("EITF 00-21"), "Multiple-Deliverable Revenue Arrangements." EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services, and/or rights to use assets. The consensus mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for separately because they are separate units of accounting. The guidance can affect the timing of revenue recognition for such arrangements, even though it does not change rules governing the timing or pattern of revenue recognition of individual items accounted for separately. The final consensus will be applicable to agreements entered into in fiscal periods beginning after June 15, 2003 with early adoption permitted. Additionally, companies will be permitted to apply the consensus guidance to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes." Upon adoption of EIFT 00-21, there was no effect on its financial position, cash flows or results of operations.

On April 30, 2003, the FASB issued Statement No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133, and it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and is to be applied prospectively. Upon adoption of SFAS No. 149, there was no effect on its financial position, cash flows or results of operations.

On May 15, 2003, the FASB issued Statement No. 150 ("FAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments.

o mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets

o instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts

o obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares.

FAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in FAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Upon adoption of SFAS No. 150, there was no effect on its financial position, cash flows or results of operations.

                                    BUSINESS

Introduction

eMagin Corporation designs, develops, and markets OLED's, or organic light emitting diodes, OLED-on-silicon microdisplays and related information technology solutions. We integrate OLED technology with silicon chips to produce high-resolution microdisplays smaller than one-inch diagonally which, when viewed through a magnifier, create a virtual image that appears comparable to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer, or OEM, customers to develop and market improved or new electronic products. Our first commercial product, the SVGA+, or Super Video Graphics Array, plus 52 added columns of data, OLED microdisplay was first offered for sampling in 2001, and our first SVGA-3D, the Super Video Graphics Array plus built-in stereovision capability, OLED microdisplay was first shipped in February 2002. We are now accepting purchase agreements for larger quantities of our first two commercial microdisplay products. These products are being applied or considered for near-eye and headset applications in products such as entertainment and gaming headsets, handheld Internet and telecommunication appliances, viewfinders, and wearable computers to be manufactured by OEM customers for military, medical, industrial, and consumer applications. We market our products in North American, Europe, and Asia.

Our OLED-on-silicon microdisplays offer a number of advantages over current liquid crystal microdisplays, including increased brightness, lower power requirements, less weight and wider viewing angles. Using our active matrix OLED technology, many computer and video electronic system functions can be built directly into the OLED-on-silicon microdisplay, resulting in compact systems with expected lower overall system costs relative to alternate microdisplay technologies. We license fundamental OLED technology from Eastman Kodak and we have developed our own technology to create high performance OLED-on-silicon microdisplays and related optical systems. The worldwide market for OLED displays amounted to $91 million in 2002, will reach $215 million in 2003 and will grow to $3.1 billion in 2009, for a compound annual growth rate of 56 percent from 2003 to 2009, according to iSuppli/Stanford Resources research reported in April 2003.

As the first to exploit OLED technology for microdisplays, and with our partners and intellectual property, we believe that we enjoy a significant advantage in the commercialization of this display technology. We are the only company to announce, publicly show and sell full-color OLED-on-silicon microdisplays.

Our wholly owned subsidiary, Virtual Vision, Inc., provides added value services to our customers by providing non-recurring engineering support for virtual imaging subsystem design and prototyping, as well as by creating standardized optic and electronics interfaces to our displays to accelerate the time to market of our new potential customers.

Industry Overview

The overall flat panel display industry is predicted to grow to over $69 billion in 2005, according to market research by DisplaySearch. Within the flat panel industry there are various sizes and applications of flat panel displays, ranging from wall size signage to calculator and viewfinder displays. Displays are sold as independent products (such as flat TVs) or as components of other systems (such as laptop computers). Our products target one segment of the flat panel industry - near-eye microdisplays.

Near-eye microdisplays are used in small optically magnified devices such as video headsets, camcorders, viewfinders and other portable devices. Microdisplays are typically of such high resolution that they are only practically viewed with magnifying optics. Although the displays are typically physically smaller than a postage stamp, they can provide a magnified viewing area similar to that of a full size computer screen. For example, when magnified through a lens, a high-resolution 0.5-inch to 0.75-inch diagonal display can appear comparable to a 19 to 21-inch diagonal computer screen at about 2 feet from the viewer or a 60-inch TV screen at about 6 feet. One version of our optics recreates the viewing and sound experience of sitting in the middle seat of a typical movie theater.

The microdisplay market, according to McLaughlin Consulting Group in a report issued in November 2002, is expected to grow on a unit basis at 20% per year, from a base of less than $1 billion in 2002 to more than $1.4 billion by 2006. Another leading industry market research organization, DisplaySearch, projects that the overall microdisplay market is expected to grow to $3.1 billion by 2005.

We believe that the most significant driver of the microdisplay market is growing consumer demand for mobile access to larger volumes of information and entertainment in smaller packages. This desire for mobility has resulted in the development of microdisplay products in two categories: (i) near-eye microdisplays incorporated in products such as viewfinders, digital cameras, video cameras and personal viewers for cell phones and (ii) headset-application platforms which include mobile devices such as notebook and sub-notebook computers, wearable computers, portable DVD systems, games and other entertainment.

Until now, microdisplay technologies have not simultaneously met all of the requirements for high resolution, full color, low power consumption, brightness, lifetime, size and cost which are required for successful commercialization in OEM consumer products. We believe that our new OLED-on-silicon microdisplay product line meets these requirements better than alternate products and will help to enable virtual imaging to emerge as an important display industry segment.

Our Approach: OLED-on-Silicon Microdisplays and Optics

There are two basic classes of organic light emitting diode, or OLED, technology, dubbed molecular and polymer. Our microdisplays are currently based upon active matrix molecular OLED technology, which we call OLED-on-silicon because we build the displays directly on silicon chips. Our OLED-on-silicon technology uniquely permits millions of individual low-voltage light sources to be built on low-cost, silicon computer chips to produce single color, white, or full-color display arrays. OLED-on-silicon microdisplays offer a number of advantages over current liquid crystal microdisplays, including increased brightness, lower power requirements, less weight and wider viewing angles. Using our OLED technology, many computer and video electronic system functions can be built directly into the silicon chip, under the OLED film, resulting in very compact, integrated systems with lowered overall system costs relative to alternate technologies.

We have developed our own proprietary technology to create high performance OLED-on-silicon microdisplays and related optical systems and we license fundamental OLED technology from Eastman Kodak. (See "Intellectual Property" and "Strategic Relationships") We expect that the integration of our OLED-on-silicon microdisplays into mobile electronic products will result in lower overall system costs to our original equipment manufacturer customers.

We believe that our OLED-on-silicon microdisplays represent a new generation of microdisplay technology. Because our microdisplays generate and emit light, they have a wider viewing angle than competing liquid crystal microdisplays, and because they have the same high brightness at all forward viewing angles, our microdisplays permit a large field-of-view and superior optical image. The wider viewing angle of our display results in the following superior optical characteristics:

o the user does not need to as accurately position the head-wearable display to the eye;

o    the image will change minimally with eye movement and appear more natural;
     and

o the display can be placed further from the eye and not cut off part of the image.

In addition, our OLED-on-silicon microdisplays offer faster response times and use less power than competitive liquid crystal microdisplay systems. We expect that our integrated electronics and unique OLED characteristics, coupled with our lenses, will result in lower overall system costs for OEMs.

Our OLED microdisplay stores, until refreshed, all the color and luminance value information at each of the more than 1.5 million picture elements, or pixels, in the display array, eliminating the flicker or color breakup seen by most other high-resolution microdisplay technologies. Even power efficient frame rates as low 30 Hz can usually be used effectively. Power consumption at the system level is expected to be the lowest of any full-color, full-video SVGA resolution range, large view microdisplay on the market. The OLED's ability to emit light at wide angles allows customers to create large field of view (approx. 40 degrees), wide image capture range images from very compact, low-cost, one-piece optical systems. The display contains the majority of the electronics required for connection to the RGB (red, green, blue signal) port of a portable computer imbedded in its silicon chip backplane, thereby eliminating many other components required by other display technologies such as D-A converters, application-specific integrated circuits (ASICs), light sources, multiple optical elements, and other components. We believe that these features enable our new class of microdisplay to potentially be the most compact, highest image quality, and lowest cost solution for high resolution near-eye applications, once in full production.

We have commercialized two products, our SVGA+ resolution microdisplay , which contains 1.53 million picture elements, and our stereovision-capable SVGA-3D microdisplay, which contains 1.44 million picture elements. We are currently developing a military and industrial oriented ultra-high-luminance monochrome SXGA integrated circuit, which contains 1280x1024 picture elements, that is due for completion in 2004. We sell our OLED-on-silicon microdisplays for use as components by customers who prefer to design and build their own lenses or coupled with our own optics. We also plan to offer OLED processing on our customers' integrated circuits to some OEMs who design their own integrated circuits. We provide Developer Kits, which include a color SVGA+ resolution microdisplay and associated electronics required for OEMs to build and test new products. This developer kit provides OEMs with the first opportunity for evaluation of an OLED-on-silicon microdisplay.

Our Products

We offer our products to Original Equipment Manufacturers and other large volume buyers as both separate components and integrated bundles in a three-tiered platform:

(1) OLED-on-silicon microdisplays for integration into OEM products for consumer, industrial, and military markets;

(2) Microviewer(TM) modules that incorporate our OLED-on-silicon microdisplays with compact lenses and electronic interfaces for integration into OEM products for consumer, industrial, and military markets. These products have been prototyped and are planned;

(3) Head-wearable display systems that will incorporate our Microviewers(TM) for consumer and industrial markets. These products have been prototyped and are planned.

We also plan to offer engineering support and a variety of support products, enabling customers to quickly integrate our products into their own product development programs.

(1) OLED Microdisplay Products

We serve as a component manufacturer by supplying our OLED-on-silicon microdisplays for those customers who have their own lenses or integrated circuits. Our first commercial microdisplay products include:

0.62-inch Diagonal SVGA+ (Super Video Graphics Array plus 52 added columns of data) for Consumer OEMs. This display has a resolution of 852 x 3 x 600 pixels, and was dubbed "SVGA+" because it has 52 more display columns than a standard SVGA display. The design permits users to run either (1) standard SVGA (800 x 600 pixels) to interface to the analog output of many portable computers or (2) 852 x 480, using all the data available from a DVD player in a 16:9 wide screen entertainment format. The SVGA+ can be made as a full-color or monochrome microdisplay primarily for high-performance and large-view consumer OEM products such as games, video/data head-wearable displays, digital cameras, video cameras and other portable electronics applications. The display also has an internal NTSC monochrome video decoder for low power night vision systems. This product is designed to interface with most portable personal computers.

0.59-inch Diagonal SVGA-3D (Super Video Graphics Array plus built-in stereovision capability) for Consumer OEMs. This display has a resolution of 800 x 3 x 600 pixels. The SVGA-3D can be made as a full-color or monochrome microdisplay primarily for high-performance and large-view consumer OEM products such as personal computer games and video/data head-wearable displays, but is also designed to be applicable for digital cameras, video cameras and other portable electronics applications since the 3D feature is optional. A built-in circuit provides compatibility with single channel frame sequential stereoscopic vision without additional external components. In high volumes, the SVGA-3D is priced lower than the SVGA+, so it is likely to be selected whenever the OEM customer does not need monochrome NTSC or the extra columns of resolution.

0.98-inch Diagonal SXGA (Super Extended Video Graphics Array) for Industrial, Medical and Military Applications. We are developing an introductory SXGA microdisplay product as a personal computer-compatible headset display for military, medical, high-end commercial, and industrial applications. This product will have 1280 x 1024 monochrome pixels and will be adaptable to color VGA resolution. The display will have a capability for very high luminance. We expect that this display will be able provide over 30,000 Cd/m2 luminance. For reference, a typical notebook computer operates at 80 Cd/m2 peak luminance. This digital video and data interface product is being designed to exhibit a wide dimming range and high luminance for special military applications. We anticipate that the performance features of the SXGA, such as high-speed digital video and 256 gray levels, have the potential to serve as a catalyst for the development of new applications.

(2) Microviewer(TM) Products Incorporating Lenses

By providing an integrated solution of a complete microdisplay and lens assembly to integrate into OEM customers' end product design, OEM customers can avoid incurring expensive optics design and tooling costs. Different lens and microdisplay specifications can be mixed and matched to be adapted to many end products.

We have developed advanced lens technology for several applications and hold key patents on low cost, high performance lens technology for microdisplay applications. Our lens technology permits our OLED-on-silicon microdisplays to provide large field of view images that can be viewed for extended periods with reduced eye-fatigue.

We intend to sell Microviewer(TM) modules to OEMs for integration with their branded products, or incorporated into eGlass(TM) Personal Viewer(TM) head-wearable displays to be supplied by our subsidiary, Virtual Vision, Inc. Some of our potential customers have stated a preference for Microviewers(TM) over microdisplays since Microviewers(TM) incorporate lenses which save OEMs a step in their manufacturing process and can save them the long time required to develop a high performance lens system.

(3) eGlass(TM) Personal Viewer(TM) Head-Wearable Systems

Personal Viewer(TM) head-wearable systems, such as our eGlass(TM) Personal Viewer(TM), give users the ability to work with their hands while simultaneously viewing information or video on the display. Our head-wearable displays enable more versatile portable computing, capable of delivering an image that appears comparable to that of a 19-inch monitor at 22 to 24 inches from the eye using a 0.59-inch diagonal microdisplay (SVGA-3D). We believe that Personal Viewer head-wearable displays will fill the increasing demand for instant data accessibility in mobile workplaces. We expect to sell the head-wearable displays primarily to OEM systems and equipment customers through direct sales and our e-commerce website which is under development.

We believe that our strategy of offering our products both as separate components and as integrated bundles that include microdisplays and lenses will allow us to address the needs of the largest number of potential customers.

Prior Product and Technology Awards

o Dual Use Technology Achievement Award

March 2002. eMagin and the US Air Force Armstrong Laboratory received first place for the US Air Force and was recognized as one of the best dual use technologies in 2001 recognition across all branches of the Armed Services for the Second Annual Dual Use Science and Technology Achievement Award awarded by the Deputy Under Secretary for Defense, Charles J. Holland. The award recognizes the best dual use programs and honors those responsible for developing and implementing technology beneficial to both military and commercial sectors.

o    2001 Product of the Year

January 17, 2001. eMagin received a 2001 Product-of-the-Year Award from Electronic Products Magazine, honoring eMagin for the development of its first-of-class high-resolution active matrix OLED-on-silicon microdisplay, based on significant advances in technology.

o    2001 U.S. Army Phase II Quality Award

August 21, 2001. eMagin received a 2001 US Army SBIR (Small Business Innovation Research) Phase II Quality Award for the development of high-resolution active matrix OLED microdisplays for incorporation into military head-mounted displays. The annual Quality Awards Program recognizes top quality Army Phase II projects for their technical achievement, contribution to the Army and potential for commercial use. Selected by a distinguished panel of Army and industry experts, eMagin's project was among only five selected to receive a 2001 U.S. Army SBIR Phase II Quality Award through the rigorous Quality Awards competition.

o    Display of the Year 2000 Gold Award

June 6, 2001. eMagin was honored by The Information Display Magazine and Society Information Display with the Display of the Year Gold Award for its OLED-on-Silicon microdisplay. The Display of the Year Award was established in 1995 to recognize outstanding products chosen for their innovation and potential impact on current and future display markets. An international committee of distinguished display technologists and leading editors in a four-month process of nominations and voting made the selection.

Our Market Opportunity

The growth potential of our selected target market segments have been investigated using information gathered from key industry market research firms, including Display Search, Frost and Sullivan, Fuji-Chimera, International Data Corporation, Nikkei, SEMI, Stanford Resources-iSuppli and others. Such data was obtained using published reports and data obtained at industry symposia. We have also relied substantially on market projections obtained privately from industry leaders, industry analysts, and potential customers.

We believe that the consumer oriented, virtual-imaging market is characterized by about 20 large OEMs that, collectively, dominate 90% of the market. The non-consumer market consists of niches - industrial, medical, military, arcade games, 3-D CAD/Virtual Reality, and wearable computers. Within each of these market sectors, we believe that our microdisplays, when combined with compact optic lenses, will become a key component for a number of mobile electronic products. We are targeting the following applications:

(1) Near-Eye Viewers for Digital Cameras, Camcorders and Hand-held Internet and Telecommunications Appliances

We believe that our microdisplays will enhance near-eye applications in the following groups of products:

o Digital cameras and camcorders, which typically use direct view displays at low resolution, offer a small visual image, and are difficult to see on sunny days. According to Display Search, 41 million digital cameras and 13 million camcorders are expected to be sold in 2005. Some of these products may incorporate microdisplays as high-resolution viewfinders which would permit individuals to see enlarged, high-resolution proofs immediately upon taking the picture, giving them the opportunity to retake a poor shot.

o Mobile phones and other hand-held Internet and telecommunications appliances which will enable users to access full web and fax pages, data lists and maps in a pocket-sized device. According to the Fuji Chimera Research Institute, an industry market research organization, by 2005 the cellular phone and handheld portable digital assistant markets will grow to 655 million units and 20 million units, respectively. Some of these products may eventually incorporate our microdisplays. In order for the high-resolution wireless telecommunications market to develop, Generation 3
     (G3) high-speed data transmission must become widely available. The current cost and limited availability of broadband services has impeded the development of this market, but several telecommunication companies have prototype programs in progress which incorporate our microdisplay products.

For each of these applications, we anticipate that our microdisplays, combined with compact optic lenses, will offer higher resolution, lower power and system cost and achieve larger images than are currently available in the consumer market. As a result, we believe that we can obtain a sizeable share of the market for the display components of these mobile electronic products.

(2) Head-wearable Display Platforms

Head-wearable displays incorporate microdisplays mounted in or on eyeglasses, goggles, simple headbands, helmets, or hardhats, and are often referred to as HMDs or headsets. Head-wearable displays may block out surroundings for a fully immersive experience, or be designed as "see-through" or "see-around" to the user's surroundings. They may contain one (monocular) or two (binocular) displays. Some of the increased current interest is due to accelerating the timetable to adapt such systems to military applications such as night vision and fire and rescue applications. These have military, commercial, and consumer applications.

Military

Military demand for head-wearable displays is currently being met with microdisplay technologies that we believe to be inferior to our OLED-on-silicon products. The new generation of soldiers will be highly mobile, and will often need to carry highly computerized communications and surveillance equipment. To enable interaction with the digital battlespace, rugged, yet lightweight and energy efficient technology is required. Currently available microdisplay technologies do not meet the requirements for low power, hands-free, day and night-viewable displays. Our OLED microdisplays demonstrate performance characteristics important to military and other demanding commercial and industrial applications including high brightness and resolution, wide dimming range, wider temperature operating ranges, shock and vibration resistance and insensitivity to high G-forces. The image does not suffer from flicker or color breakup in vibrating environments, and the microdisplay's wide viewing angle allows ease of viewing for long periods of time. The OLED's very low power consumption reduces battery weight and increases allowed mission length. Properly implemented, we believe that head-mounted systems incorporating our microdisplays will increase effectiveness by allowing hands-free operation and increasing situational awareness with enough brightness to be used in daylight, yet controllable for nighttime light security. The OLED's wide temperature range is especially of interest for military applications because the display can turn on instantly at temperatures far below freezing and can operate at very high temperatures in desert conditions.

Our OLED microdisplays were selected for several aircraft vehicles and soldier applications, including the US Army Land Warrior 1.0 and 2.0 programs and the US Air Force Joint Strike Fighter, among others. Land Warrior, a core program in the Army's drive to digitize the battlefield, is an integrated digital system that incorporates computerized communication, navigation, targeting and protection systems for use by the twenty-first century infantry soldier. Kaiser Electro-Optics, a Rockwell Collins company and the principal contractor for the US Army's Land Warrior HMD system, and eMagin will apply their respective expertise in HMD and imaging technology to develop rugged, yet lightweight and energy efficient products meeting the requirements of tomorrow's soldier. The US Army expects to initially equip more than 40,000 soldiers with the Land Warrior system. The current overall redesign of the Land Warrior system by General Dynamics and Rockwell Collins has delayed increased volume use of displays beyond small quantities for that program until a future date to be determined. Our display is also used in Kaiser Electro-Optics, Inc.'s commercially available ProView S035 Monocular HMD. Night Vision Equipment Company supplies a lightweight, military helmet mounted thermal imager incorporating our displays. The US Air Force has selected our OLED microdisplay technology for incorporation into the Strike Helmet 21 system that uses Integrated Panoramic Night Vision Goggles in avionics helmets. The Strike Helmet 21 system is targeted for integration into F-15E aircraft in 2004 time period. We cannot assure that Government will remain on schedule. Similar systems are of interest for other military applications as well as for related operations such as fire and rescue.

Commercial, Industrial, and Medical

We believe that a wide variety of commercial and industrial markets offer significant opportunities due to increasing demand for instant data accessibility in mobile workplaces. Some examples of microdisplay applications include: immediate access to inventory such as parts, tools and equipment availability; instant accessibility to maintenance or construction manuals; routine quality assurance inspection; and real-time viewing of images and data. Commercial products in these sectors include Sage Technologies, Ltd.'s Helmet Vue (TM) Thermal Imaging System and an upcoming accessory to Antelope Technolgies' MCC Wearable Computing system, which incorporates IBM's wearable PC technology VRmagic GmbH, a leading developer of virtual reality simulators, is using our OLED microdisplays in VRmagic's EYESI (TM) surgical training equipment.

Consumer

We believe that our head-wearable display products will enhance the following consumer products:

o Entertainment and gaming video headset systems, which permit individuals to view television, including HDTV, video CDs, DVDs and video games on virtual large screens or stereovision in private without disturbing others. Even though entertainment and gaming headsets represent an emerging product class, we are seeing demand from OEMs. Headset game systems for portable computers with head tracking and/or stereovision appears to be our predominant high quantity near term market opportunity, with several customers indicating an interest in large production quantities of our displays. Our current SVGA-3D display was designed specifically for this market. We believe that these new headset game systems can provide a game or telepresence experience not otherwise practical using conventional direct view display technology. We expect low cost to be important for success in this field, and expect our product cost to decrease in high quantity production. . Recently, eMagin announced that Leadtek Research Inc. (Taiwan) was planning to introduce a consumer HMD during 2004 using eMagin SVGA-3D displays.

o Notebook computers, which can use head-wearable devices to reduce power as well as expand the apparent screen size and increase privacy. Current notebook computers do not use microdisplays. Our products can apply not only to new models of notebook computers, but also as aftermarket attachments to older notebooks still in use. We expect to market our head-wearable displays to be used as plug-in peripherals to be compatible with most notebook computers. We believe that the SVGA-3D microdisplay is well suited for most portable PC headsets. Our microdisplays can be operated using the USB power source of most portable computers. This eliminates added power supplies, batteries, and rechargers and reduces system complexity and cost.

o Handheld personal computers, whose small, direct view screens are often limitations, but which are now capable of running software applications that would benefit from a larger display. Microdisplays can be built into handheld computers to display more information content on virtual screens without forfeiting portability or adding the cost a larger direct view screen. Microdisplays are not currently used in this market. We believe that GPS viewers and other novel products are likely to develop as our displays become more available.

o Highly compact wearable computers and personal digital assistants, or PDAs using video headsets as screens can be made possible by high-resolution microdisplays. A lightweight pocketsize computer that is under one pound can potentially be created with a foldout keyboard, compact input device, or voice actuation and a headset that provides a near-desktop personal computer experience.

The combination of power efficiency, high resolution, low systems cost, brightness and compact size offered by our OLED-on-silicon microdisplays has not been made available to makers and integrators of existing entertainment and gaming video headset systems, notebook computers and handheld computers. We believe that our microdisplays will catalyze the growth of new products and applications such as lightweight wearable computer systems.

Selected Applications by Market Sector

----------------------------------- ----------------------------------------------------------------------
    Sector                          Representative Applications
----------------------------------- ----------------------------------------------------------------------
Portable Computer Peripheral        |X|      Notebook and SuperSubnotebook computer headsets
                                    |X|      Miniature data viewers
----------------------------------- ----------------------------------------------------------------------
Entertainment                       |X|      Games
                                    |X|      Headset Television/DVDs
----------------------------------- ----------------------------------------------------------------------


Industrial, Medical, &              |X|      Surgery and Dentistry
Administration                      |X|      Industrial Control and Safety
                                    |X|      Emergency Services
                                    |X|      Inventory and Retail
                                    |X|      Institutional Control
                                    |X|      Maintenance (Industry & Consumer)
                                    |X|      Communications
                                    |X|      Finance
                                    |X|      Education and Training
----------------------------------- ----------------------------------------------------------------------
Military                            |X|      Communications
                                    |X|      Targeting and Enhanced Vision
                                    |X|      Handheld & Headmount Equipment
                                    |X|      Body worn displays
                                    |X|      Avionics (Helmet mount)
                                    |X|      Ground and Water Vehicles
                                    |X|      Maintenance & Training
                                    |X|      Special Applications
----------------------------------- ----------------------------------------------------------------------
Telecommunications, Handheld, and   |X|      Cell Phones/Headset phones
Small Instruments                   |X|      Handheld & Portable Internet Viewers
                                    |X|      Smart Appliances & Instruments
----------------------------------- ----------------------------------------------------------------------
Advanced Computer                   |X|      CAD/CAM
Applications                        |X|      Virtual Reality and Simulations
                                    |X|      Ultra-High Resolution
----------------------------------- ----------------------------------------------------------------------

Our Strategy

Our strategy is to establish and maintain a leadership position as a worldwide supplier of microdisplays and virtual imaging technology solutions for applications in high growth segments of the electronics industry by capitalizing on our leadership in both OLED-on-silicon technology and microdisplay lens technology. We aim to provide microdisplay and complimentary accessories to enable OEM customers to develop and manufacture new and enhanced electronic products. Some key elements of our strategy to achieve these objectives include the following:

Leverage our superior technology to establish a leading market position. As the first to exploit OLED-on-silicon microdisplays, we believe that we enjoy a significant advantage in bringing this technology to market.

Develop products for large consumer markets via key relationships with OEMs. Our relationships with OEMs whose products use microdisplays have allowed us to identify initial microdisplay products to be produced for entertainment, industrial, and military headsets, to be followed by other applications such as digital cameras, camcorders and hand-held Internet and telecommunications appliances. We target markets which we believe to have long-term growth potential.

Reduce production costs. We intend to reduce our production costs by lowering our fixed costs and improving our manufacturing yields.

Optimize manufacturing efficiencies by outsourcing while protecting proprietary processes. We intend to outsource certain capital-intensive portions of microdisplay production, such as chip fabrication, to minimize both our costs and time to market. We intend to retain the OLED application and OLED sealing processes in-house. We believe that these areas are where we have a core competency and manufacturing expertise. We also believe that by keeping these processes under tight control we can better protect our proprietary technology and process know-how. This strategy will also enhance our ability to continue to optimize and customize processes and devices to meet customer needs. By performing the processes in-house we can continue to directly make improvements in the processes which will improve device performance. We also retain the ability to customize certain aspects such as color balance, which is known as chromaticity, as well as specialized boards or interfaces, and to adjust other parameters at the customer's request. In the area of lenses and head-wearable displays, we intend to focus on design and development, while working with third parties for the manufacture and distribution of finished products. We intend to prototype new optical systems, provide customization of optical systems, and manufacture limited volumes at our subsidiary, Virtual Vision, but intend to outsource high volume manufacturing operations. There are numerous potential plastics, PC Board, and assembly service companies globally that provide these outsource services.

Build and maintain strong internal design capabilities. As more circuitry is added to OLED-on-silicon devices, the cost of the end product using the display can be decreased; therefore integrated circuit design capability will become increasingly important to us. To meet these requirements, we intend to develop in-house design capabilities. Building and maintaining this capacity will allow us to reduce engineering costs, accelerate the design process and enhance design accuracy to respond to our customers' needs as new markets develop. In addition, we intend to maintain a product design staff capable of rapidly developing prototype products for our customers and strategic partners. Contracting third party design support to meet demand and for specialized design skills will also remain a part of our overall long term strategy.

Our Strategic Relationships

Strategic relationships have been an important part of our research and development efforts to date and are an integral part of our plans for commercial product launch. We have forged strategic relationships with major OEMs and strategic suppliers. We believe that strategic relationships allow us to better determine the demands of the marketplace and, as a result, allow us to focus our future research and development activities to better meet our customer's requirements. Moreover, we expect to provide microdisplays and Microviewers(TM) to some of these partners, thereby taking advantage of established distribution channels for our products.

Eastman Kodak is a technology partner in OLED development, OLED materials, and a potential future customer for both specialty market display systems and consumer market microdisplays. We license Eastman Kodak's OLED and optics technology portfolio. We have a nonexclusive, perpetual, worldwide license to use Eastman Kodak patented OLED technology and associated intellectual property in the development, use, manufacture, import and sale of microdisplays. The license covers emissive active matrix microdisplays with a diagonal size of less than 2 inches for all OLED display technology previously developed by Kodak. An annual minimum royalty is paid at the beginning of each calendar year and is fully creditable against the royalties we are obligated to pay based on net sales throughout the year. Eastman Kodak and eMagin have engaged in numerous discussions regarding potential product applications for eMagin's microdisplays by Eastman Kodak.

We are working in cooperation with the US Air Force, Ball Aerospace, ITT, and Kaiser Electro-optics, a subsidiary of Rockwell Collins, to complete development and characterization of our high brightness SXGA microdisplay.

We have recently announced the execution of an agreement with a major manufacturing partner to develop two new products: an enhanced version of our SVGA-3D microdisplay with new imbedded features for consumer head-mounted displays and high resolution games, and a new QVGA and/or VGA viewfinder microdisplay for camcorder and digital cameras, web phones, and low end games.

We are a member of the United States Display Consortium, a cooperative agency of display and related technology manufacturers whose charter is to support continued progress of the display industry. We intend to continue to establish additional strategic relationships in the future.

Our Technology Platforms

OLED-on-Silicon Technology

Scientists working at Eastman Kodak invented OLEDs in the early 1980s. OLEDs are thin films of stable organic materials that emit light of various colors when a voltage is impressed across them. OLEDs are emissive devices, which means they create their own light, as opposed to liquid crystal displays, which require a separate light source. As a result, OLED devices use less power and can be capable of higher brightness and fuller color than liquid crystal microdisplays. Because the light they emit is Lambertian, which means that it appears equally bright from most forward directions, a moderate movement in the eye does not change the image brightness or color as it does in existing technologies. OLED films may be coated on computer chips, permitting millions of individual low-voltage light sources to be built on silicon integrated circuits to produce single color, white, or full-color display arrays. Many computer and video electronic system functions can be built directly into a silicon integrated circuit as part of the OLED display, resulting in an ultra-compact system. We believe these features, together with the well-established silicon integrated circuit fabrication technology of the semiconductor industry, make our OLED-on-silicon microdisplays attractive for numerous applications.

We believe our technology licensing agreement with Eastman Kodak, coupled with our own intellectual property portfolio, gives us a leadership position in OLED and OLED-on-silicon microdisplay technology. Eastman Kodak provides OLED technology and we provide additional technology advancements that have enabled us to coat the silicon integrated circuits with OLEDs.

We have developed numerous and significant enhancements to OLED technology as well as key silicon circuit designs to effectively incorporate the OLED film on a silicon integrated circuit. For example, we have developed a unique, up-emitting structure for our OLED-on-silicon devices that enables OLED displays to be built on opaque silicon integrated circuits rather than only on glass. Our OLED devices can emit full visible spectrum light that can be isolated with color filters to create full color images. Our microdisplay prototypes have a brightness that can be greater than that of a typical notebook computer and can have a potential useful life of over 50,000 operating hours, in certain applications. New materials and device improvements in development offer future potential for even better performance for brightness, efficiency, and lifespan. Additionally, we have invested considerable work over several years to develop unique electronics control and drive designs for OLED-on-silicon microdisplays.

In addition to our OLED-on-silicon technology, we have developed compact optic and lens enhancements which, when coupled with the microdisplay, provide the high quality large screen appearance that we believe a large proportion of the marketplace demands.

Advantages of OLED Technology

We believe that our OLED-on-silicon technology provides significant advantages over existing solutions in our targeted microdisplay markets. We believe these key advantages will include:

o    Low manufacturing cost;

o    Low cost system solutions;

o    Wide angle light emission resulting in large apparent screen size;

o    Low power consumption for improved battery life and longer system life;

o    High brightness for improved viewing;

o    High-speed performance resulting in clear video images;

o    Wide operating temperature range; and

o    Good environmental stability (vibration and humidity).

Low manufacturing cost. Many OLED-on-silicon microdisplays can be built on an 8-inch silicon wafer using existing automated OLED and color filter processing tools. The level of automation used lowers labor costs. Only a minute amount of OLED material is used in each OLED-on-silicon microdisplay so that material costs, other than the integrated circuit itself, are small. The number of displays per silicon wafer may be higher on OLEDs than on liquid crystal displays, or LCDs, because OLEDs do not require a space-wasting perimeter seal band.

Low cost systems solutions. In general, an OEM using OLED-on-silicon microdisplays will not need to purchase and incorporate lighting assemblies, color converter related Applications Specific Integrated Circuits, or ASICs, or beam splitter lenses as is the case in liquid crystal microdisplays, which also require illumination. Many important display-related system functions can be incorporated into an OLED-on-silicon microdisplay, reducing the size and cost of the system. Non-polarized light from OLEDs permit lenses for many OLED-on-silicon applications that are made of a single piece of molded plastic, which reduces size, weight and assembly cost when compared to the multipiece lens systems used for liquid crystal microdisplays. System cost relative to liquid crystal and liquid crystal on silicon, or LCOS competitive products is thus reduced. Because our displays are power efficient, they typically require less power at the system level than other display technologies at a given display size and brightness.

Wide-angle light emission simplifies optics for large apparent screen size. OLEDs emit light at most forward directions from each pixel. This permits the display to be placed close to the lens in compact optical systems. It also provides the added benefit of less angular dependence on the image quality relative to pupil and eye position when showing a large field of view, unlike reflective LCOS microdisplays. This results in less eye fatigue and makes it relatively easy to Low power consumption for improved battery life and longer system life. OLEDs emit light rather than transmitting it, so no power-consuming backlight or frontlight, as required for liquid crystal displays, is required. OLEDs can be energy efficient because of their high efficiency light generation. Furthermore, OLEDs conserve power by powering only those pixels that are on while liquid crystal on silicon requires light at all pixels all the time. Most optical systems used for our OLEDs are highly efficient, permitting over 80% of the light to reach the eye, whereas reflective technologies such as liquid crystal on silicon require multiple beam splitters to get light to the display, and then into the optical system. This results in typically less than 25% light throughput efficiency in reflective microdisplay systems. Most important, we do not need a power-hungry video frame buffer, as required in liquid crystal frame-sequential color systems. Battery life can therefore be long.

High brightness for improved viewing. This feature can be of great value to military applications, where there is a need to see the computer image overlaid onto brightly lit real-life backgrounds such as desert sand, water reflections or sunlit clouds. The OLED can be operated over a large luminance range without loss of gray level control, permitting the displays to be used in a range of dark environments to very bright ambient applications. Since military simulation and situation awareness applications, including night vision, typically require large fields of view, the OLED's Lambertian optical characteristics make it an excellent choice.

High-speed performance resulting in clear video images. The OLEDs switch much more rapidly than liquid crystals or most cathode ray tubes, or CRTs. This results in smear-free video rate imagery and provides improved image quality for DVD playback applications. This eliminates visible image smear and makes practicable three-dimensional stereo imaging using a split frame rate. This advantage of our OLED-on-silicon is very important for 3-D stereovision gaming applications.

Flicker-free; no color breakup. Because the OLED-on-silicon stores brightness and color information at each pixel, the display can be run with no noticeable flicker and no color sequential breakup, even at low refresh rates. A lower refresh rate not only helps reduce power, it also facilitates system integration. Color sequential breakup occurs in systems such as liquid crystal on silicon and some liquid crystal display microdisplays when red, green and blue frames are sequentially imaged in time for the eye to combine. Since the different color screens occur at different times, movement of the eye due to vibration or just fast pupil movement can create color bands at each dark-light edge, making the image unpleasant to view and making text difficult to read. For example, the liquid crystal on silicon display needs to run at least three times the "normal" frame rate or speed to produce color sequential images, which wastes power and makes for a difficult technological challenge as display resolutions increase.

Wide operating temperature range. Our OLEDs offer much less temperature sensitivity at both high and low temperatures than LCDs. LCDs are sluggish or non-operative much below freezing unless heaters are added and lose contrast above 50 degrees Celsius, while our OLEDs turn on instantly and can operate between -55 degrees Celsius and 130 degrees Celsius. We specify a smaller range on most products to accommodate low cost packaging. This is an important characteristic for many portable products that may be used outdoors in many varying environmental conditions. It is especially important for military customers. Insensitivity to vibration, shock, and pressure are also important environmental control attributes.

Complementary Lens and System Technology

We have developed a wide range of technologies which complement our core OLED and lens technologies and which will enhance our competitive position in the microdisplay and head-wearable display markets. These include:

Lens technology: We have developed advanced lens technology for microdisplays and head-wearable display systems and hold key patents in these areas. Our lens technology permits our OLED-on-silicon microdisplays to provide large field of view images that can be viewed for extended periods with reduced eye-fatigue. During 2003, we plan to outsource manufacturing of our lenses in order to provide them in larger quantities to our customers, assuming the final version of the production lens becomes available and moves into production by our manufacturing partner.

We believe that the key advantages of our lens technology include:

o Can be very low cost, with minimal assembly. A one piece, molded plastic optic attached to the microdisplay can serve many consumer end-product markets. Since our process is plastic molding, our per unit production costs are low;

o Allows a compact and lightweight lens system that can greatly magnify a microdisplay to produce a large field of view;

o Can use single-piece molded microdisplay lenses to permit high light throughput making the display image brighter or permitting the use of less power for an acceptable brightness;

o Can be designed to provide focusing to enable users with various eyesight qualities to view images clearly; and

o Can optionally provide focal plane adjustment for simultaneous focusing of computer images and real world objects. For example, this characteristic is beneficial for word processing or spreadsheet applications where a person is typing data in from reference material. This feature can make it easier for people with moderately poor accommodation to use a head-wearable display as a portable computer-viewing accessory.

Head-wearable display technology. We have developed ergonomic technologies that make head-wearable displays easier to use in a wide variety of applications. For example, the use of our patented rotatable Eyeblocker(TM) provides a sharp image without requiring most users to squint. The Eyeblocker can also be moved to create an effective see-through appearance. To our knowledge, we have made the lightest weight, high-resolution head-wearable display with an over 35(Degree) diagonal field of view ever publicly demonstrated.

Wireless video technology. We have developed power efficient, miniature, video and stereo sound, radio frequency transmitter-receiver technology as part of a government program. This could allow consumers to watch wireless high quality video from most locations in their home using existing entertainment, such as DVD or cable/satellite systems, or data systems. If commercialized, we expect this capability to greatly increase the available market and demand for video and data head-wearable displays and we are considering this technology for use in low cost consumer applications. Commercialization of this technology will be considered in the future.

Sales and Marketing

Current Status

We are now shipping monochrome and full color versions of our first two commercial microdisplay products. Our SVGA+ resolution OLED microdisplay, which contains 1.53 million picture elements, was specifically designed to meet the needs of several military, industrial, and medical customers based on marketing information obtained prior to the design phase of the display and was first offered for sampling in April 2001. Our stereovision-capable SVGA-3D microdisplay, which contains 1.44 million picture elements, was designed with the input of multiple customers to principally target the mobile personal computer and PC games markets, and was first shipped in February 2002. We are currently developing a military and industrial oriented ultra-high-luminance SXGA resolution integrated circuit, which contains 3.9 million picture elements, that is due for completion in 2004, and we have shipped limited quantities of prototypes of our eGlass headsets.

Near term sales efforts have been focused on our military, industrial, and medical customers. Our primary production orders and design wins to date have been for the SVGA+ display. To date, we have shipped products and evaluation kits to more than 70 OEM customers. OEM evaluation and product design cycles may take from 6 months to 24 months. Some of our initial customers have completed their initial evaluation cycle and we are now receiving follow-on orders and notification of product purchase decisions. Several customers have indicated their intent to incorporate potentially high volumes of our microdisplays into consumer products beginning in 2004. We have also received notification that our microdisplays will be used as components in versions 1.0 and 2.0 of the US Army Land Warrior program and in the US Air Force Joint Strike Fighter program, among other programs.

General Sales and Marketing Effort

We primarily provide display components and Microviewer(TM) display-optic modules for OEMs to incorporate into their branded products and sell through their well-established distribution channels. In addition, we market head-wearable displays directly to various vertical market channels, such as medical, industrial, and government customers. A typical buyer is a manufacturer of a product requiring a specific resolution of visual display or viewfinder for insertion into a product such as a portable DVD headset, a PC-gaming headset, or an instrument.

As a market-driven company, we assess customer needs both quantitatively and qualitatively, through market research and direct communications. Because our microdisplays are the main functional component that defines many of our customers' end products, we work closely with potential customers to define our products to optimize the final design, typically on a senior engineer-to-engineer basis.

We identify companies with end products and applications for which we believe that our products will provide a system level solution and for which our products can be a key differentiator. We target both market leaders and select early adopter companies; their acceptance validates our technology and approach in the market. We believe successful marketing will require relationships with recognized consumer brand companies.

OEMs develop designs to enable them to develop products for their own target markets. An OEM design cycle typically requires between 6 and 24 months, depending on the uniqueness of the market and the complexity of the end product. New product development may require several design iterations prior to commercialization.

Customers

The Company sells products to a large number of customers, which have historically been primarily in the United States. The Company's customer base includes two customers who account for 32% and 6% of sales in fiscal 2002 and 2001, respectively. One customer represented 18% and 6% and the other customer represented 14% and 0% of sales in fiscal 2002 and 2001. As we increase our customer base, we are not as dependent on specific customers. Not including contract revenue, for the nine months ended September 30, 2003 we had two customers who accounted for 11.5%, and 10% of sales as compared to the same period in 2002 where we had one customer that accounted for 32% of sales and 2001 where we had one customer that accounted for 18% of sales.

Backlog

As of December 31, 2003 we had a backlog of purchase agreements of approximately $30 million. Our backlog consists of both purchase agreements for delivery over the next 24 months and short-term purchase orders for delivery mostly within 3-6 months. Most orders are subject to cancellation by the customer with no or limited penalties. Because of the possibility of customer changes in delivery schedules or cancellations and potential delays in product shipment, our backlog as of a particular date may not be indicative of net revenue for any specific succeeding period. Lack of working capital has delayed our ability to ship the full quantity of purchase agreements and purchase orders on hand, and has required negotiations with customers for delays in product launch schedules.

Research and Development

OLED technology is a relatively new technology that has considerable room for substantial improvements in luminance, life, power efficiency, voltage swing, design compactness, and many other parameters. We also anticipate that achieving reductions in manufacturing costs will require new technology developments. We anticipate that improving the performance, capability and cost of our products will provide an important competitive advantage in our fast moving, high technology marketplace. Past and current research activities include development of improved OLED and display device structures, developing and/or evaluating new materials (including the synthesis of new organic molecules), manufacturing equipment and process development, electronics design methodologies and new circuits and the development of new lenses and related systems. During 2002 we focused primarily on near-term product development projects related to our transition from research to manufacturing. For example we developed a glass cover plate to ruggedize our displays to facilitate easier handling by our OEM customers. We also developed a new high luminance, high efficiency yellow monochrome OLED and adapted to our SVGA+ display for see-through optic applications and began sampling the yellow monochrome product in early 2003. However, in order to improve customer satisfaction and simultaneously maximize our margins, as well as to maintain competitive technology advantages, we believe that it is important to continue to engage in long-term research and development. During the past four years, we have spent, net of U.S. government funding, approximately $32.8 million on research and development. In 2001, we spent approximately $12.7 million, and in 2002 we spent approximately $7.3 million on research and development. During the same four-year period, we received $3.6 million in funding from US government under research and development cost sharing arrangements.

External relationships play an important role in our research and development efforts. Suppliers, equipment vendors, government organizations, contract research groups, external design companies, customer and corporate partners, consortia, and university relationships all enhance the overall research and development effort and bring us new ideas (See "Strategic Relationships").

Manufacturing Facilities

We are located at IBM's Microelectronics Division facility, known as the Hudson Valley Research Park, located about 70 miles north of New York City in Hopewell Junction, New York. We lease approximately 45,000 square feet of space housing our own equipment for OLED microdisplay fabrication, and for research and development plus additional space for assembly and administrative offices. We believe that our lease agreement with IBM for a 16,300 square foot class 10 clean room space, along with additional, lower level clean room space, and the associated acquisition of substantial amounts of advanced manufacturing equipment is at a favorable cost, represents a substantial asset and competitive advantage. On or about April 21, 2003, eMagin and IBM entered into a Stipulation in order to settle an eviction proceeding originally commenced by IBM against eMagin on or about April 9, 2003. Thereafter, in accordance with the Stipulation, on April 23, 2003 the Stipulation was presented to, and approved by, the court, and a Judgment was issued in favor of IBM. Pursuant to the Judgment and Stipulation, (i) eMagin paid IBM all rent due and owing to IBM, and
(ii) IBM was awarded possession of the leased premises, was issued a warrant to remove eMagin from possession of the leased premises, and obtained a monetary judgment for rent arrears in the sum of Eight Hundred Thirteen Thousand Fifty Five and 65/100 ($813,055.65) Dollars, which sum is to be paid in equal monthly installments during the period commencing May 1, 2003 and ending on March 1, 2004.

Such Judgment is being held in escrow by IBM's attorney and the warrant of eviction is being stayed, so long as the Company continues to timely pay make the installment payments during the next 12 months and any additional rent and/or other sums due under the Lease. eMagin has paid its rent and fees for services in a timely manner since April 2003, and negotiations are in process to establish a new lease.

Facilities services provided by IBM include our cleanroom, pure gases, high purity de-ionized water, compressed air, chilled water systems, and waste disposal support. This infrastructure provided by our lease with IBM provides us with many of the resources of a larger corporation without the added overhead costs. It further allows us to focus our resources more efficiently on our product development and manufacturing goals. We believe that our facility is capable of producing over 50,000 SVGA+ or SVGA-3D displays per month once we are manufacturing around the clock on a 24 hours a day, 7 days per week basis, with a fully loaded manufacturing line.

We lease additional non-cleanroom facilities for chemical mixing, cleaning, chemical systems, and glass/silicon cutting. OLED chemicals can be purified in our facility with our equipment, permitting the company to evaluate new chemicals in pilot production that are not yet available in suitable purity for OLED applications on the market.

Our display fabrication process starts with the silicon wafer, which is manufactured by a semiconductor foundry using conventional CMOS process. After a device is designed by a combination of internal and external designers with customer participation, we outsource wafer fabrication.

Our manufacturing process for OLED-on-silicon microdisplays has three main components: organic film deposition, organic film encapsulation (also known as sealing), and color filter processing. All steps are performed in semi-automated, hands-free environment suitable for high volume throughput. An automated cluster tool provides all OLED deposition steps in a highly controlled environment that is the centerpiece of our OLED fabrication. After wafer processing, each part is inspected using an automated inspection system, prior to shipment. We have electrical and optical instrumentation required to characterize the performance of our displays including photometric and color coordinate analysis. We are also equipped for integrated circuit and electronics design and display testing

Our system development effort at Virtual Vision operates out of a leased facility in Redmond, Washington. The facilities are well suited for designing and building limited volume prototypes and industrial or government products. We plan to outsource high volume head-wearable display production to low cost plastics, lenses, and assembly manufacturers, including manufacturers in Asia.

We believe that manufacturing efficiency is an important factor for success in the consumer markets. We believe that high yield and maximum utilization of our equipment set will be key for profitability. We believe that all of the main components for manufacturing success are in place, but we require additional capital to: (1) staff and train employees for round the clock operation, (2) build suitable inventory of integrated circuits and other raw materials, and (3) properly maintain and continue to upgrade the equipment set. The equipment required for initial profitable production is in place. Some equipment will be added when our production volume increases or as needed. We will ramp production primarily by adding multi-shift staff and increasing inventory.

We intend to outsource certain capital-intensive portions of microdisplay production to minimize both our costs and time to market. Joint ventures are being considered for higher quantity OLED production off shore. We currently outsource integrated circuit fabrication while retaining the OLED application and OLED sealing processes in-house.

Intellectual Property

We have developed a significant intellectual property portfolio of patents, trade secrets and know-how, supported by our license from Eastman Kodak and our current patent portfolio.

Our license from Eastman Kodak gives us the right to use in miniature displays a portfolio in organic light emitting diode and optics technology, some of which are fundamental. Our agreement with Eastman Kodak provides for perpetual access to the OLED technology for our OLED-on-silicon applications, provided we remain active in the field and meet our contractual requirements to Eastman Kodak. We also generate intellectual property as a result of our internal research and development activities.

Our patents and patent applications cover a wide range of materials, device structures, processes, and fabrication techniques, such as methods of fabricating full color OLEDs. We believe that our patent applications relating to up-emitting structures on opaque substrates such as silicon wafers, which are critical for OLED microdisplays, and applications relating to the hermetic sealing of such structures are particularly important.

Our patents are concentrated in the following areas:

o    OLED Materials, Structures, and Processes

o    Display Color Processing and Sealing

o    Active Matrix Circuit Methodologies and Designs

o    Field Emission and General Display Technologies

o    Lenses and Tracking (Eye and Head)

o    Ergonomics and Industrial Design

o    Wearable Computer Interface Methodology

We also rely on proprietary technology, trade secrets, and know-how, which are not patented. To protect our rights in these areas, we require all employees, and where appropriate, contractors, consultants, advisors and collaborators to enter into confidentiality and noncompetition agreements. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

We believe that our intellectual property portfolio, coupled with our strategic relationships and accumulated experience in the OLED field gives us an advantage over potential competitors.

Competition

We may face competition in the OLED and microdisplay industry from a variety of companies and technologies. We believe that our key competition will come from liquid crystal on silicon microdisplays, or LCOS, also known as reflective liquid crystal displays. While we believe that OLED-on-silicon provides comparatively lower optics cost, larger apparent image size, reduced electronics cost and complexity, enhanced color, and improved power efficiency advantages over liquid crystal on silicon microdisplays, there is no assurance that these benefits will be realized or that liquid crystal on silicon manufacturers will not suitably improve these parameters. Companies pursuing liquid crystal on silicon technology include Microdisplay Corporation and Three-Five Systems, among others, although most of the companies are primarily focusing on projection microdisplays, which do not compete directly with the company. In certain markets, we may also face competition from developers of transmissive liquid crystal displays, such as those developed by Kopin, or laser scanning systems, such as those developed by Microvision Corporation.

To our knowledge, the only other company that has publicly stated plans to develop OLED microdisplays for near-eye applications is MicroEmissive Displays in Britain. We may also compete with potential licensees of Universal Display Corporation, Cambridge Display Corporation, and Uniax Corporation, each of which license OLED technology portfolios. Even though we could potentially license technology from these developers, potential competitors could also obtain licenses and may do so at more favorable royalty rates. However, should they decide to embark on developing microdisplays on silicon, we believe that our progress to date in this area gives us a substantial head start.

Our microdisplays and head-wearable display systems may face competition on a price and performance basis from major manufacturers such as Sony and Seiko Epson. However, these companies use first generation liquid crystal on polysilicon technology and therefore, we believe that they may incorporate our technology into their products when it becomes available.

Employees

As of January 28, 2004, we had a total of 34 full time, part time, and temporary staff plus 5 employees at Virtual Vision. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

                           DESCRIPTION OF PROPERTIES

Our principal executive offices are located at: 2070 Route 52, Hopewell Junction, New York 12533. We lease approximately 45,000 square feet of space from IBM, all of which is located in the same industrial park. Approximately 30,000 square feet of space houses our own equipment for OLED microdisplay fabrication, and for research and development plus additional space for assembly operations and storage. There are space reductions planned as we look to improve efficiency and costs. Approximately 10,000 square feet of space is used for administrative offices.

Our lenses and system development operation at Virtual Vision lease approximately 7,000 square feet of space in Redmond, Washington. The lease for this facility runs until December 2004.

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings, except as described below.

On or about April 21, 2003, eMagin and IBM entered into a Stipulation in order to settle an eviction proceeding originally commenced by IBM against eMagin on or about April 9, 2003. Thereafter, in accordance with the Stipulation, on April 23, 2003 the Stipulation was presented to, and approved by, the court, and a Judgment was issued in favor of IBM. Pursuant to the Judgment and Stipulation,
(i) eMagin paid IBM all rent due and owing to IBM, and (ii) IBM was awarded possession of the leased premises, was issued a warrant to remove eMagin from possession of the leased premises, and obtained a monetary judgment for rent arrears in the sum of Eight Hundred Thirteen Thousand Fifty Five and 65/100 ($813,055.65) Dollars, which sum is to be paid in equal monthly installments during the period commencing May 1, 2003 and ending on March 1, 2004.

Such Judgment is being held in escrow by IBM's attorney and the warrant of eviction is being stayed, so long as the Company continues to timely pay make the installment payments during the next 12 months and any additional rent and/or other sums due under the Lease.

On or about May 19, 2003, an action was commenced against eMagin by Vertical Ventures Investments LLC in the Supreme Court of the State of New York, County of New York. In this action, Vertical Ventures asserted claims for the breach of a Registration Rights Agreement, and sought compensatory damages against eMagin in the amount of $1,500,000. On November 18, 2003, a settlement was reached with Vertical Ventures in the amount of $169,071.11. On November 19, 2003, this settlement amount was paid with 109,078 shares of common stock of eMagin.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, and their ages and positions are:

  Name                                            Age       Position
Gary W. Jones .................................   48        Chairman, Chief Executive Officer, President
K. C. Park.....................................   66        President, Virtual Vision, Inc.
Susan K. Jones.................................   52        Chief Marketing and Strategy Officer, Secretary
Claude Charles (1) ............................   66        Director
Jacob (Jack) Goldman (2) (3)...................   81        Director
Jack Rivkin (1) (3) ...........................   63        Director
Paul Cronson (1) ..............................   46        Director
Dr. Jill Wittels (2)...........................   54        Director
Rear Admiral Thomas Paulsen, USN (Ret.) (2)....   67        Director

(1) Audit Committee
(2) Governance and Nominating Committee
(3) Compensation Committee

Gary W. Jones has served as Chairman, Chief Executive Officer, and President of eMagin since 1992. Mr. Jones has over 25 years of experience in both public and private companies in the areas of business development, high volume manufacturing, product development, research, and marketing. Prior to founding FED Corporation/eMagin Corporation, Mr. Jones served as Director of the Device Development and Processing division at MCNC Center for Microelectronics in North Carolina from 1985 to 1992. From 1977 to 1985 Mr. Jones managed both semiconductor manufacturing and research and development programs at Texas Instruments. Mr. Jones received a B.S. in electrical engineering and physics from Purdue University. Mr. Jones has served as a member of the Executive Committee of the Board of the United States Display Consortium.Gary W. Jones has served as our Chairman, Chief Executive Officer, and President since 1992. Mr. Jones has over 25 years of experience in both public and private companies in the areas of business development, high volume manufacturing, product development, research, and marketing. Previously, Mr. Jones managed both semiconductor manufacturing and research and development programs at Texas Instruments. Mr. Jones is a director, a member of the Executive Committee of the Board, and Chairman of the Technology Committee of the United States Display Consortium. Mr. Jones received a B.S. in electrical engineering and physics from Purdue University.

Dr. K.C. Park was named President of our wholly owned subsidiary, Virtual Vision, Inc., in 2002 after serving as our Executive Vice President of International Operations since 1998. During his twenty-seven year tenure with IBM he managed flat panel display and semiconductor programs at the IBM Watson Research Center, directed the corporate display programs at the IBM Corporate Headquarters, and established Technical Operations in IBM Korea and served as Senior Managing Director. Dr. Park joined LG Electronics in 1993 as Executive Vice President and initiated and led corporate-wide efforts to shift the major emphasis of the corporation into multimedia. Dr. Park holds a B.S. from the University of Minnesota, an M.S. from MIT, and a Ph.D. in Solid State Chemistry from the University of Minnesota and an MBA from New York University.

Susan K. Jones has served as Executive Vice President and Secretary since 1992, and assumed responsibility of Chief Marketing and Strategy Officer in 2001. Ms. Jones has 25 years of industrial experience, including senior research, management, and marketing assignments at Texas Instruments and Merck, Sharp, & Dohme Pharmaceuticals. Ms. Jones serves on the boards or chairs committees for industry organizations including IEEE, SPIE, and SID. Ms. Jones served as a director of eMagin Corporation from 1993 to 2000 and is a director of Virtual Vision, Inc. Ms. Jones graduated from Lamar University with a B.S. in chemistry and biology, holds more than a dozen patents, and has authored more than 100 papers and talks.

Claude Charles has served as a director since April of 2000. Mr. Charles has served as President of Great Tangley Corporation since 1999. From 1996 to 1998 Mr. Charles was Chairman of Equinox Group Holdings in Singapore. Mr. Charles has also served as a director and in senior executive positions at SG Warburg and Co. Ltd., Peregrine Investment Holdings, Trident International Finance Ltd., and Dow Banking Corporation. Mr. Charles holds a B.S. in economics from the Wharton School at the University of Pennsylvania and a M.S. in international finance from Columbia University.

Dr. Jack Goldman joined our board of directors in February of 2003. Dr. Goldman is the retired senior vice-president for R&D and chief technical officer of the Xerox Corporation. While at Xerox, he founded and directed the celebrated Xerox PARC laboratory. Prior to joining Xerox, Dr. Goldman was Director of Ford Motor Company's Scientific Research Laboratory. He also served as Visiting Edwin Webster Professor at MIT. Dr. Goldman presently serves on the Boards of Directors of Umbanet Inc. and Medis Technologies Inc., and he has served on the Boards of Xerox, General Instrument Corp., United Brands, Intermagnetics General, GAF and Bank Leumi USA. He has also been active in government and professional advisory roles including service on the US Dept. of Commerce Technical Advisory Board, chairman of Statutory Visiting Committee of The National Bureau of Standards (National Institute of Standards and Technology), vice-president of the American Association for the Advancement of Science and president of the Connecticut Academy of Science and Engineering.

Jack Rivkin has served as a director since June of 1996. Mr. Rivkin is Executive Vice President and Chief Investment Officer of Neuberger Berman, a Lehman Brothers Company. He previously served as Executive Vice President of Citigroup Investments Inc., through which the Travelers Group investments in the Company were managed. He also served as Vice Chairman and a director of Smith Barney, and held positions at Procter and Gamble, Mitchell Hutchins, Paine Webber and Lehman Brothers. Mr. Rivkin holds an engineering degree in metallurgy from the Colorado School of Mines and an MBA from Harvard University.

Paul Cronson has served as a director since July of 2003. Mr. Cronson is Managing Director of Larkspur Capital Corporation, which he founded in 1992. Larkspur is a broker dealer that is a member of the National Association of Securities Dealers and advises companies seeking private equity or debt. Mr. Cronson's career in finance began in 1979 at Laidlaw, Adams Peck where he worked in asset management and corporate finance. From 1983 to 1985, Mr. Cronson worked with Samuel Montagu Co., Inc. in London, where he marketed eurobond issuers and structured transactions. Subsequently from 1985 to 1987, he was employed by Chase Investment Bank Ltd., where he structured international debt securities and he developed "synthetic asset" products using derivatives. Returning to the U.S., he joined Peter Sharp Co., where he managed a real estate portfolio, structured financings and assisted with capital market investments from until 1992. Mr. Cronson received his BA from Columbia College in 1979, and his MBA from Columbia University School of Business Administration in 1982. He is on the Board of Umbanet, in New York City, a private company specializing in email based distributed applications and secure messaging.

Dr. Jill Wittels has served as a director since July 2003. Since February 2001, Dr. Wittels has been the Corporate Vice President, Business Development for L-3 Communications, a merchant supplier of intelligence, surveillance and reconnaissance systems and products, secure communications systems and products, avionics and ocean products, training devices and services, microwave components and telemetry, instrumentations, space and navigation products. Dr. Wittels has over 25 years of management, engineering and leadership experience. Prior to L-3 Communications, Dr. Wittels worked for 21 years with BAE Systems and its predecessor companies, including Lockheed Martin, Loral and Honeywell. Most recently, she served as vice president and general manager of BAE Systems' Information and Electronic Warfare Systems/Infrared and Imaging Systems division. Dr. Wittels began her career as a systems engineer and has also served as a Congressional Fellow for the American Physical Society, a research associate at Massachusetts Institute of Technology and a senior visiting scientist for the National Academy of Sciences. Dr. Wittels received a Bachelor of Science degree in Physics from MIT in 1970 and received a PhD in Physics from MIT in 1975. She serves on the Board of Overseers for the Department of Energy's Fermi National Accelerator Lab, is a member of the American Physical Society and a member of the American Astronomical Society. Dr. Wittels presently serves on the Boards of Directors of Innovative Micro Technology Inc. and of Millivision Inc.

Admiral Thomas Paulsen has served as a director since July 2003. Admiral Thomas Paulsen served for over 34 years in the US Navy in Command Control, Communications and Intelligence (C3I), Telecommunications, Network Systems Operations, Computers and Computer Systems Operations until his retirement in 1994 as a Rear Admiral. He then served as Chief Information Officer for Williams Telecommunications. Admiral Paulsen has served as a director Umbanet, Inc. since 2002. Since 2000, Admiral Paulsen has served on the Board of Governors of the Institute of Knowledge Management, George Washington University. Since 1994, he has served as the Chairman of the Advisory Board and President Emeritus of the Center for Advanced Technologies (CAT) and a Managing Partner on the National Knowledge and Intellectual Property Management Taskforce, a not-for-profit company headquartered in Dallas, Texas, and is a member of the Board of Governors for the Japanese American National Museum, Los Angeles, California.

General Information Concerning the Board of Directors

The Board of Directors of eMagin is classified into three classes: Class A, Class B and Class C. Each Class A director will hold office until the 2003 Annual Meeting of our stockholders. Currently, Mr. Gary Jones and Mr. Jack Rivkin are the Class A directors. Mr. Paul Cronson and Admiral Thomas Paulsen are Class B directors. Class C directors will hold office until the 2004 Annual Meeting of our stockholders. Currently, Mr. Claude Charles, Dr, Jill Wittels and Dr. Jacob Goldman are the Class C directors. In each case, each director will hold office until his successor is duly elected or appointed and qualified in the manner provided in eMagin's Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, or as otherwise provided by applicable law.

The Board of Directors held 7 meetings during 2003. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors during the period for which he was a director and the meetings of the committees on which he or she served. The Board of Directors has established an Audit Committee, a Governance and Nominating Committee and a Compensation Committee.

During 2002 and 2003, the Company's directors received compensation for service to the Company as directors. (See "Executive Compensation- Compensation of Directors".) Directors also received reimbursement of ordinary expenses incurred in connection with attendance at such meetings.

Executive Officers of the Company

Officers are appointed to serve at the discretion of the Board of Directors. Except for Mr. Gary Jones, who is the spouse of Ms. Susan Jones, the Company's Executive Vice President and Secretary, none of the executive officers or directors of the Company has a family relationship with any other executive officer or director of the Company.

Committees of the Board of Directors

The Audit Committee is responsible for (i) determining the adequacy of the Company's internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and
(iii) recommending the selection of independent public accountants. Messrs. Charles, Rivkin and Khan, prior to his resignation in 2003, were members of the Audit Committee during 2003. During the year, the Board examined the composition of the Audit Committee in light of the adoption by The American Stock Exchange, Inc. (the "Amex") of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Amex's new rules. The Audit Committee met six times during 2003.

The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Mr. Rivkin and Mr. Goldman were members of the Compensation Committee during 2003. The Compensation Committee met once during 2003.

The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings, subject to Board approval. Messrs. Jones, Rivkin and Khan, prior to his resignation in April 2003, were members of the Executive Committee during 2003. The Executive Committee met once during 2003

The Governance and Nominating Committee provides guidance to and oversight of the Corporation's governance with the goal of assuring that the composition, practices, and operation of the Board contribute to value creation and effective representation of our shareholders. The Committee also recommends to the Board the Director nominees for the next annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. The Governance and Nominating Committee was established in 2003, and held its first formal meeting in 2004..

Section 16(a) Beneficial Ownership Reporting Compliance

Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during 2002, except that Mr. Ajmal Khan failed to file once.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2002, 2001 and 2000 exceeded $100,000. Prior to establishment of the Compensation Committee, the Chief Executive Officer and Board elected not to cash pay bonuses as part of executive compensation during the development stage years of the company, and the officers have not accepted cash bonuses to date. The Compensation Committee plans to allocate a bonus in stock options to officers and directors for the fiscal year 2002 during 2003.

                                                                                                 Long-Term
                                                                                                Compensation
                                                                               Other Annual  Awards (Securities
             Name and Positions               Year     Salary     Bonus        Compensation Underlying Options)
=================================================================================================================
Gary W. Jones      President, Chief           2002  136,050         0     (1)       0        1,589,827
                   Executive Officer
                   Acting Chief Financial     2001  234,393         0     (1)       0                0
                   Officer
                   Chairman Director          2000  227,863         0               0                0


Susan K. Jones     Executive Vice President,  2002  143,683         0     (2)       0        1,293,368
                   Chief Strategy and         2001  189,207         0     (2)       0                0
                   Marketing
                   Officer, and Secretary     2000  183,837         0               0                0

K.C. Park          President, Virtual Vision  2002  109,797         0     (3)       0          438,310
                                              2001  171,877         0               0                0
                                              2000  168,623         0               0                0


Andrew P. Savadelis Former Executive Vice     2002   17,389         0     (4)       0                0
                    President and Chief       2001  255,769   112,500     (4)       0                0
                    Financial Officer         2000   91,667    37,500     (4)       0                0

(1) In 2002 Mr. Jones deferred pay in the amount of $166,522. In January 2002 Mr. Jones was granted a bonus of 750,000 shares awarded for the years 2000 and 2001. Also in January all staff received options based on salary. Mr. Jones received 45,900 options. In July, all officers were granted options for regular pay they agreed to defer. Mr. Jones was granted 444,344 options for deferring pay from January through July 15, 2002. In October Mr. Jones was granted 349,583 options for deferring pay from July 16 through October 8, 2002 until a later undetermined time.

(2) In 2002 Mrs. Jones deferred pay in the amount of $127,740. In January 2002 Mrs. Jones was granted a bonus of 350,000 shares awarded for the years 2000 and 2001. Also in January all staff received options based on salary. Mrs. Jones received 37,000 options. In April, Mrs. Jones was awarded 300,000 options in recognition of additional duties as Chief Strategy Officer, Chief Marketing Officer, and Secretary. In July, all officers were granted options for regular pay for agreeing to defer their regular pay. Mrs. Jones was granted 324,572 options for deferring pay from January through July 15, 2002. In October Mrs. Jones was granted 281,796 options for deferring pay from July 16 through October 8, 2002 until a later undetermined time.

(3) In 2002 Dr. Park deferred pay in the amount of $65,735. In January all staff received options based on salary. Dr. Park received 33,600 options. In April, Dr. Park was awarded 100,000 options as compensation for additional duties as President of Virtual Vision. In July, all officers were granted options for agreeing to defer their regular pay. Dr. Park was granted 112,210 options for deferring pay from January through July 15, 2002 until a later undetermined time. In October Dr. Park was granted 192,500 options for deferring pay from July 16 through October 8, 2002.

(4) Mr. Savadelis was employed for less than a full year in 2000. As such, his salary amount for that year represents salary earned from his start date through the end of the fiscal year. Mr. Savadelis' compensation included an annual salary of $250,000 and a non-milestone-driven bonus of $150,000 to be paid quarterly in the period from September 11, 2000 to September 10, 2001. $37,500 of the non-milestone-driven bonus was paid to Mr. Savadelis during 2000. In addition, the Company paid relocation assistance in the amount of $50,000 in October, 2000. Mr. Savadelis ceased to be employed by the Company in January 2002. In 2003 the Company reached a settlement with Mr. Savadelis in which he received $100,000 for all claims related to his employment agreement.

Options/SARs Grants During Last Fiscal Year

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2002.

---------------------- ---------------- -------------- --------------- ------------- --------------------------
                          Number of      % of Total       Exercise      Expiration    Value at Assumed Annual
                         Securities        Options       Price Per       Date (3)      Rates of Stock Price
                         Underlying      Granted in        Share                      Appreciation for Option
                       Options Granted   Fiscal 2002                                           Term
                                             (2)
        Name
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

                                                                                         5%           10%
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (1)              750,000          15.7%          $ 0.42        1/2/07      82,884        183,153
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (4)               45,900           1.0%          $ 0.42        1/2/07       5,073         11,209
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (7)              444,344           9.3%          $ 0.32       7/14/05      49,106        108,511
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (8)              349,583           7.3%          $ 0.18       10/8/05      38,633         85,370

---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (1)              350,000           7.3%          $ 0.42        1/2/07      38,679         85,471
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (4)               37,000           0.8%          $ 0.45       1/14/07       4,089          9,036
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (6)              300,000           6.3%          $ 0.83       4/30/05      33,154         73,261
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (7)              324,572           6.8%          $ 0.32       7/14/05      35,869         79,262
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (8)              281,796           5.9%          $ 0.18       10/8/05      31,142         68,816
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (4)                  33,600           0.7%          $ 0.42        1/2/07       3,713          8,205
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (5)                 100,000           2.1%          $ 0.83       4/30/05      11,051         24,420
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (7)                 112,210           2.3%          $ 0.32       7/14/05      12,401         27,402
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park   (8)                192,500           4.0%          $ 0.18       10/8/05      21,274         47,009
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

(1) Gary W Jones and Susan K Jones were awarded an additional grant of options during fiscal year 2002 in recognition of their respective contributions to the Company during fiscal years 2001 and 2002.

(2) All options issued in 2002 vested immediately

(3) The exercise price of the stock options was based on the fair market value of the stock on the day of the grant.

(4) Options issued to retain key employees based on a percentage of salary.

(5) Dr. Park was awarded an additional grant of options during fiscal year 2002 as compensation for additional duties as President of Virtual Vision, Inc.

(6) Mrs. Jones was awarded an additional grant of options during fiscal year 2002 in recognition of additional duties as Chief Strategy Officer, Chief Marketing Officer, and Secretary.

(7) Options issued to compensate employees for deferred salary Jan-July 15, 2002.

(8) Options issued to compensate employees for deferred salary July 16-Oct 8, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2002 by each of the named executive officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The common stock price at December 31, 2002 was $0.40 per share.

------------------- -------------- -------------- -------------- ---------------- -------------- ----------------
                                                  # of
                                                                                  Securities Value of
                                                  Underlying                      Unexercised
                                                  Unexercised                     In-the-money
                    Shares                        Options at                      Options at
                    Acquired on    Value          FY-End                          FY-End
                    Exercise       Realized       Exercisable   Unexercisable     Exercisable    Unexercisable
------------------ -------------- -------------- -------------- ---------------- -------------- ----------------

Gary Jones                      -              -        941,110          874,472        214,002                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

Susan K. Jones                  -              -      1,071,362          749,274        161,078                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

K.C. Park                       -              -        419,570          152,571         72,801                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

In October 2002, the Board allocated options that were not issued due to the unavailability of shares in the 2000 Stock Option Plan. At the annual share-holders meeting, held July 2, 2003, the 2003 Stock Option Plan was approved and these options were to be issued. Of the options issued, the Board allocated 2,000,000 options to Mr. Jones, 1,000,000 options to Mrs. Jones and 500,000 options to Dr. Park. These were incentive options to retain the management and staff through a very difficult period.

Compliance with Internal Revenue Code Section 162(m) disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance based compensation under the IRS code.

Compensation of Directors

Non-management directors receive options under the 2003 Stock Option Plan. Under the 2003 Plan, a grant of options to purchase 60,000 shares of common stock will automatically be granted on the date a director is first elected or otherwise validly appointed to the Board with an exercise price per share equal to 100% of the market value of one share on the date of grant. Such options granted will expire ten years after the date of grant and will become exercisable in four equal installments commencing on the date of grant and annually thereafter. In addition to the 60,000 shares of common stock automatically granted upon joining the Board, Directors thereafter receive an annual grant of options to purchase 20,000 shares of common stock at the fair market value as determined on the date of grant, which options will vest on December 31 in the year granted. Additional annual stock option awards of 15,000 are issued for each committee a board member sits on plus 5,000 additional for each chair on the Audit Committee. In addition, each non-management director is reimbursed for ordinary expenses incurred in connection with attendance at such meetings.

Executive Employment Agreements

We currently have no Employment Agreements in place with any officers of the company. The Company had Employment Agreements with Gary Jones and Susan Jones that expired on March 16, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 27, 2002, eMagin Corporation and a group of several accredited institutional and individual investors entered into a Securities Purchase Agreement providing for the issuance and sale to the investors of (i) an aggregate of approximately 3.6 million shares of our common stock, and (ii) warrants exercisable for a period of three (3) years from the Closing Date for an aggregate of approximately 1.4 million shares of our common stock (subject to certain customary anti-dilution adjustments). Rainbow Gate Corporation, a corporation in which Mortimer D.A. Sackler is the investment manager, invested $500,000 in the Company under the agreement and received pursuant to such investment (i) 723,275 shares of our common stock, and (ii) warrants exercisable for 289,310 shares of our common stock. Mr. Sacler is currently a beneficial owner of more than five percent of the outstanding shares of our common stock.

On June 20, 2002, the Company entered into a $0.2 million Secured Note Purchase Agreement with Mortimer D.A. Sackler (the "Bridge Note"). The secured note accrues interest at 11% per annum and was due to mature on November 1, 2005 as a result of a financing we completed in April 2003. The Company also granted warrants, exercisable for a period of five years, to purchase 300,000 shares of common stock with an exercise price of $0.4257 per share to the investor; provided, however, this warrant may not be exercised by the investor so long as the investor is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the common stock of eMagin for purposes of Section 16 of the Securities Exchange Act 1934. The fair value of the warrants issued to this Investor, which approximated $84,000, has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount was amortized into interest expense over the period of the debt. Pursuant to the April 2003 financing described below, the investor agreed, to (a) amend the secured note issued to them, (b) terminate the security agreement dated June 20, 2002 that was entered into in connection with the purchase of the original secured notes and allow the new investors to enter into a new security agreement with him on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing. The amendments to the note included (i) amending the note issued on June 20, 2002 so as to provide that the note shall be convertible and will have the same conversion price as the notes issued pursuant to the April 2003 secured note purchase agreement, (ii) extending the maturity dates of the note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the note, including provisions relating to interest payments, conversions, default and assignment of the note.

On April 25, 2003, eMagin Corporation and a group of several accredited institutional and individual investors (collectively, the "Investors") entered into a Global Restructuring and Secured Note Purchase Agreement (the "Secured Note Purchase Agreement") dated as of April 25, 2003 (the "Closing Date") whereby Investors agreed to lend eMagin $6,000,000 in exchange for (i) the issuance of $6,000,000 principal amount of 9.00% Secured Convertible Promissory Notes due on November 1, 2005 (the "Secured Notes") and (ii) Warrants (the "Warrants") to purchase an aggregate of 7,749,921 shares of common stock of eMagin (subject to certain customary anti-dilution adjustments), which Warrants are exercisable for a period of three (3) years. Mr. Rivkin, who at the time of the transaction was a member of our Board of Directors, participated as an investor in the transaction and invested $125,000 in the Company. In return for such investment, Mr. Rivkin received (i) a Secured Convertible Promissory Note in an aggregate principal amount of $125,000, and (ii) warrants exercisable for 161,456 of our common shares. In addition, Stillwater LLC, an entity controlled by Mr. Mortimer D.A. Sackler, agreed to invest an aggregate of $2,600,000 under the transaction and will receive (i) Secured Convertible Promissory Notes in an aggregate principal amount of $2,600,000, and (ii) warrants exercisable for 3,358,300 of our common shares. As part of the transactions, Messrs. Sackler and Rivkin, who were the holders of an aggregate of $1,325,000 principal amount of secured notes that were purchased pursuant to a secured note purchase agreement entered into as of November 27, 2001 (collectively, the "Original Secured Notes"), and Mr. Sackler, who additionally was the holder of a $200,000 principal Bridge Note, agreed to (a) amend their respective Original Secured Notes and Bridge Note issued to them, (b) terminate the Security Agreement dated November 20, 2001 that was entered into in connection with the purchase of the

Original Secured Notes and the Security Agreements dated June 20, 2002 that were entered into in connection with the purchase of the Bridge Note and allow the new investors to enter into a New Security Agreement (as defined below) with them on a pari passu basis in order for the Company to continue its operations as a developer of virtual imaging technology. The amendments to the Original Secured Notes and Bridge Note included (i) amending the Bridge Note so as to provide that the Bridge Note shall be convertible and will have the same conversion price as the Notes issued pursuant to the Secured Note Purchase Agreement, (ii) extending the maturity dates of the Original Secured Notes and Bridge Note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the Original Secured Notes and Bridge Note, including provisions relating to interest payments, conversions, default and assignments of the Original Secured Notes and Bridge Note. On April 25, 2003, Mr. Sackler transferred all of his holdings in the Company to Stillwater LLC, a limited liability company in which Mr. Sackler is the sole member.

eMagin is party to a financial advisory and investment banking agreement with Larkspur Capital Corporation. Paul Cronson, a director of eMagin, is a founder and shareholder of Larkspur Capital Corporation. Larkspur Capital Corporation received as compensation for financial advisory and investment banking services in connection with the January 2004 private placement a cash fee of 6 3/4% of the funds raised for a fee of $283,502.64 and warrants to purchase eMagin shares of common stock equal to 2.5% of the cash netted to eMagin for a total of 43,651 common stock purchase warrants exercisable at $2.41 per share.

The Company believes that the transactions described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arm's length.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 28, 2004

o by each person who is known by us to beneficially own more than 5% of our common stock;

o    by each of our officers and directors; and

o    by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

------------------------------------------------------------ ------------------------- ----------------------
                                                                   Common Stock            Percentage of
Name of Beneficial Owner                                        Beneficially Owned        Common Stock**
------------------------------------------------------------ ------------------------- ----------------------
Stillwater LLC (1)                                                         14,753,379                  22.0%
------------------------------------------------------------ ------------------------- ----------------------
Gary W. Jones  (2)                                                          8,579,613                  14.6%
------------------------------------------------------------ ------------------------- ----------------------
Susan K Jones  (2)                                                          8,579,613                  14.6%
------------------------------------------------------------ ------------------------- ----------------------
George Haywood (3)                                                          6,682,465                  11.1%
------------------------------------------------------------ ------------------------- ----------------------
Ginola Limited (4)                                                          6,234,845                  10.5%
------------------------------------------------------------ ------------------------- ----------------------
Travelers Insurance Company (5)                                             5,031,719                   8.8%
------------------------------------------------------------ ------------------------- ----------------------
SK Corporation (6)                                                          2,701,312                   4.8%
------------------------------------------------------------ ------------------------- ----------------------
Rohm (7)                                                                    1,903,245                   3.4%
------------------------------------------------------------ ------------------------- ----------------------
Rainbow Gate (8)                                                            1,340,526                   2.4%
------------------------------------------------------------ ------------------------- ----------------------
K.C. Park (9)                                                               1,242,547                   2.2%
------------------------------------------------------------ ------------------------- ----------------------
Jack Rivkin (10)                                                            1,172,137                   2.1%
------------------------------------------------------------ ------------------------- ----------------------
Paul Cronson (11)                                                             481,111                     *
------------------------------------------------------------ ------------------------- ----------------------
Claude Charles (12)                                                           277,500                     *
------------------------------------------------------------ ------------------------- ----------------------
Jack Goldman (13)                                                              44,167                     *
------------------------------------------------------------ ------------------------- ----------------------
Adm. Thomas Paulsen (14)                                                       41,667                     *
------------------------------------------------------------ ------------------------- ----------------------
Dr. Jill Wittels (15)                                                          41,667                     *
------------------------------------------------------------ ------------------------- ----------------------
All Directors and Executive Officers as a Group (16)                       11,880,409                  20.5%
------------------------------------------------------------ ------------------------- ----------------------

* Less than 1% of the outstanding common stock.

** Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 2, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 55,517,595 shares of common stock outstanding on February 2, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of February 2, 2004, as described below.

(1) This figure represents:

(i) 2,875,976 shares owned by Stillwater LLC, which includes 1,051,216 shares owned by Rainbow Gate Corporation, in which the sole member of Stillwater LLC is the investment manager of Rainbow Gate Corporation;

(ii) warrants held by Stillwater LLC to purchase 5,223,966 shares, which includes

(a) a warrant to purchase 300,000 shares that may not be exercised by Stillwater LLC so long as Stillwater LLC is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the common stock of eMagin for purposes of
Section 16 of the Securities Exchange Act of 1934, and

(b) a warrant to purchase 289,310 shares held by Rainbow Gate Corporation, in which the sole member of Stillwater LLC is the investment manager of Rainbow Gate Corporation; and

(iii) 6,653,437 shares underlying convertible notes and interest (calculated through 60 days after filing) held by Stillwater LLC.

(2) This figure represents shares owned by Gary Jones and Susan Jones who are married to each other, including (i) 1,460,604 shares of common stock issuable upon exercise of stock options held by Gary Jones and (ii) 1,676,949 shares of common stock issuable upon exercise of stock options held by Susan Jones

(3) This figure includes 1,966,787 shares underlying warrants and convertible notes and interest to purchase 2,765,821 shares.

(4) This figure represents:

(i) 2,233,222 shares owned by Ginola Limited, which include 1,051,216 shares held indirectly by Rainbow Gate Corporation, 119,116 shares owned by Ogier Trustee Limited and 396,223 shares owned by Crestflower Corporation. Ginola Limited disclaims beneficial ownership of the shares owned by Crestflower Corporation and Ogier Trustee Limited.

(ii) warrants held by Ginola Limited to purchase 1,922,906 common shares, which includes a warrant to purchase 289,310 shares held by Rainbow Gate Corporation, in which the sole shareholder of Ginola Limited is also the sole shareholder of Rainbow Gate Corporation; and

(iii) 2,078,717 shares underlying convertible notes and interest (calculated through 60 days after filing) held by Ginola Limited.

(5) Shares are owned by Travelers and its affiliates TRAL and Citicorp. This figure includes warrants held by Travelers to purchase 1,651,843 shares of common stock.

(6) These shares are owned by SK Corp. This figure includes warrants held by SK Corp. to purchase 205,479 shares of common stock.

(7) The figure includes (i) 512,820 shares underlying warrants.

(8) This figure includes 289,310 shares underlying warrants.

(9) This figure represents shares owned by K.C. Park. This figure includes 1,027,318 common stock shares issuable upon exercise of stock options.

(10) This figure represents and 83,333 common stock shares, warrants held by Mr. Rivkin to purchase 303,933 shares of common stock, 320,833 common stock shares issuable upon exercise of stock options and convertible notes to purchase 464,038 shares which include 65,120 shares estimated for convertible interest. This figure does not include 14,167 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(11) This figure represents (i) 15,446 common stock shares 129,165 shares underlying warrants and 56,250 shares underlying options held by Paul Cronson;
(ii) 133,929 common stock shares and 102,670 shares underlying warrants held indirectly by a family member of Paul Cronson; and (iii) 43,651 shares underlying warrants held indirectly by Larkspur Corporation of which he is the Managing Director. This figure does not include 18,750 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(12) This figure represents shares underlying options. This figure does not include 7,500 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(13) This figure represents shares underlying options. This figure does not include 30,833 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(14) This figure represents shares underlying options. This figure does not include 23,333 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(15) This figure represents shares underlying options. This figure does not include 23,333 shares of common stock issuable upon exercise of stock that are not presently exercisable and are not exercisable within 60 days of February 2, 2004.

(16) This figure includes (i) warrants to purchase 579,419 shares of common stock, (ii) 4,946,955 shares of common stock issuable upon exercise of stock options, and (iii) a convertible note to purchase 557,784 shares which includes estimated interest.

                  DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

We are authorized to issue up to 200,000,000 shares of Common Stock, par value $.001. As of February 2, 2004, there were 47,862,959 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Continental Stock Transfer & Trust Company of New York, as independent transfer agent and registrar.

PREFERRED STOCK

We are authorized to issued up to 10,000,000 shares of preferred stock. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

WARRANTS

On January 9, 2004, eMagin Corporation and several accredited institutional and private investors entered into a Securities Purchase Agreement whereby such investors purchased an aggregate of 3,333,364 shares of common stock for an aggregate purchase price of $4,200,039.

The shares of common stock were priced at a 20% discount to the average closing price of the stock from December 30, 2003 to January 6, 2004, which ranged from $1.38 to $1.94 per share during the period for an average closing price of $1.26 per share. In addition, the investors received warrants to purchase an aggregate of 2,000,019 shares of common stock (subject to anti-dilution adjustments) exercisable at a price of $1.74 per share for a period of five (5) years. The warrants were priced at a 10% premium to the average closing price of the stock for the pricing period.

eMagin also issued additional warrants to the investors to acquire an aggregate of 2,312,193 shares of common stock. 1,206,914 of such warrants are exercisable, within 6 months from the effective date of the registration statement covering these securities, at a price of $1.74 per share (a 10% premium to the average closing price of the stock for the pricing period), and 1,105,279 of such warrants are exercisable within 12 months from the effective date of the registration statement covering these securities, at a price of $1.90 per share (a 20% premium to the average closing price of the stock for the pricing period).

This prospectus covers the resale by the investors of the above-referenced common stock and common stock underlying the warrants.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately-negotiated transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o through the writing of options on the shares o a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                               Shares Beneficially Owned                                Shares Beneficially Owned

                                                  Prior to the Offering                                    After the Offering

       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
                                             Number               Percent           Total Shares
                                                                                     Registered
                   Name                                                                                   Number         Percent
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Langley Partners, L.P. (1)                  910,179         1.7%                     910,179       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Spectra Capital Management,                 910,179         1.7%                     910,179       - 0 -           0.0 %
       LLC (2)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Truk Opportunity Fund, LLC                  630,754         1.2%                     630,754       - 0 -           0.0 %
       (3)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Ellis International Ltd. (4)                546,107         1.0%                     546,107       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Stonestreet, LP (5)                         546,107         1.0%                     546,107       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       SRG Capital (6)                             366,984           *                      366,984       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Platinum Partners Value                     364,072           *                      364,072       - 0 -           0.0 %
       Arbitrage Fund LP(7)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       RHP Master Fund, Ltd.(8)                    364,072           *                      364,072       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Gabriel Capital, L.P. (90                   364,071           *                      364,071       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       AS Capital Partners LLC(10)                 273,055           *                      273,055       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       OTAPE Investments LLC(11)                   273,055           *                      273,055       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       TCMP3 Partners (12)                         272,944           *                      272,944       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Basso Equity Opportunity                    229,365           *                      229,365       - 0 -           0.0 %
       Holding Fund Ltd. (13)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Basso Multi-Strategy Holding                229,365           *                      229,365       - 0 -           0.0 %
       Fund Ltd. (13)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Andrew Burton First Trust &                 182,036           *                      182,036       - 0 -           0.0 %
       Co. Money Purchase Pension
       Plan (14)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       West End Convertible Fund                   182,036           *                      182,036       - 0 -           0.0 %
       L.P. (15)

       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Whalehaven Fund Ltd. (16)                   182,036           *                      182,036       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------

       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Bristol Investment Fund,                    182,036           *                      182,036       - 0 -           0.0 %
       Ltd. (17)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Gamma Opportunity Capital                   182,036           *                      182,036       - 0 -           0.0 %
       Partners LP (18)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Clearview International                     182,036           *                      182,036       - 0 -           0.0 %
       Investment Ltd. (19)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Trust u/w Ella Grey, Mary                   182,036           *                      182,036       - 0 -           0.0 %
       Cronson (20)
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       Cohanzik Partners, L.P. (21)                 91,017           *                       91,017       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
       U.S. Display Consortium                       9,058           *                        9,058       - 0 -           0.0 %
       ------------------------------ --------------------- -------------------- ------------------- ----------------- -------------
                                                 7,654,636         14.3%                  7,654,636       - 0 -           0.0 %
       ------------------------------ ===================== ==================== ------------------- ================= =============

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Represents (i) 396,825 shares of common stock; (ii) 238,095 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 143,679 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 131,580 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(2) Represents (i) 396,825 shares of common stock; (ii) 238,095 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 143,679 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 131,580 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share. This entity is an affiliated of a broker-dealer and acquired these shares in the ordinary course of business and not with a view to distribute.

(3) Represents (i) 275,000 shares of common stock; (ii) 165,000 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 99,569 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 91,185 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(4) Represents (i) 238,095 shares of common stock; (ii) 142,857 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 86,207 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 78,948 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(5) Represents (i) 238,095 shares of common stock; (ii) 142,857 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 86,207 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 78,948 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(6) Represents (i) 160,000 shares of common stock; (ii) 96,000 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 57,931 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 53,053 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(7) Represents (i) 158,730 shares of common stock; (ii) 95,238 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 57,472 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 52,632 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(8) Represents (i) 158,730 shares of common stock; (ii) 95,238 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 57,472 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 52,632 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(9) Represents (i) 158,730 shares of common stock; (ii) 95,238 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 57,471 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 52,632 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(10) Represents (i) 119,048 shares of common stock; (ii) 71,429 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 43,104 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 39,474 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(11) Represents (i) 119,048 shares of common stock; (ii) 71,429 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 43,104 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 39,474 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(12) Represents (i) 119,000 shares of common stock; (ii) 71,400 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 43,086 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 39,458 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(13) Represents (i) 100,000 shares of common stock; (ii) 60,000 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 36,207 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 33,158 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(14) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(15) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(16) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(17) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(18) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(19) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(20) Represents (i) 79,365 shares of common stock; (ii) 47,619 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 28,736 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 26,316 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

(21) Represents (i) 39,682 shares of common stock; (ii) 23,809 shares of common stock underlying warrants that are currently exercisable until January 2009 at an exercise price of $1.74 per share; (iii) 14,368 shares of common stock underlying warrants that are currently exercisable until six months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.74 per share; and (iv) 13,158 shares of common stock underlying warrants that are currently exercisable until twelve months after this prospectus is declared effective by the Securities and Exchange Commission at an exercise price of $1.90 per share.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. A member of Sichenzia Ross Friedman Ference LLP, Richard Friedman, will receive up to 200,000 shares of common stock, from eMagin, over the next 8 months for general corporate and litigation matters

                                     EXPERTS

Grant Thornton LLP, Independent Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002, and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

         Prior to the date of this registration statement, the Arthur Andersen partners who reviewed our audited financial statements, as of December 31, 2001 and 2000 resigned from Arthur Andersen LLP. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to our financial statements.

         Under these circumstances, Rule 437(a) under the Securities Act of 1933 permits the filing of this registration statement without including herein a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable under Section 11(a) of the Securities Act of 1933 because it has not consented to being named as an expert in the registration statement.


         Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         In September 2002, eMagin announced that it had appointed Grant Thornton as its independent auditor for fiscal year 2002, replacing Arthur Andersen LLP.


         On December 29, 2003, eMagin Corporation, (the "Company") notified Grant Thornton LLP of its decision to terminate its business relationship with them. On December 30, 2003, the Company engaged Eisner LLP as independent auditors of the Company for the fiscal year ending December 31, 2003. The action to engage Eisner LLP was taken upon the unanimous approval of the Audit Committee of the Board of Directors of the Company.

            During the last fiscal year ended December 31, 2002 and through December 29, 2003, (i) there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in its reports on the Company's financial statements, and (ii) Grant Thornton's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last fiscal year ended December 31, 2002 and through December 29, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B. Grant Thornton's opinion in its report on the Company's financial statements for the year ended December 31, 2002, included an explanatory paragraph that described uncertainties regarding the Company's ability to continue as a going concern. The consolidated financial statements of eMagin Corporation as of December 31, 2001 were audited by Arthur Anderson LLP who have ceased operations and who's report dated March 13, 2002 included an explanatory paragraph that described uncertainties regarding the Company's ability to continue as a going concern.

         During the two most recent fiscal years and through December 29, 2003, the Company has not consulted with Eisner LLP regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Eisner LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of eMagin Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

FINANCIAL STATEMENT INDEX


                                                                                                           Page

FINANCIAL STATEMENTS FOR eMAGIN CORPORATION

For the Three and Nine Months ended September 30, 2003 and September 30, 2002

Condensed Consolidated Balance Sheets as of September 31, 2003 (unaudited) and December 31, 2002            F-2

Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 31,
2003 and 2002 (unaudited)                                                                                   F-3

Condensed Consolidated Statements of Cash Flows for the Three and Nine Months ended March 31, 2003
and 2002 (unaudited)                                                                                        F-4

Condensed Consolidated Statement of Changes in Stockholder Equity (Unaudited)                               F-5

Selected Notes to Condensed Consolidated Financial Statements (Unaudited)                                   F-6



Report of Independent Certified Public Accountants                                                          F-15
Report of Independent Public Accountants                                                                    F-16
Consolidated Balance Sheets as of December 31, 2002 and 2001                                                F-17
Consolidated Statements of Operations for the years ended December 31, 2002 and 2001 and From
    Inception to Date                                                                                       F-18
Statement of Changes in Stockholders' Equity from Inception to Date                                         F-19
Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001 and From
    Inception to Date                                                                                       F-21
Notes to the Consolidated Financial Statements                                                              F-22

                               eMAGIN CORPORATION
                           CONSOLIDATED BALANCE SHEETS

  ------------------------------------------------------------------ -------------------------- ---------------------
                               ASSETS                                       September 30, 2003   December 31, 2002
  ------------------------------------------------------------------ -------------------------- ---------------------
  CURRENT ASSETS:                                                                                 (Unaudited)
      Cash and cash equivalents                                          $     1,378,665         $      82,951
      Trade receivables                                                          785,489               240,136
      Unbilled costs and estimated profits on contracts in progress               75,359               125,359
      Inventory                                                                  364,257               250,998
      Prepaid expenses and other current assets                                  371,953               113,849
                                                                      --------------------- --------------------
        Total current assets                                                   2,975,723               813,293

  EQUIPMENT AND LEASEHOLD IMPROVEMENTS:                                        3,322,094             2,230,674
      Less: Accumulated depreciation                                          (1,966,045)           (1,596,142)
                                                                      --------------------- ---------------------
        Total equipment and leasehold improvements, net                        1,356,049               634,532

  INTANGIBLE ASSETS:                                                          18,020,000            18,020,000
      Less: Accumulated Amortization                                         (18,020,000)          (17,688,558)
                                                                      --------------------- ---------------------
        Total intangible assets, net                                               0   -               331,442

  OTHER LONG-TERM ASSETS                                                          98,157                55,117
                                                                      --------------------- ---------------------
        Total Assets                                                     $     4,429,929         $   1,834,384
                                                                      ===================== =====================

                LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES:
      Accounts Payable                                                   $       306,803         $   6,381,036
      Accrued payroll and benefits                                               962,993             1,031,958
      Other accrued expenses                                                      45,042             1,207,693
      Advanced payments                                                           50,000               -  0  -
      Current portion of long-term debt                                           48,084                49,275
      Other short-term debt                                                    4,338,319             5,690,889
      Other current liabilities                                                  487,888                53,905
                                                                      --------------------- ---------------------
        Total current liabilities                                              6,239,129            14,414,756
                                                                      --------------------- ---------------------

  NOTES PAYABLE                                                                1,650,994             -   0   -

  OTHER LONG-TERM DEBT                                                            39,475               227,742

  SHAREHOLDERS' EQUITY:
      Common Stock, par value $0.0001 per share
      Shares authorized - 200,000,000 and 100,000,000
      Shares issued and outstanding - 41,722,410 and                              41,722                30,855
      30,854,980
      Additional paid-in-capital                                             131,030,191           119,221,277
      Deferred compensation                                                     (175,576)             (462,983)
      Accumulated deficit                                                   (134,396,006)         (131,597,263)
                                                                       --------------------- --------------------
        Total shareholders' equity                                            (3,499,669)          (12,808,114)
                                                                       --------------------- --------------------

                                                                       --------------------- --------------------
        Total liabilities and shareholders' equity                       $     4,429,929         $   1,834,384
                                                                       ===================== ====================

The accompanying notes are an integral part of these consolidated financial statements.

                            EMAGIN CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                          Three months      Three months      Nine months       Nine months
                                                             Ended             Ended            Ended             Ended
                                                          September 30,     September 30,    September 30,     September 30,
                                                             2003              2002              2003             2002
REVENUE:
  Contract revenue                                        $   275,504     $        176      $    275,504    $      14,284
  Product revenue, net of returns                             472,983          497,675         1,245,353          909,721
                                                    ------------------ ---------------- ----------------- ----------------
    Total Revenue                                             748,487          497,851         1,520,857          924,005
                                                    ------------------ ---------------- ----------------- ----------------

COSTS OF GOODS SOLD:
  Costs of goods sold                                         393,660                -         1,650,969                -
  Sales commissions                                                                               15,000
                                                    ------------------ ---------------- ----------------- ----------------
    Total Cost of Goods Sold                                  393,660                -         1,665,969                -
                                                    ------------------ ---------------- ----------------- ----------------

Gross Profit (loss)                                           354,827          497,851          (145,112)         924,005

COSTS AND EXPENSES:
  Research and development, net of funding                        571          947,653            22,419        6,435,467
  Manufacturing overhead expense                              945,779                          1,841,145
  Amortization of purchased intangibles                                        331,449           331,442          994,347
  Gain on payable forgiveness                              (2,752,570)                        (4,637,993)
  Stock based compansation                                  1,896,011                -         2,095,407                -
  Selling, general and administrative                         732,438        1,565,377         2,283,476        4,916,824
                                                    ------------------ ---------------- ----------------- ----------------
    Total costs and expenses, net                             822,229        2,844,479         1,935,896       12,346,638
                                                    ------------------ ---------------- ----------------- ----------------

OTHER INCOME (EXPENSE):
  Interest expense                                           (441,749)        (408,010)         (927,255)     (1,822,5652)
  Other Income (expense)                                                                         209,520
                                                    ------------------ ---------------- ----------------- ----------------
  Other income (expense)                                     (441,749)        (408,010)         (717,735)      (1,822,562)
                                                    ------------------ ---------------- ----------------- ----------------

Loss before provision for income taxes                       (909,151)      (2,754,638)       (2,798,743)     (13,245,195)
                                                    ------------------ ---------------- ----------------- ----------------

PROVISION FOR INCOME TAXES
                                                    ------------------ ---------------- ----------------- ----------------
  Net loss                                                $  (909,151)    $ (2,754,638)     $ (2,798,743)   $ (13,245,195)
                                                    ================== ================ ================= ================

Basic and diluted loss per common share                   $     (0.02)    $      (0.09)     $      (0.08)   $       (0.44)

Weighted average common shares outstanding                 38,360,090       30,294,980        34,404,367       30,294,980



 The accompanying notes are an integral part of these consolidated financial statements.

                               eMAGIN CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                                 Nine Months            Nine Months
                                                                                    ended                 ended
                  CASH FLOWS FROM OPERATING ACTIVITIES:                      September 30, 2003     September 30, 2002
                                                                            --------------------- ----------------------
Net Loss                                                                            ($2,798,743)          ($14,130,835)
Adjustment to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                        365,535              1,005,413
   Amortization of purchased intangibles                                                331,442                      -
   Amortization of debt discount                                                         69,432                      -
   Non-cash compensation for beneficial conversion                                       32,920                      -
   Non-cash charge for stock based compensation                                       2,095,407              2,627,837
   Non-cash interest related charges                                                    384,368              1,037,335
   Non-cash gain on debt restructure                                                 (4,637,993)                     -
   Non-cash charge for services received                                                443,252                307,657
   Non-cash charge for debt discount                                                     70,979                      -
Changes in operating assets and liabilities:
   Trade receivables                                                                   (545,353)               279,379
   Unbilled costs and estimated profits on contracts in progress                         50,000                191,953
   Inventory                                                                           (113,258)                25,120
   Prepaid expenses and other current assets                                           (312,833)               124,043
   Other long-term assets                                                                61,960                  4,469
   Advanced payment on contracts to be completed                                         59,385               (198,362)
   Deferred revenue                                                                     (29,900)                10,071
   Accounts payable, accrued expenses and accrued payroll                              (560,665)             2,937,190
   Other current liabilities                                                            282,676
                                                                           --------------------- ----------------------
      Net cash used in operating activities                                          (4,751,390)            (5,778,730)
                                                                           --------------------- ----------------------

                  CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases/Sales of equipment                                                           (880,572)               (66,075)
                                                                           --------------------- ----------------------
       Net cash used in investing activities                                           (880,572)               (66,075)
                                                                           --------------------- ----------------------

                  CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock, net of issuance costs                                                   3,954,509
Proceeds from exercise of stock options and warrants                                    986,054                    887
Proceeds from long- and short-term debt, net                                          6,000,000              1,443,478
Payments of long-term debt and capital leases                                           (58,378)              (195,284)
                                                                           --------------------- ----------------------
      Net cash provided by financing activities                                       6,927,676              5,203,590
                                                                           --------------------- ----------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             1,295,714               (641,215)
CASH AND CASH EQUIVALENTS, beginning of period                                           82,951                738,342
                                                                           --------------------- ----------------------
 CASH AND CASH EQUIVALENTS, end of period                                           $ 1,378,665            $    97,127
                                                                           ===================== ======================

Non-cash settlements of long-term debt and capital leases                             4,845,537                      -
Reclass of prepaid interest to debt restructure                                         748,116                      -


 The accompanying notes are an integral part of these consolidated financial statements.

                               eMAGIN CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                   (Unaudited)

                                                                                    Additional
                                         Common Stock                Deferred         Paid-in        Accumulated
                                    Shares             $           Compensation       Capital          Deficit           Total
--------------------------     ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Balance, December 31, 2002 ...  $       30,855   $     (462,983)  $   30,854,980   $  119,221,276  $(131,597,263)  $   (12,808,115)
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------

Stock warrants exercised .....          91,425               91                            49,909                           50,000
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Issuance of common stock for
services .....................         339,433              340                           273,457                          273,796
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Amortization of deferred
compensation .................                                           111,385                                           111,385
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Net loss for period...........                                                                        (2,405,491)       (2,405,491)



Balance, March 31, 2003 ......   $  31,285,838    $      31,286    $    (351,598)   $ 119,544,643  $(134,002,753)   $  (14,778,422)
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------


Conversion to common stock for
debt..........................       4,633,590            4,633                         4,239,260                        4,243,893
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Issuance of common stock for
services......................         125,002              125                            91,970                           92,095
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Exercise of options ..........         129,675              130                            53,810                           53,940
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Issuance of common stock for
payable forgiveness...........       1,997,840            1,998                         1,409,971                        1,411,969
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Amortization of deferred
compensation..................                                            88,011                                            88,011
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Warrants issued with
convertible notes payable.....                                         1,383,203                                         1,383,203
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Beneficial conversion on
financing.....................                                           616,797                                           616,797
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Net income (loss) for period .                                                            515,899                          515,899
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------

Balance, June 30, 2003 .......    $ 38,171,945    $      38,172    $    (263,587)   $ 127,339,654  $(133,486,854)   $  (6,372,615)
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------

Stock warrants exercised .....       1,114,933            1,115                           732,167                         733,282
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Issuance of common stock for
services......................          98,299               98                            77,047                          77,145
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Exercise of options ..........         386,708              387                           148,446                         148,832
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Issuance of common stock for
debt..........................         482,143              482                           716,142                         716,624
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Conversion of debt for common
stock.........................       1,468,382            1,468                           208,735                         210,203
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Amortization of deferred
compensation..................                                            88,011                                           88,011
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Stock Option Compensation.....                                                          1,808,000                       1,808,000
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------
Net income (loss) for period..                                                                          (909,151)        (909,151)
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------

Balance, September 30, 2003...      41,722,410    $      41,722    $    (175,576)   $ 131,030,191  $(134,396,006)   $  (3,499,669)
                               ---------------- ---------------- ---------------- ---------------- -------------- ------------------


 The accompanying notes are an integral part of these consolidated financial statements.

                                      F-5
eMAGIN CORPORATION

               Selected Notes to Consolidated Financial Statements

Note 1 - BASIS OF PRESENTATION

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. Certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The results of operations for the period ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year.

Note 2 - NATURE OF BUSINESS

Fashion Dynamics Corporation ("FDC") was organized January 23, 1996, under the laws of the State of Nevada. FDC had no active business operations other than to acquire an interest in a business. On March 16, 2000, FDC acquired FED Corporation ("FED") (the "Merger"). The merged company changed its name to eMagin Corporation (the "Company" or "eMagin") (Note 3). eMagin is a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. eMagin's wholly-owned subsidiary, Virtual Vision Inc., develops and markets microdisplay systems and optics technology for commercial, industrial and military applications. Following the Merger, the business conducted by the Company is the business conducted by FED prior to the Merger.

As of January 1, 2003 the Company has completed its development stage, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises. The financial statements results as of December 31, 2002 and the period ended September 30, 2002 have been restated to reflect the current status. We expect our product revenues to increase as we continue to concentrate on trade revenue, as additional supplies arrive and volumes of shipments of finished products continue to increase. The effects on accounting for 2003 will be substantial. The majority of sales before 2003 were Contract Revenue in which our costs were treated as overall company losses. In 2002 we started minimal production. We initially shipped only developer kits and sample quantities of our SVGA+ OLED microdisplay product. We expanded the product line with a SVGA 3D product. We now provide both color and several variations of monochrome versions of these products. Our customers generally spend six to over twelve months evaluating and testing our product and developing their own end product, which uses our display before committing to larger orders. We expect the quantities of products shipped to increase as we receive the materials and supplies we ordered after our recent financing and we hire additional staff to increase our manufacturing capacity, enabling us to begin shipping products to fulfill our backlog of orders as well as ship new orders.

In 2003 we are keeping track of costs of production, classifying direct and indirect costs to costs of goods sold and tracking our gross profit. Although R&D is no longer our primary focus, we have a few employees that are working on projects to create new products and enhance existing products. We are working to secure new R&D contracts to help create the next generation of lower cost and/or higher resolution products, as well as to develop other performance and life-luminance product enhancements. Contract R&D is expected to continue in 2003, but at proportionately much smaller levels than in prior years.

There can be no assurance that the Company will generate sufficient revenues to provide positive cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue in existence.

Note 3 - REVENUE AND COST RECOGNITION


The Company has historically earned revenues from certain of its R&D activities under both firm fixed-price contracts and cost-type contracts, including some cost-plus-fee contracts. Revenues relating to firm fixed-price contracts are generally recognized on the percentage-of-completion method of accounting as costs are incurred (cost-to-cost basis). Revenues on cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates. These rates are subject to audit by the other party. Amounts can be billed on a bi-monthly basis. Billing is based on subjective cost investment factors. The Company is currently under contract to one or more entities for research and development, and expects to undertake activities and realize revenues related to such research and development work in future quarters.

In addition, the Company has product sales which are recognized when merchandise is shipped and such revenue is recorded net of estimated sales returns based upon past experience. Adjustments to such returns are made as new information becomes available.

In 2003 we are keeping track of costs of production, classifying direct and indirect costs to cost of goods sold and tracking our gross profit. Although R&D as our primary focus will end, we have a few employees that are occasionally working on projects to create new products and enhance existing products. At present, we have few direct contracts we are billing to, and we may at times be asked to work on a completed contract. Although we will not have any income from that work, it may provide a foundation for future contracts and we will record those costs in direct contracts.

Note 4 - RESEARCH AND DEVELOPMENT COSTS

R&D costs are expensed as incurred. To date, activities of the Company (and its predecessor) have included the performance of R&D under cooperative agreements with United States Government agencies. Funding from such R&D contracts is recognized as a reduction in operating expenses during the period in which the services are performed and related direct expenses are incurred.

Note 5 - NET INCOME (LOSS) PER COMMON SHARE

In accordance with SFAS No. 128, net income (loss) per common share amounts ("basic EPS") were computed by dividing net income (loss) by the weighted average number of common shares outstanding and excluding any potential dilution. Net loss per common share assuming dilution ("diluted EPS") was computed by reflecting potential dilution from the exercise of stock options, warrants and convertible debt where all contingencies have been met. Common equivalent shares totaling 17,304,028 have been excluded from the computation of diluted EPS for the three months ended September 30, 2003, which include 5,027,292 weighted options in-the-money, 2,169,529 weighted warrants in-the-money and 10,107,207 convertible shares. Common equivalent shares totaling 19,091,435 have been excluded from the computation of diluted EPS for the nine months ended September 30, 2003, which include 5,988,552 weighted options in-the-money, 2,995,676 weighted warrants in-the-money and 10,107,207 convertible shares. Common equivalent shares totaling 11,732,954 have been excluded from the computation of diluted EPS for the three and nine month period ending September 30, 2002.
Note 6 - DEBT

The debt consisted of the following as of September 30, 2003:

         a     Current portion of long term debt           $        48,084
         b     Other short term debt                             4,338,319
         c     Notes payable                                     1,650,994
         d     Other long term debt                                 39,475
         e     Other
                                                     ---------------------------
               Total debt                                  $     6,076,872
                                                     ===========================

(a) This amount includes (i) $11,786 due to Citicorp Leasing over the next 12 months in lease payments for equipment; and (ii) $36,298 due to IBM over the next 12 months for leasehold improvements.

(b) On April 25, 2003, we entered into a global restructuring and secured note purchase agreement with a group of several accredited institutional and individual investors whereby the Investors agreed to lend us $6,000,000 in exchange for (i) the issuance of $6,000,000 principal amount of 9% secured convertible promissory notes due and payable on November 1, 2005 and (ii) warrants to purchase an aggregate of 7,749,921 shares of common stock of eMagin (subject to certain customary anti-dilution adjustments), such warrants are exercisable for a period of three (3) years.

Interest is payable on the notes at a rate of 9% per annum and, at our option, may be paid through the delivery of shares of our common stock (registered pursuant to the registration rights agreement referred to below) in lieu of cash interest payments on the maturity date of the loan, November 1, 2005. Subject to certain limitations, the notes may be converted, at the option of the holder, in whole or in part, into common shares with a conversion price of $0.7742, an amount equal to 105% of the volume weighted average of the closing price of our common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the closing date. The exercise price of the warrants on a per share basis is $.8110, an amount equal to 110% of the volume weighted average of the closing price of our common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the closing date.

As of September 30, 2003 we received the entire $6,000,000 of which we received $2,650,000 in the quarter ended September 30, 2003. As of September 30, 2003 the Company has recorded a total of ($1,268,967) for original debt discount and ($461,663) for beneficial conversion discount. In the third quarter of 2003, the Company recorded ($20,608) for the debt discount and ($48,782) for the beneficial conversion as paid in surplus, which will be amortized through November 2005. The amount includes warrants that were exercised in the third quarter of 2003 and the reversal of the remaining balance of the unamortized balance of beneficial conversion for these exercised warrants. For the quarter ended September 30, 2003, $38,438 has been amortized to interest expense relating to the debt discount for the April 2003 Financing.

The terms of the notes contain certain revisions, including financial and other covenants, which covenants relate to expenses, direct cost of goods sold, revenues and quarterly revenues. In the event that the Company is not in compliance with these covenants, 50% or more of the holders of the notes (in terms of the aggregate dollar value of the principal of the notes then issued and outstanding under the note purchase agreement) would be able to call an event of default. As of the date of the final tranche closing related to the April 2003 financing, we were in violation of one of the representations and warranties contained in the Note Purchase Agreement, which violation may be deemed to constitute a default under the promissory notes issued in connection with the April 2003 financing. Such violation relates to the litigation commenced by Vertical Ventures. We are in the process of seeking to obtain a forbearance from a majority in interest of the investors in the April 2003 Financing pursuant to which they will agree not to enforce their remedies for such event of default. We have reclassified this debt to short term debt until the forbearance is obtained.

c) This amount includes: (i) On January 14, 2002, the Company entered into a $1.0 million bridge loan arrangement with a private investor in connection with a secured note purchase agreement executed by the Company on November 27, 2001. This transaction increased the total amount of the secured convertible loan outstanding under this arrangement to $1,625,000, including amounts previously made available to the Company in connection with the November 27, 2001 secured note arrangement, net of repayments of $250,000 to certain investors who elected not to reinvest. The secured convertible notes accrue interest at a rate of 9.00% per annum and mature on November 1, 2005 as a result of a financing we completed in April 2003. Terms of the notes issued on January 14, 2002 also included a fixed conversion rate of $0.5264 per share. The Company also granted warrants purchasing 921,161 shares of common stock with an exercise price of $0.5468 per share to the Investor. Such warrants are exercisable through January 2005. Certain investors (the "Investors") of the November 27, 2001 financing who elected to remain in the new bridge loan arrangement received reset provisions of the previous conversion rate and warrant exercise prices issued in November 2001 equivalent to the terms granted to the investors in January 2002.

The total of the intrinsic value of the warrants issued to the new Investor and the incremental intrinsic value of the repriced warrants of certain existing investors of approximately $480,000 has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount was amortized into interest expense over the original period of the debt.

In addition, based on the terms of the bridge loan arrangement, the conversion terms of the debt provide for a beneficial conversion feature. The total value of the beneficial feature of the new debt and the incremental value of the reset conversion feature of the existing debt of approximately $780,000 was recorded at January 14, 2002 as non-cash interest expense.

In connection with the April 2003 financing described above, the Investor agreed, to (a) amend the secured note issued to them, (b) terminate the security agreement dated November 20, 2001 that was entered into in connection with the purchase of the original secured notes and allow the new investors to enter into a new security agreement with them on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing. The amendments to the notes included (i) extending the maturity dates of the note from June 30, 2003 to November 1, 2005, and (ii) revising and clarifying certain of the other terms and conditions of the note, including provisions relating to default and assignment of the note. The defaults of this note were modified to the same conditions as the new financing.

(ii) On June 20, 2002, the Company entered into a $0.2 million Secured Note Purchase Agreement with an Investor. The secured note accrues interest at 11% per annum and was due to mature on November 1, 2005 as a result of a financing we completed in April 2003. The Company also granted warrants, exercisable for a period of five years, to purchase 300,000 shares of common stock with an exercise price of $0.4257 per share to the investor; provided, however, this warrant may not be exercised by the investor so long as the investor is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the common stock of eMagin for purposes of Section 16 of the Securities Exchange Act 1934. The fair value of the warrants issued to this Investor, which approximated $84,000, has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount was amortized into interest expense over the period of the debt. Pursuant to the April 2003 financing described above, the investor agreed, to (a) amend the secured note issued to them, (b) terminate the security agreement dated June 20, 2002 that was entered into in connection with the purchase of the original secured notes and allow the new investors to enter into a new security agreement with them on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing. The amendments to the note included (i) amending the note issued on June 20, 2002 so as to provide that the note shall be convertible and will have the same conversion price as the notes issued pursuant to the April 2003 secured note purchase agreement, (ii) extending the maturity dates of the note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the note, including provisions relating to interest payments, conversions, default and assignment of the note. Due to the amendment to a convertible note, we recorded $106,372 beneficial conversion discount and $93,628 original debt discount, to be amortized through November 2005. As of September 30, 2003 the company has amortized a total of $12,169 for original debt discount and $13,825 for beneficial conversion discount. For the quarter ended September 30, 2003, $15,477 has been amortized to interest expense.

(d) This amount is due to Citicorp Leasing as long-term debt for lease payments for equipment.

(e) Other debt transactions - On August 21, 2002, the Company issued two Series B Convertible Debentures in the amount of $121,739 each. The debentures bore interest at the rate of 8% per annum and are due August 21, 2004. The Debenture also included a fixed conversion rate of $0.18 per share. Article 3 of the Debentures provided, in relevant part, that the Debentures (and any accrued interest thereon) may be converted to Common Stock, in whole or in part, on any Business Day at the Conversion Price if the average closing price of the shares traded exceeded a certain price per share for 10 consecutive trading days. These convertible debentures were converted on September 10, 2003 into 1,468,382 common shares. This transaction included a write-down of $31,561 in beneficial conversion feature that remained on the books at the time of conversion.

Note 7 - DEBT RESTRUCTURE

In connection with the April 2003 Financing, we entered into settlement or restructuring agreements with certain of our other creditors, pursuant to which the creditors agreed to accept shares of our common stock in full or partial satisfaction of the amount owed to them, or which allow us to either make discounted payments to them or to make payments under more favorable payment terms than previously were in place.

We converted the $1,000,000 loan plus interest to Travelers in common shares totaling 2,137,757 at a conversion price from the original agreement of approximately $0.53 per share, based on the market value of our common stock on the date the agreement was entered into. In June 2003, we recorded 1,013,017 as paid in capital for this transaction. The company also converted the $3,000,000 loan plus interest to SK Corporation in common shares totaling 2,495,833 at a conversion price from the original agreement of approximately $1.28 per share, based on the market value of our common stock on the date the agreement was entered into. In June 2003 we recorded 2,883,394 as paid in capital for this transaction. There was no gain recorded on these transactions

Also in June 2003, the Company negotiated settlement of amounts due and amounts for future services totaling $418,207 to related parties for services rendered via issuance of 125,002 shares of common stock. We also received approximately $52,000 for the exercise of 129,675 option shares. We also issued 1,997,840 shares in partial payment of debt in conjunction with the $1,885,423 reduction of expense recorded in the financial statement ended June 30, 2003.

In the third quarter of 2003, we took advantage of several operating lease buyout provisions. With a cash outlay of $950,000, we recorded $950,000 in purchased equipment, a reduction of $598,493 in prepaid interest and a write-down of $3,375,000 in long- and short-term debt. We recorded ($2,752,570) and ($4,637,993) as a gain on settlement of debt for the three and nine month ending September 30, 2003, respectively.

Note 8 - STOCKHOLDERS' EQUITY

The authorized common stock of the Company consisted of 100,000,000 shares with a par value of $0.001 per share. On July 2, 2003 the shareholders approved an increase to 200,000,000 shares.

In September 2003, the Company negotiated settlement of amounts due and amounts for future services to related parties for services rendered via issuance of 98,299 shares of common stock. As such, the Company recorded the fair value of the services received of $77,145 and $443,252 in selling, general and administrative expenses, prepaid expenses and reduction of accounts payable in the accompanying audited consolidated statement of operations for the three months and nine months ending September 30, 2003, respectively.

Also on September 10, 2003, the Company converted two Series B Convertible Debentures in the amount of $121,739 each. These convertible debentures were converted at $0.18 per share for a total of 1,468,382 shares. This transaction included a write-down of $31,561 in beneficial conversion feature that remained on the books at the time of conversion.

Note 9 - STOCK COMPENSATION

As of September 30, 2003, we have outstanding options to purchase 11,920,723 shares. The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant no compensation expense is recorded. The Company discloses information relating to the fair value of stock-based compensation awards in accordance with Statement of Financial Accounting Standards No.123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provision of SFAS No. 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in the third quarter of 2003 and 2002, respectively: (1) average expected volatility of 162% and 150%, (2) average risk-free interest rates of 3.74% and 6.00%, and (3) expected lives of five and seven years for the period ended September 30, 2003 and expected lives of five and eight years for the period ended September 30, 2002.

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the portion of the estimated fair value of awards that were earned for the three months ended September 30, 2003 and 2002.

  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  For the three and nine months ended               Three Months         Three Months          Nine Months           Nine Months
  September 30, (In thousands, except per               2003                 2002                  2003                  2002
  share
  amounts)
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  Net income (loss) applicable to common                 $(909,151)         $(2,754,638)         $ (2,798,743)         $(13,245,195)
  stockholders', as reported
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  Adjust:  Stock-based employee compensation
  expense determined under fair value method                  (316)          (3,116,892)           (1,486,025)           (9,350,676)
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
   Pro forma net loss                                    $(909,467)        $ (5,871,530)          $(4,284,768)         $(22,595,871)
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  Net loss per share applicable to common
  stockholders'
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  Basic and diluted, as reported                          $  (0.02)           $   (0.09)             $  (0.08)             $  (0.44)
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------
  Basic and diluted, pro forma                            $  (0.02)           $   (0.19)             $  (0.12)             $  (0.75)
  ---------------------------------------------- --------------------- -------------------- --------------------- ------------------

Note 10 - EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB, issued SFAS, No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 addresses financial accounting and reporting for the retirement obligation of an asset. This statement provides that companies should recognize the asset retirement cost at its fair value as part of the cost of the asset and classify the accrued amount as a liability. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. The Statement will be effective for fiscal years beginning after June 15, 2002. On January 31, 2003, eMagin adopted SFAS No. 143. The adoption of this standard did not have a significant impact on eMagin's consolidated financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement eliminates the requirement under SFAS 4 to aggregate and classify all gains and losses from extinguishment of debt as an extraordinary item, net of related income tax effect. This statement also amends SFAS 13 to require that certain lease modifications with economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. In addition, SFAS No. 145 requires reclassification of gains and losses in all prior periods presented in comparative financial statements related to debt extinguishment that do not meet the criteria for extraordinary item in Accounting Principles Board Opinion ("APB") 30. The statement is effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. The Company adopted SFAS No. 145 on January 1, 2003; the adoption had no effect on the financial results of the Company.

On July 30, 2002, The FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. eMagin adopted SFAS No. 146 as of January 1, 2003. Upon adoption of SFAS 146, there was no effect on its financial position, cash flows or results of operations.

In November 2002, the EITF reached a consensus on Issue 00-21 ("EITF 00-21"), "Multiple-Deliverable Revenue Arrangements." EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services, and/or rights to use assets. The consensus mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for separately because they are separate units of accounting. The guidance can affect the timing of revenue recognition for such arrangements, even though it does not change rules governing the timing or pattern of revenue recognition of individual items accounted for separately. The final consensus will be applicable to agreements entered into in periods beginning after June 15, 2003 with early adoption permitted. Additionally, companies will be permitted to apply the consensus guidance to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes." The Company is assessing, but at this point does not believe the adoption of EIFT 00-21 will have a material impact on its financial position, cash flows or results of operations.

  On April 30, 2003, the FASB issued Statement No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133, and it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and is to be applied prospectively. The adoption of this standard did not have a material impact on the Company's financial position, cash flows or results of operations.
  On May 15, 2003, the FASB issued Statement No. 150 ("FAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments.

o mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets o instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts
o obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares.

  FAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in FAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not yet completed its analysis of SFAS No. 150 and, therefore, the effect on the Company's combined financial statements of the implementation of SFAS 150, when effective, has not yet been determined.

Note 11 - RECLASSIFICATIONS

Certain amounts in the September 30, 2002 financial statements have been reclassified to conform to the September 2003 classification. As of January 1, 2003 the Company has completed its development stage, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises". The financial statements results as of December 31, 2002 and the period ended September 30, 2002 have been restated to reflect the current status.

Note 12 - CONTINGENCIES

On or about May 19, 2003, an action was commenced against the Company by Vertical Ventures Investments LLC in the Supreme Court of the State of New York, County of New York, Index No. 3601562/03. In this action, the plaintiff has asserted claims for the breach of a Registration Rights Agreement, and seeks compensatory damages against the Company in the amount of $1,500,000. The Company filed its answer on June 23, 2003 and has denied any and all wrongdoing. The Company intends to vigorously defend this matter. The parties are in the process of conducting discovery, but at this juncture, it is difficult to estimate the likelihood of any unfavorable outcome and estimate the amount or range of potential loss at this time.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of eMagin Corporation:

We have audited the accompanying balance sheet of eMagin Corporation (a Delaware corporation in the development stage; see Note 1) and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year then ended and the 2002 amounts included in the cumulative period from inception (January 23, 1996) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of eMagin Corporation as of December 31, 2001 and for the year then ended and from inception to December 31, 2001 were audited by other auditors who have ceased operations and who's report dated March 13, 2002 included an explanatory paragraph that described uncertainties regarding the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eMagin Corporation and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, and the 2002 amounts included in the cumulative period from inception (January 23, 1996) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations since inception and the working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grant Thornton LLP
New York, New York
April 11, 2003

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of eMagin Corporation:

We have audited the accompanying consolidated balance sheets of eMagin Corporation (a Delaware corporation in the development stage; see Note 1) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (January 23, 1996) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We have not audited the financial statements of the Company from inception to December 31, 1999. These financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the consolidated statements of operations, shareholders' equity (deficit) and cash flows for the period from inception to December 31, 1999, is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of eMagin Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, and for the period from inception to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations since inception and the working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arthur Anderson LLP
New York, New York
March 13, 2002

Note: Reprinted above is a copy of the report previously expressed by such firm which has ceased operations. The reprinting of this report is not equivalent to a current re-issuance of such report as would be required if such firm was still operating. The consolidated operations, shareholders' equity (deficit) and cash flows for the two years then ended and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (January 23, 1996) to December 31, 2001 referred to in this report have been included in the accompanying financial statements. Because such firm has not consented to the inclusion of this report in this Form SB-2, the reader's ability to make a claim against such firm may be limited or prohibited.

eMAGIN CORPORATION (a development stage company)

                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,


                                  ASSETS                                          2002                    2001
                                                                           --------------------    --------------------
CURRENT ASSETS:
   Cash and cash equivalents                                                    $       82,951          $      738,342
   Contract receivables                                                                240,136
                                                                                                               485,021
   Unbilled costs and estimated profits on contracts in progress
                                                                                       125,359                 293,273
   Inventory                                                                           250,998                  90,720
   Prepaid expenses and other current assets                                           113,849                 388,344
                                                                           --------------------    --------------------
      Total current assets                                                             813,293               1,995,700

Equipment and leasehold improvements                                                   634,532               1,166,509
Patents                                                                                331,442               1,657,238
Other long-term assets                                                                  55,117                  94,367
                                                                           --------------------    --------------------
      Total assets                                                              $    1,834,384          $    4,913,814
                                                                           ====================    ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                                            $       49,275          $      693,197
   Other short term debt                                                             5,690,889               1,875,000
   Accounts payable                                                                  6,381,036               3,116,558
   Accrued expenses                                                                  1,207,693                 615,418
   Accrued payroll and benefits                                                      1,031,958                 788,302
   Deferred Revenue                                                                     30,400                 289,538
   Other current liabilities                                                            23,505                 108,805
                                                                           --------------------    --------------------
      Total current liabilities
                                                                                    14,414,756               7,486,818
                                                                           --------------------    --------------------

LONG-TERM DEBT
                                                                                       227,742               2,305,184

SHAREHOLDERS' EQUITY (DEFICIT):
   Common Stock, par value $0.001 per share
      Shares authorized - 100,000,000
      Shares issued and outstanding - 30,854,980 and 25,171,183
                                                                                        30,855                  25,171
   Additional paid-in capital
                                                                                   119,221,277             114,058,560
   Deferred compensation
                                                                                      (462,983)             (2,277,367)
   Deficit accumulated during the development stage
                                                                                  (131,597,263)           (116,684,552)
                                                                           --------------------    --------------------
      Total shareholders' equity (deficit)
                                                                                   (12,808,114)             (4,878,188)
                                                                           --------------------    --------------------
      Total liabilities and shareholders' equity (deficit)                      $    1,834,384          $    4,913,814
                                                                           ====================    ====================

The accompanying notes are an integral part of these financial statements
                               eMAGIN CORPORATION
                          (a development stage company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 and 2001
and for the period from inception (January 23, 1996) through December 31, 2002


                                                                                Period from inception
                                                                                   January 6, 1996
                                                 2002              2001          to December 31, 2002
CONTRACT REVENUE:
CONTRACT REVENUE:
  Contract revenue                            $     840,658    $    5,005,657      $         8,403,902

  Product revenue
                                                  1,287,002           841,713                2,128,715
                                            ---------------- ------------------------------------------
    Total revenue                                 2,127,660         5,847,370               10,532,617
                                            ---------------- ------------------------------------------

COSTS AND EXPENSES:
  Research and development, net of funding
   under cost sharing arrangements of
$331,956,  $1,555,811,
$3,608,325 respectively                           7,254,996        12,724,161               29,614,105
Amortization of purchased intangibles
                                                  1,325,796        17,886,838               40,144,954
Acquired In Process Research & Development
                                                          -                                 12,820,000
Writedown of Goodwill and purchased
intangibles                                               -        32,145,863               32,145,863
Selling, general and administrative
                                                  6,153,238        10,226,710               24,100,289
                                            ---------------- ------------------------------------------
    Total costs and expenses, net
                                                 14,734,030        72,983,572              138,825,211
                                            ---------------- ------------------------------------------

OTHER INCOME (EXPENSE):
  Interest expense
                                                (2,329,452)       (1,411,668)              (3,232,742)
  Other income (expense), net
                                                     23,111            61,135                 (71,928)
                                            ---------------- ------------------------------------------
Other income (expense)
                                                (2,306,341)       (1,350,533)              (3,304,670)
                                            ---------------- ------------------------------------------

    Loss before provision for income taxes  $  (14,912,711)  $   (68,486,735)     $      (131,597,263)
                                            ---------------- ------------------------------------------

PROVISION FOR INCOME TAXES
                                                          -                                          -
                                            ---------------- ------------------------------------------
    Net loss                                $  (14,912,711)  $   (68,486,735)     $      (131,597,263)
                                            ================ ==========================================

Basic and diluted loss per common share
                                                     (0.51)            (2.73)

Weighted average outstanding common stock
                                                 29,416,838        25,100,211

The accompanying notes are an integral part of the financial statements.

eMAGIN CORPORATION (a development stage company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (JANUARY 23, 1996) through DECEMBER 31, 2002

-----------------------------------------------------------------------------------------------------------------------------
                                                 Common Stock        Deferral       Additional      Accumulated
-----------------------------------------------------------------------------------------------------------------------------
                                                Shares      $      Compensation  Paid-In Capital      Deficit       Total
-----------------------------------------------------------------------------------------------------------------------------
Balance, February 6, 1996                       600,000     $   600              $         5,400                   $   6,000
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                    $  (3,803)     (3,803)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                      600,000         600            -           5,400          (3,803)      2,197
---------------------------------------------================================================================================
Issuance of common stock for cash               500,000         500                       24,500                      25,000
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                       (5,268)     (5,268)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                    1,100,000       1,100            -          29,900          (9,071)     21,929
---------------------------------------------================================================================================
Effect of stock split                         5,500,000       5,500                       (5,500)                          -
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                       (3,477)     (3,477)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998
                                              6,600,000       6,600            -          24,400         (12,548)     18,452
---------------------------------------------================================================================================
Effect of stock split                        13,556,400      13,556                      (13,556)                          -
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                      (18,452)    (18,452)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999                   20,156,400      20,156            -          10,844         (31,000)          -
---------------------------------------------================================================================================
Sale of common stock in private placement     3,464,547       3,465                   23,246,535                  23,250,000
-----------------------------------------------------------------------------------------------------------------------------
Common stock, options and warrants issued
in connection with FED acquisition           10,486,386      10,486                   92,354,461                  92,364,947
-----------------------------------------------------------------------------------------------------------------------------
Cancellation of existing shareholders        (9,356,018)     (9,356)                       9,356                           -
common stock
-----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock related to               1,080           1                        1,835                       1,836
exercise of warrant
-----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for services           316,748         317                    2,216,919                   2,217,236
-----------------------------------------------------------------------------------------------------------------------------
Deferred compensation                                               $(13,023,364)                                (13,023,364)
-----------------------------------------------------------------------------------------------------------------------------
Amortization of deferred compensation                                  2,539,828                                   2,539,828
-----------------------------------------------------------------------------------------------------------------------------
To book forfeited stock options                                        1,217,139      (1,217,139)                          -
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                  (48,166,817)(48,166,817)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                   25,069,143      25,069   (9,266,397)    116,622,811     (48,197,817) 59,183,666
---------------------------------------------================================================================================
Sale of warrants                                 16,002          16                       27,507                      27,523
-----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for services            86,038          86                      116,151                     116,237
-----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock related to debt                                                 408,068                     408,068
financing
-----------------------------------------------------------------------------------------------------------------------------
Beneficial conversion of debt financings                                                 530,473                     530,473
-----------------------------------------------------------------------------------------------------------------------------
OID for debt financings                                                                  501,577                     501,577
-----------------------------------------------------------------------------------------------------------------------------
Amortization of deferred compensation                                  2,841,003                                   2,841,003
-----------------------------------------------------------------------------------------------------------------------------
To book forfeited stock options                                        4,148,027      (4,148,027)                          -
-----------------------------------------------------------------------------------------------------------------------------
Net loss for period                                                                                  (68,486,735)(68,486,735)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                   25,171,183   $ 25,171  $ (2,277,367)   $114,058,560   $(116,684,552)$(4,878,188)
---------------------------------------------================================================================================

                               eMAGIN CORPORATION
                          (a development stage company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Additional
-------------------------------------------------------------------------------------------------------------------------------
                                        Common Stock               Deferred         paid-in        Accumulated
-------------------------------------------------------------------------------------------------------------------------------
                                   Shares             $          Compensation       Capital          Deficit         Total
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001          25,171,183     $   25,171     $ (2,277,367)  $  114,058,560  $ (116,684,552)  $(4,878,188)
-------------------------------================-==============--================-===============-================-=============

-------------------------------------------------------------------------------------------------------------------------------
Sale of common stock in
private placement                    4,899,179          4,899                         3,475,619                      3,480,518
-------------------------------------------------------------------------------------------------------------------------------
Issuance of warrants in debt                                                            140,387                        140,387
financing
-------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock
related to debt financing               80,000             80                            55,570                         55,650
-------------------------------------------------------------------------------------------------------------------------------
Buyout of debt financing               500,000            500                            89,632                         90,132
-------------------------------------------------------------------------------------------------------------------------------
Value related to original
issue discount features of                                                              672,682                        672,682
debt financing
-------------------------------------------------------------------------------------------------------------------------------
Amortization of deferred
compensation                                                            739,191          35,329                        774,520
-------------------------------------------------------------------------------------------------------------------------------
Stock Options Exercised                  2,125              2                               885                            887
-------------------------------------------------------------------------------------------------------------------------------
Reversal and deferred
compensation balance for                                              1,075,193     (1,075,193)                              -
forfeited options
-------------------------------------------------------------------------------------------------------------------------------
Non-Cash Comp Expenses for
Options                                                                                 872,399                        872,399
-------------------------------------------------------------------------------------------------------------------------------
Value related to beneficial
conversion features of debt                                                             783,691                        783,691
financing
-------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for           202,493            202                           111,716                        111,918
services
-------------------------------------------------------------------------------------------------------------------------------
Net Loss for Period                                                                                 (14,912,711)  (14,912,711)
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002          30,854,980     $   30,855     $   (462,983)  $  119,221,276  $ (131,597,263) $(12,808,115)
-------------------------------================-==============--================-===============-================-=============

The accompanying notes are an integral part of these financial statements eMAGIN CORPORATION (a development stage company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 and 2001 and for the period from inception (January 23, 1996) to December 31, 2002

                                                                                            Period from
                                                                                             inception
                                 January 23 1996
                                                                 2002          2001      December 31, 2002
                                                             --------------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                      ($14,912,711) ($68,486,735)      ($131,597,263)
Adjustments to reconcile net loss to net cash
        used in operating activities-
   Depreciation and amortization
                                                                 1,842,480    18,453,461          41,785,462
   Write-down of goodwill and purchased intangibles
                                                                              32,145,863          32,145,863
   Loss on disposal of assets
                                                                                                      97,713
   Non-cash charge for stock based compensation
                                                                 1,646,917     2,841,003           7,027,748
   Non-cash interest related charges
                                                                 1,446,654     1,222,562           2,669,216
   Non-cash related to issuance of warrants
                                                                   140,387                           140,387
   Non-cash charge for services received
                                                                    25,050       116,151             141,201
   Non-cash charge due to beneficial conversion
                                                                   783,691                           783,691
   Acquired in-process research and development
                                                                                                  12,820,000
  Changes in operating assets and liabilities, net of
       acquisition:
       Trade receivables
                                                                   593,300       340,606             240,136
       Interest receivable
       Unbilled costs and estimated profits on contracts in
       progress                                                    125,359                           125,359
       Costs and estimated profits in excess of billings on
       contracts                                                  (326,291)      334,074
       Inventory                                                   341,718       (90,720)            250,998
       Prepaid expenses and other current assets                   196,371       276,984             113,849
       Other long-term assets                                      139,033        11,027              55,117
       Advanced payment on contracts to be completed              (398,343)       86,531
       Deferred Revenue                                             30,400                            30,400
       Accounts payable, accrued expenses and accrued
       payroll                                                   2,738,847     1,932,619           4,722,505
       Other current liabilities
                                                              -----------------------------------------------
             Net cash used in operating activities              (5,587,137) ( 10,816,574)        (28,447,617)
                                                              -----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment                                          (84,745)     (464,829)         (1,352,607)
   Net proceeds from acquisition                                                                   1,239,162
                                                              -----------------------------------------------
             Net cash used in investing activities                 (84,745)     (464,829)           (113,445)
                                                              -----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sales of common stock, net of issuance
    costs                                                        3,475,621                        24,756,621
   Proceeds from exercise of stock options and warrants            141,272        27,609             168,881
   Proceeds from long and short term debt (net)                  1,443,478     4,875,000           6,318,478
   Payments of long term debt and capital leases                   (43,880)     (250,121)         (2,599,967)
                                                              -----------------------------------------------
             Net cash provided by financing activities           5,016,491     4,652,488          28,644,013
                                                              -----------------------------------------------

NET INCREASE  IN CASH AND CASH EQUIVALENTS                        (655,391)   (6,628,915)             82,951
CASH AND CASH EQUIVALENTS, beginning of period                     738,342     7,367,257
                                                              -----------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                         $  82,951   $   738,342       $      82,951
                                                              ===============================================

The accompanying notes are an integral part of these financial statements
                               eMAGIN CORPORATION
                          (a development stage company)

                 Notes to the Consolidated Financial Statements

Note 1 - NATURE OF BUSINESS AND DEVELOPMENT STAGE RISKS

Fashion Dynamics Corporation ("FDC") was organized January 23, 1996, under the laws of the State of Nevada. FDC had no active business operations other than to acquire an interest in a business. On March 16, 2000, FDC acquired FED Corporation ("FED") (the "Merger"). FED was a developer and manufacturer of optical systems and micro displays for use in the electronics industry. FED's wholly owned subsidiary, Virtual Vision, develops and markets micro display systems and optics technology for commercial, industrial and military applications. The merged company changed its name to eMagin Corporation (the "Company" or "eMagin"). Following the Merger, the business conducted by the Company is the business conducted by FED prior to the Merger.

The Company continues to be a development stage company, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," as it continues to devote substantially all of its efforts to establishing a new business, and it has not yet commenced its planned principal operations. Revenues earned by the Company to date are primarily related to research and development type contracts and sales of its first two commercial organic light emitting diode ("OLED") micro display products.

Through December 31, 2002 we have incurred accumulated losses of approximately $131.6 million since our inception and we anticipate incurring significant losses as we fund our growth. Since inception we have financed our operations through private placements of equity securities, research and development contracts and borrowings. As of December 31, 2002, we had $83 thousand in cash and cash equivalents, and a working capital deficit of $13.6 million. We are in default of our note agreements (see Note 5) and we are delinquent in our lease obligation to IBM in the amount of approximately $150,000. We may be denied access to the premises although the company has entered into negotiations with IBM to settle the amount due in April 2003.

The Company's ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near future to continue: (1) its research and development efforts, (2) hiring and retaining key employees,
(3) satisfaction of its commitments and (4) the successful development, marketing and production of its products.

The Company believes that it will be able to secure financing in the near term and that the proceeds from such financings, and its remaining cash resources at December 31, 2002, will be sufficient to fund the Company's operations into the first quarter of 2004 and beyond. However, there can be no assurance that sufficient capital will be available, when required, to permit the Company to realize its plan, or even if such capital is available, that it will be at terms favorable to the Company. Additionally, there can be no assurance that the Company's efforts to produce a profitable product will be successful or that the Company will generate sufficient revenues to provide positive cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue in existence.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of eMagin Corporation include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries over which the Company exercises control. Inter-company transactions and balances are eliminated in consolidation.

Revenue and Cost Recognition

The Company has historically earned revenues from certain of its research and development activities under both firm fixed-price contracts and cost-type contracts, including some cost-plus-fee contracts. Revenues relating to firm fixed-price contracts are generally recognized on the percentage-of-completion method of accounting as costs are incurred (cost-to-cost basis). Revenues on cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates.

Product revenue is recorded when products are shipped to customers, at which time, title passes to the customer net of estimated returns. The Company provides a limited warranty that its products meet the formal specifications at the time of shipment. Customers are typically provided an ability to return products with out of specification initial manufacturing defects up to 1 year after shipment, depending on the arrangements made. Longer limited warrants may be made. The company does not provide any warranty other than the potential replacement of our own specific product.

As of December 31, 2002 and 2001, the Company had received advanced payments on contracts to be completed of $0 and $275,000, respectively. These amounts, classified as deferred revenues in the accompanying consolidated balance sheets, represent that portion of amounts billed by the Company, or cash collected by the Company, for which services have not yet been provided or products have not yet been delivered.

Costs and Estimated Profits in Excess of Billings on Contracts in Progress

The Company records costs and estimated profits in excess of billings on contracts in progress as an asset on its balance sheet to the extent such costs, and related profits, if any, have been incurred under outstanding contracts and are expected to be collected.

The components of costs and estimated profits in excess of billings on contracts in progress as of December 31, 2002 and 2001 were as follows:


                                                                           2002              2001
Total costs incurred and estimated profits                          $      840,658    $    21,414,000
Less amounts billed                                                        840,658         21,121,000
Costs and estimated profits in excess of billings on   contracts
    in progress                                                     $            0    $       293,000
                                                                    ==============    ===============

Research and Development/Cost-Sharing Arrangements

The Company has entered into three cost-sharing arrangements with an agency of the U.S. Government and one commercial customer. To date, activities of the Company include the performance of research and development under cooperative agreements. Current industry practices provide that costs and related funding under such agreements be accounted for as incurred and earned. The Company is reimbursed for expenses plus government rates for research and development costs and general and administrative costs.

The Company has incurred research and development costs and earned funding under these agreements as of December 31, 2002 and 2001 as follows:

                                              2002               2001
Unfunded research and development            $ 7,244,820    $   11,442,000

Research and development costs                   331,956         2,838,000

Funding received                                (331,956)       (1,556,000)
                                             ------------   ---------------
                                             $ 7,244,820    $   12,724,000
                                             ============   ===============

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable

The majority of the Company's commercial accounts receivable are due from OEM manufacturers. Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are payable in U.S. dollars, are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectable, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the first-in first-out method. The Company reviews the value of its inventory and reduces the inventory value to its estimated market value based upon current market prices and contracts for future sales.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost. Depreciation on equipment is calculated using the straight-line method of depreciation over their estimated useful lives. Amortization of leasehold improvements is calculated by using the straight-line method over the shorter of their estimated useful lives or lease terms. Expenditures for maintenance and repairs are charged to expense as incurred.

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with this standard, eMagin performs impairment tests on its long-lived assets, excluding goodwill and other intangible assets, when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to market value.

Goodwill and Other Intangible Assets

Identifiable intangible assets resulting from the acquisition of FED and the excess purchase price over net assets acquired ("goodwill") are being amortized on a straight-line basis over their respective estimated useful lives of approximately three years. The Company's ability to realize its goodwill is dependent upon its ability to raise sufficient financing in order to expand the rollout and commercialization of its products. In the third quarter of 2001, the Company was able to secure a limited amount of additional financing to fund its operations, however, such financing was not in the amount the Company expected to be able to secure, nor was it enough to rollout commercialization of its product on a wide scale basis, as had been contemplated by its business plan. Based on these factors, among others, the Company revised its future business plan and evaluated the carrying value of the identifiable intangible assets and goodwill. Based on this evaluation, the Company determined that the assets were impaired, and, accordingly, during the quarter ended September 30, 2001, the Company recorded an impairment write-down of its goodwill and other identifiable intangible assets of approximately $32.1 based on the estimated discounted net cash flow to be generated over the remaining life of the assets. The impairment charge is included in the accompanying consolidated statement of operations for the year ended December 31, 2001. Inclusive of this impairment write-down, amortization of identified intangibles expense for the year ended December 31, 2001 was approximately $50.0 million and amortization of purchased intangibles expense for the year ended December 31, 2002 was approximately $1.3 million.

As of December 31, 2002 and 2001, intangible assets was comprised of the patents as follows (in millions):

                                                          2002            2001

Patents ..........................................      $  18.0        $  18.0

Less: Accumulated amortization ...................        (17.7)         (16.3)
                                                        --------       --------
Patents, net .....................................      $   0.3        $   1.7
                                                        ========       ========

Income Taxes

Deferred income taxes are recorded by applying enacted statutory tax rates to temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 2002 and 2001, the Company has net deferred tax assets of approximately $29.5 million and $24.4 million respectively, primarily resulting from the future tax benefit of net operating loss carry forwards discussed below. Such net deferred tax assets are fully offset by valuation allowances due to the uncertainty as to their realizability.

At December 31, 2002, the Company has net operating loss carry forwards totaling approximately $ 72.7 million, inclusive of the net operating losses acquired as part of the acquisition of FED, which expire through 2021, available to offset future Federal taxable income. Pursuant to Section 382 of the Internal Revenue Code, the usage of a portion of these net operating loss carry forwards is limited due to changes in ownership that have occurred.

Loss per Common Share

In accordance with SFAS No. 128, "Earnings Per Share," net loss per common share amounts ("basic EPS") were computed by dividing net loss by the weighted average number of common shares outstanding and excluding any potential dilution. Net loss per common share amounts assuming dilution ("diluted EPS") were computed by reflecting potential dilution from the exercise of stock options and warrants. Common equivalent shares have been excluded from the computation of diluted EPS for all periods presented as their effect is antidilutive.

Comprehensive Income (Loss)

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income (loss) is the total of net income (loss) and all other non-owner changes in equity (or other comprehensive income (loss)) such as unrealized gains or losses on securities classified as available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive income (loss) must be reported on the face of the annual financial statements. The Company's operations did not give rise to any material items includable in comprehensive income (loss), which were not already in net income (loss) for the years ended December 31, 2002, 2001 and 2000. Accordingly, the Company's comprehensive income (loss) is the same as its net income (loss) for all periods presented.

Stock-Based Compensation

Accounting for Stock-Based Compensation: eMagin applies Accounting Principals Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock-based compensation plans. Accordingly, eMagin records expense for employee stock compensation plans equal to the excess of the market price of the underlying eMagin shares at the date of grant over the exercise price, which equals the market price of the underlying shares at the grant date and therefore, no compensation expense is recorded. The following table summarizes the pro forma operating results of eMagin had compensation cost for stock options granted (See Note 8) been determined in accordance with the fair value based method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). eMagin has presented the following disclosures in accordance with SFAS 148 "Accounting for Stock-Based Compensation-Transition and Disclosures."

----------------------------------------------- --------------------- ---------------------
For the year ended December 31,                               2002                  2001
----------------------------------------------- --------------------- ---------------------
(In thousands, except per share
amounts)
----------------------------------------------- --------------------- ---------------------
Net loss applicable to common stockholders',
as reported                                        $  (14,912,711)         $(68,486,735)
----------------------------------------------- --------------------- ---------------------
Adjust:  Stock-based employee compensation
expense determined under fair value method             (1,225,884)             (992,265)
----------------------------------------------- --------------------- ---------------------
 Pro forma net loss.                                $ (16,138,595)        $ (69,479,000)
----------------------------------------------- --------------------- ---------------------
Net loss per share applicable to common stockholders':
----------------------------------------------- --------------------- ---------------------
Basic and diluted , as reported                      $      (0.51)            $   (2.73)
----------------------------------------------- --------------------- ---------------------
Basic and diluted, pro forma                         $      (0.55)            $   (2.77)
----------------------------------------------- --------------------- ---------------------

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the portion of the estimated fair value of awards that were earned for the years ended December 31, 2002, 2001 and 2000.

The fair value of stock option grants is estimated using the Black-Scholes option-pricing model with the following assumptions:

------------------------------------------- --------------- ---------------
For the year ended December 31,                  2002            2001
------------------------------------------- --------------- ---------------
Term (years)                                      5               3
------------------------------------------- --------------- ---------------
Volatility                                       150%            128%
------------------------------------------- --------------- ---------------
Risk-free interest rate                         6.00%           5.41%
------------------------------------------- --------------- ---------------
Dividend yield                                   0 %             0 %
------------------------------------------- --------------- ---------------
Weighted -average fair value per                $ 0.35          $ 2.72
option
------------------------------------------- --------------- ---------------

Concentration of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash, cash equivalents, trade receivables, contract receivables and costs and estimate profits in excess of billings on contracts in progress.

The Company maintains cash and cash equivalents with various major financial institutions. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

Contract receivables and costs and estimated profits in excess of billings on contracts in progress subject the Company to the potential for credit risk with customers, primarily government contractors. The Company establishes its credit polices based on an ongoing evaluation of its customers' creditworthiness and competitive market conditions and does not require collateral.

The Company sells products to a large number of customers which are primarily in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company's customer base includes 2 customers who account for 32%, 6% and 0% of sales in fiscal 2002, 2001 and 2000, respectively. One customer represented 18%, 6% and 0% and the other customer represented 14%, 0% and 0% of sales in fiscal 2002, 2001 and 2000. These same two customers represented $0% and $23% of accounts receivable at December 31, 2002 and 4% and 0% of accounts receivable at December 31, 2001. Although the Company is directly affected by the well- being of these customers, management does not believe significant credit risk exists at December 31, 2002.

Fair Value of Financial Instruments

The Company has various financial instruments, including cash, cash equivalents, accounts receivable, accounts payable and short and long-term debt. The Company believes the carrying values of its financial instruments approximate their fair values.

Use of Estimates

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectibility of accounts receivable, and the realizability of other intangible assets, accruals, income taxes, inventory realization and other factors. Management has exercised reasonable judgment in deriving these estimates; however, actual results could differ from these estimates. Consequently, change in conditions could affect eMagin's estimates.

Reclassifications

Certain prior-year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

New Accounting Pronouncements: In August 2001, the FASB, issued SFAS, No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 addresses financial accounting and reporting for the retirement obligation of an asset. This statement provides that companies should recognize the asset retirement cost at its fair value as part of the cost of the asset and classify the accrued amount as a liability. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. The Statement will be effective for fiscal years beginning after June 30, 2002. eMagin has not yet determined the effect that SFAS No. 143 will have on its consolidated financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement eliminates the requirement under SFAS 4 to aggregate and classify all gains and losses from extinguishment of debt as an extraordinary item, net of related income tax effect. This statement also amends SFAS 13 to require that certain lease modifications with economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. In addition, SFAS No. 145 requires reclassification of gains and losses in all prior periods presented in comparative financial statements related to debt extinguishment that do not meet the criteria for extraordinary item in Accounting Principles Board Opinion ("APB") 30. The statement is effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. eMagin does not believe the standard will have a material effect on its financial statements.

On July 30, 2002, The FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. eMagin is currently evaluating the requirements and impact of this statement on our consolidated results of operations and financial position.

In November 2002, the FASB issued interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires certain guarantees to be recorded at fair value, which is different from current practice, which is generally to record a liability only when a loss is probable and reasonably estimable. FIN No. 45 also requires a guarantor to make significant new disclosures, even when the likelihood of making any payments under the guarantee is remote. The disclosure provisions of FIN No. 45 are effective for financial statements of interim or annual periods after December 15, 2002. eMagin has adopted the recognition and measurement provisions of FIN No. 45 on a prospective basis with respect to guarantees issued or modified after December 31, 2002. eMagin has adopted the recognition and measurement provisions of FIN 45 on a prospective basis with respect to guarantees issued or modified after December 31, 2002. The adoption of the disclosure provisions has been reflected in the December 31, 2002 financial statements.

In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 00-21, "Revenue Arrangements with Multiple Deliverables." The consensus provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting if certain criteria are met. The consideration for the arrangement should be allocated to the separate units of accounting based on their relative fair values, with different provisions if the fair value of all deliverables are not known or if the fair value is contingent on delivery of specified items or performance conditions. Applicable revenue recognition criteria should be considered separately for each separate unit of accounting. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Entities may elect to report the change as a cumulative effect adjustment in accordance with APB Opinion 20, Accounting Changes. eMagin has not determined the effect of adoption of EITF 00-21 on its financial statements or the method of adoption it will use.

In November 2002 the Emerging Issues Task Force reached a consensus opinion on EITF 02-16, "Accounting by a Customer (including a reseller) for Certain Consideration Received from a Vendor." EITF 02-16 requires that cash payments, credits, or equity instruments received as consideration by a customer from a vendor should be presumed to be a reduction of cost of sales when recognized by the customer in the income statement. In certain situations, the presumption could be overcome and the consideration recognized either as revenue or a reduction of a specific cost incurred. The consensus should be applied prospectively to new or modified arrangements entered into after December 31, 2002. eMagin has not yet determined the effects of EITF 02-16 on its financial statements

On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based employee compensation. In addition, it also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income, including per share amounts, of an entity's accounting policy decisions with respect to stock-based employee compensation in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their stock-based employee compensation using the fair value method. The disclosure provisions of SFAS No. 123 were effective immediately in 2002. SFAS 148 is effective for fiscal years ending after December 15, 2002. The transition provisions for a change to the fair value based method may be early adopted, provided that financial statements for the 2002 fiscal year have not been issued as of December 31, 2002. As of December 31, 2002, the eMagin does not have any immediate plans to change its method of accounting for stock-based employee compensation to the fair value method. Included in the 2002 financial statements are the required disclosures of SFAS 148.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an Interpretation of ARB No. 51 ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. eMagin does not expect this new interpretation to have a material effect on its future results of operations or cash flows.

Note 3 - Receivables

                      Receivables consist of the following:

                                                               December 31,
                                                       2002                   2001
                                                       ----                   ----

Trade receivables                                 $ 203,928                 $165,946
Contracts:
    Billed:
     Contracts completed and in progress             72,352                  319,181
    Unbilled                                        125,359                  293,273
    Other                                                 0                     (106)
                                                 -----------               ----------
          Total                                   $ 401,639                 $778,294
Less allowance for doubtful receivables             (36,144)                       0
                                                 -----------               ----------
          Net receivables                          $365,495                 $778,294
                                                 ===========               ==========

Note 4 - INVENTORY

The components of inventories as of December 31, 2002 and 2001 are as follows:

                                                        2002               2001
                                                        ----               ----

Raw Materials                                       $106,800             $60,800

Work In Process                                       48,831              29,920

Finished Goods                                        95,367                   0
                                                    --------             -------

                                                    $250,998             $90,720
                                                    ========             =======

Note 5 - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements and their estimated lives are as follows at December 31, 2002 and 2001:

                                     Useful
                                                                  Lives             2002             2001
Computer equipment and software                                     3           $     158,922    $   260,000
Lab and factory equipment                                           3               1,630,419      1,551,000
Furniture, fixtures and office equipment                            10                111,594        154,000
Leasehold improvements                                        Life of lease           329,739        325,000
                                                                                -------------   ------------
                                                                                    2,230,674      2,290,000
Less- Accumulated depreciation and amortization                                     1,596,142      1,123,000
                                                                                -------------   ------------
                                                                                $     634,532   $  1,167,000
                                                                                =============   ============

Depreciation and amortization expense of equipment and leasehold improvements for the years ended December 31, 2002 and 2001 was approximately $473,142 and $567,000, respectively. Cost of fixed assets acquired under a capital lease included above totals $66,075 as of December 31, 2002 with accumulated depreciation of $16,519.

Additionally, from time to time, the Company makes deposits on certain equipment that may ultimately be purchased by a financing company and leased to the Company. Amounts paid by the Company for such deposits totaled approximately $225,000 for the year ended December 31, 2001.

Note 6 - DEBT

Debt is comprised of the following:

                                                  2002             2001
Notes payable (1)                            $     65,000     $      168,000
Capital leases (1)                                 59,000             32,000
Convertible Debenture (3)                       3,069,000                  0
SK Loan (4)                                     3,000,000          2,798,000
                                            --------------   ----------------
                                                6,193,000          2,998,000
Less-Debt Discount                          ($    228,000)   ($      693,000)
                                            --------------   ----------------
                                             $  5,965,000     $    2,305,000
                                            --------------   ----------------
Current                                         5,737,000            693,000
Long-Term                                         228,000          2,998,000
                                            --------------   ----------------
                                             $  5,965,000     $    2,305,000
                                            ==============   ================

1. Note Payable

In June 1999, eMagin entered into a $155,000 five-year uncollateralized loan agreement. The proceeds were used to finance a leasehold improvement. The principal balance is $64,653 at December 31, 2002 with payments due through 2004 at an interest rate of 18%.

2. Capital Leases

The Company is party to a capital lease for certain equipment with aggregate remaining principal balance totaling $59,063 at December 31, 2002, excluding interest, due through 2007 at an interest rate of 7.27%.

3. Convertible Debentures

a) 2001 Bridge Loan

On November 27, 2001, the Company entered into a secured convertible note purchase agreement (the "note agreement") with an investor group (the "Investors") whereby the Company could issue up to $1.5 million of secured convertible notes to the Investors, as defined. Concurrent with the note agreement, the Company issued secured promissory notes to the Investors in the amount of $875,000 (the "secured notes"). The secured notes accrue interest at an annual rate of 9.00% per annum and mature on August 30, 2002. The Company is also required to meet certain debt covenants, as defined. In addition, the Company granted a total of 359,589 warrants to the Investors in connection with the secured notes at an exercise price of $1.67 per share. Such warrants are exercisable through November 2004. The fair value of the warrants in the amount of approximately $262,000 was recorded as original issue discount, resulting in a reduction in the carrying value of the debt. The fair value of the warrants was calculated using the Black-Scholes option-pricing model.

The original issue discount was being amortized into interest expense over the life of the debt. Due to a default on the secured notes which occurred on November 30, 2001, as discussed below, the remaining value of the original issue discount as of the date of default was amortized into interest expense. Accordingly, the related interest expense in the amount of $262,000 is included in "Other expense, net" in the accompanying consolidated statement of operations for the year ended December 31, 2001. The secured notes were convertible into common stock at any time at a conversion price of $1.46 per share. Such conversion terms provided for a beneficial conversion feature. As the Investors had the option to convert the notes immediately upon execution of the agreement, the value of the beneficial conversion feature of approximately $244,000 was recognized immediately as interest expense and is included in "Other expense, net" in the accompanying consolidated statement of operations for the year ended December 31, 2001.

On November 30, 2001, the Company was not in compliance with a certain debt covenant, as defined, and consequently defaulted on the secured notes, causing the maturity date of the notes to accelerate and become immediately due (the "default"). The Investors elected not to demand payment immediately. Certain investors elected to reinvest their respective funds in a subsequent financing (see below 2002 Bridge Loan), while certain other investors elected for repayment of their respective funds. The repayments to those investors occurred in January 2002. The loans have been extended through June 30, 2003 and as of December 31, 2002 $625,000 of the loans are still outstanding.

b) Bridge Loan 2002

On January 14, 2002, the Company entered into a $1.0 million bridge loan arrangement convertible into our common stock at a rate of $0.5264 per share. All of the outstanding warrants issued under the Secured Note Purchase Agreement, including those issued pursuant to the January 2002 transactions, are exercisable for an aggregate of up to 1,954,944 shares of our common stock at an exercise price of $0.5468 per share. The loan had an original maturity date of August 30, 2002 which has been extended through June 30, 2003. Such warrants are exercisable through January 2005. Certain investors of the November 27, 2001 financing who elected to remain in the new bridge loan arrangement received reset provisions of the previous conversion rate and warrant exercise prices to be equivalent to the terms granted to the new Investor.

The company repriced the warrants issued to the original investors to $0.5468 per share. The total of the intrinsic value of the warrants issued to the new Investor and the incremental intrinsic value of the repriced warrants of certain existing investors of approximately $480,000 has been recorded as original issue discount . The original issue discount will be amortized into interest expense over the period of the debt. In the event the debt is converted prior to maturity, the remaining discount will be amortized into interest expense at the conversion date. As of December 31, 2002 the entire $480,000 has been amortized and is included in non-cash interest expense in the accompanying consolidated statements of operations.

In addition, based on the terms of the bridge loan arrangement, the conversion terms of the debt provide for a beneficial conversion feature. The total value of the beneficial feature of the new debt and the incremental value of the reset conversion feature of the existing debt of approximately $780,000 was recorded at January 14, 2002 as non-cash interest expense in the accompanying consolidated statements of operations for year ended December 31, 2002

c) Travelers

On August 20, 2001, the Company entered into a $1.0 million bridge loan arrangement with The Travelers Insurance Company ("Travelers"). The loan accrues interest at an annual rate of 9.25%. Additionally, for each week the loan is outstanding following the closing date of the arrangement (August 20, 2001), the Company is required to issue $50,000 worth of warrants to Travelers, as defined. Total warrants issuable to Travelers, per the agreement, are not to exceed an amount such that the exercise of all related warrants would provide Travelers greater than 19.9% ownership of the outstanding common stock of the Company This agreement has been extended to June 30, 2003.

Through December 31, 2002, the Company has issued an aggregate of 451,852 warrants to Travelers at exercise prices ranging from $1.28 to $1.93 per share in connection with this arrangement. Such warrants are exercisable through November 2004. Terms of a the 2002 bridge loan arrangement entered into by the Company and certain private investors (see Note 10) included a cap on the maximum number of warrants issuable to Travelers under the Travelers bridge loan arrangement at 451,842 warrants. Travelers agreed to the aforementioned amendment

d) Series B Convertible Debentures

On August 21, 2002, the Company issued two Series B Convertible Debentures in the amount of $121,739 each. The debentures bear interest at the rate of 8% per annum and are due August 21, 2004. The Debenture also includes a fixed conversion rate of $0.18 per share. Based on the terms of the loan arrangement, the conversion terms of the debt provide for a beneficial conversion feature.

Due to the fact that the note holder had the option to convert the note immediately upon execution of the agreement, the value of the beneficial conversion feature of approximately $108,000 was recognized immediately as interest expense and is included in "Other expense, net" in the accompanying statement of operations for the nine months ended December 31, 2002.

e) $0.2 million Secured Note Purchase Agreement

On June 20, 2002, the Company entered into a $0.2 million Secured Note Purchase Agreement with an Investor. The secured note accrues interest at 11% per annum and matures on June 30, 2003. The Company also granted warrants, exercisable for a period of three years, to purchase 300,000 shares of common stock with an exercise price of $0.4419 per share to the investor. The fair value warrants issued to this Investor approximated $84,000 has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount has been fully amortized. Related interest expense of approximately $12,000 has been recognized in "Other expense, net" in the accompanying consolidated statement of operations for the year ended December 31, 2002

4. SK Loan

On September 18, 2001 (the "closing date") the Company entered into a $3.0 million convertible debt arrangement with SK Corporation ("SK loan"). The SK loan accrues interest at an annual rate of 4.00% and matures on September 18, 2004. In connection with the debt arrangement, the Company issued warrants for the purchase of 205,479 shares of the Company's common stock at an exercise price of $1.46 per share. Such warrants are exercisable through September 2004. The fair value of the warrants in the amount of $240,000 has been recorded as original issue discount, resulting in a reduction in the carrying value of the debt. The fair value of the warrants was calculated using the Black-Scholes option-pricing model. The original issue discount is being amortized into interest expense over the three-year life of the debt using the effective interest method. In the event the debt is converted prior to maturity, the remaining discount will be amortized into interest expense at the conversion date. The SK loan is convertible into common stock at any time at a fixed conversion price of $1.28 per share. Such conversion terms of the debt provide for a beneficial conversion feature. Due to the fact that the note holder had the option to convert the note immediately upon execution of the agreement, the value of the beneficial conversion feature of approximately $287,000 was recognized immediately as interest expense and is included in "Other expense, net" in the accompanying statement of operations for the year ended December 31, 2001.

Additionally, the terms of the debt arrangement provide for a put option, exercisable at the option of SK Corporation, to redeem up to 25% of the face value of the debt each 90-day period beginning on September 19, 2002. Accordingly, 25% of the face value of the debt and the proportionate share of the original issue discount had been classified as short-term debt and was included in "Current portion of long-term liabilities" in the accompanying consolidated balance sheet for December 31, 2001. The remaining 75% of principal, original issue discount and accrued interest was classified as other long-term debt in the accompanying consolidated balance sheet for December 31, 2001. As of December 31, 2002, the Company was not in compliance on its $3,000,000 debt payable to SK Corporation, as defined, and consequently defaulted on the note, causing the maturity date of the notes to accelerate and become immediately due (the "default"). Accordingly, at December 31, 2002, the original liability of the notes of $3,000,000, plus accrued but unpaid interest, is included in current liabilities in the accompanying consolidated balance sheet.

Maturity of debt for years ending December 31 is as follows:

                   2003                                              $5,737,000
                   2004                                                 191,743
                   2005- Thereafter                                      36,257
                                                                     ----------
                   Total                                             $5,965,000

Note 7 - INCOME TAXES

Significant components of eMagin's deferred tax assets are as follows:

                                  December 31,

                                                      2002              2001
                                                      ----              ----

Net operating losses                             $ 29,114,272      $ 24,207,988

Bad debt reserve                                       14,458                 0

Deferred payroll                                      261,370            11,400

Accrued vacation pay                                  108,811           183,277

                                 Total           $ 29,498,911      $ 24,402,665
                                                 ------------      ------------

Valuation allowance                               (29,498,911)      (24,402,665)

Net Deferred Tax Asset                           $       --        $       --
                                                 ============      =============

As of December 31, 2002, eMagin has Federal and state net operating loss carryforwards of approximately $72.7 million that will be available to offset future taxable income, if any, through December 2021. The utilization of net operating losses is subject to a substantial limitation due to the change of ownership provisions under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating losses before their utilization. A valuation allowance has been established to reserve for the deferred tax assets arising from the net operating losses and other temporary differences due to the uncertainty that their benefit will be realized in the future.

Note 8- SHAREHOLDERS' EQUITY (DEFICIT)

On July 16, 2001, the shareholders approved an increase in the number of authorized shares of common stock of the Company to 100,000,000 shares with a par value of $0.001 per share.

In October 2001, the Company entered into an agreement with a third-party whereby the Company issued 86,038 shares of common stock in lieu of cash payment for services rendered on behalf of the Company. The Company recorded an expense in the amount of approximately $116,000, the fair value of the shares granted based on the market value of the stock on the date of grant. The expense is included in "General and administrative" expense in the accompanying consolidated statement of operations for the year ended December 31, 2001. Additionally, the issuance of the shares is reflected in the consolidated statement of shareholders' equity(deficit) for the year ended December 31, 2001. In connection with the stock agreement, the Company also entered into a supply agreement with the third-party for future purchases of supplies. (see Note 10)

In June 2001, The Travelers Insurance Company exercised warrants to purchase 16,002 shares of common stock of the Company at an exercise price of $1.72 per share.

On December 31, 1999 the Company forward split its common stock 3.054:1, increasing the number of issued and outstanding common stock from 6,600,000 to 20,156,400.

On March 30, 1998 the Company forward split its common stock 6:1 increasing the number of issued and outstanding common shares from 1,100,000 to 6,600,000.

Prior to the Merger on March 16, 2000, net proceeds of approximately $23.3 million were raised through the private placement issuance of approximately 3.5 million shares of common stock. Additionally, approximately 9.4 million shares of common stock held by FDC's principal shareholders were cancelled at the time of the Merger.

In October 2001, the Company entered into an agreement with a third-party whereby the Company issued 86,038 shares of common stock in lieu of cash payment for services rendered on behalf of the Company. In connection with the stock agreement, the Company also entered into a supply agreement with the third-party for future purchases of supplies. In May of 2002, the Company issued 10,000 shares in exchange for supplies valued at $11,000.

In January 2002, the Company negotiated settlement of amounts due to a related party for services previously rendered via issuance of 192,493 shares of common stock. As such, the Company recorded the fair value of the shares of approximately $135,000 in selling, general and administrative expenses in the accompanying consolidated statement of operations.

On February 27, 2002, the Company completed a private placement of securities with several institutional and individual investors of 3,617,128 shares of common stock at a price per share of $0.6913, generating gross proceeds of approximately $2,500,000, less issuance costs of approximately $35,000. In connection with the financing arrangement, the Company issued to the investors warrants to purchase 1,446,852 shares of common stock of the Company at an exercise price of $0.7542 per share. Also, the Company issued to an institution warrants to purchase 36,164 shares of common stock in connection with a finder fee arrangement entered into between the two parties. Such warrants are exercisable through February 2005. We entered into a registration rights agreement providing for the registration of shares to be issued pursuant to a conversion of the Secured Convertible Promissory Notes and the shares to be issued pursuant to the exercise of the warrants issued thereunder. We are currently in default of this filing requirement. As a result of the default, the Company has accrued $87,362 in interest and penalties.

On March 4, 2002, the Company entered into an equity line of credit agreement with a private equity fund (the "Fund") whereby the Company has the option, but not the obligation, to sell shares of common stock to the Fund for a three-year period at a price per share, as defined. The agreement provides for certain minimum and maximum monthly amounts up to a maximum of $15 million and, in certain circumstances, up to $20 million.

On March 4, 2002 the Company and the Fund entered into an agreement whereby the Company issued 50,000 shares and the Fund agreed to extend the agreement. This agreement was terminated in December whereby the Investor, retained it's warrants, the Company agreed to issue 500,000 shares of common stock and to pay the sum of $25,000 upon the completion of specific financing.

In connection with the equity line of credit, the Company issued 30,000 shares of common stock to the Fund as compensation for certain services rendered in connection with the closing of the line of credit. As such, the Company recorded the fair value of the shares of approximately $31,000 in selling, general and administrative expenses for the three months ended March 31, 2002. Also, the Company granted warrants purchasing up to 150,000 shares of common stock of the Company at an exercise price of $0.8731 per share. Such warrants are exercisable through September 2005. The intrinsic value of said warrants of approximately $140,000 is included in selling, general and administrative expenses in the first quarter of 2002.

In April 2002, the Company announced a strategic investment from ROHM Company LTD. ROHM purchased 1,282,051 shares of eMagin Common Stock at $0.78 per share as well as warrants to purchase an additional 512,820 shares of Common Stock at a conversion price of $0.85 per share for an investment of $1,000,000. The fair value of each warrant was estimated on the date of grant using the Black-Scholes option-pricing model. Such warrants are exercisable through April 2005.

In 2002 the Company issued a third party 192,493 shares for consulting fees in lieu of cash.

Note 9- STOCK-BASED COMPENSATION PLANS

Stock Option Plans

In 1994, eMagin established the 1994 Stock Plan (the "1994 Plan"), which has been assumed by the Company. The plan provided for the granting of options to purchase an aggregate of 1,286,000 shares of the Common Stock to employees and consultants of FED Corporation.

In 2000, eMagin established the 2000 Stock Option Plan (the "2000 Plan"), which has been assumed by the Company. On July 16, 2001, the shareholders approved an increase in the aggregate number of shares of the Company's common stock reserved for issuance under the 2000 Plan from 3,900,000 to 5,900,000 shares. The Plan permits the granting of options and stock purchase rights to employees and consultants of the Company. The 2000 Plan allows for the grant of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified stock options which are not intended to meet the requirements Section 422 of the Code.

In May 2001, the Company's Board of Directors adopted the eMagin Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), under which a total of 750,000 shares of its common stock have been reserved for issuance, subject to the approval of the shareholders of the Company. The shareholders approved the Stock Purchase Plan on July 16, 2001. The Purchase Plan, which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code, provides for consecutive, overlapping 24-month offering periods. Each offering period contains four six-month purchase periods. Each participant will be granted an option to purchase the Company's common stock on the first day of each of the six-month purchase periods and such option will be automatically exercised on the last day of each such purchase period. The purchase price of each share of common stock under the Purchase Plan will be equal to 85% of the lesser of the fair market value per share of common stock on the starting date of that offering period or on the date of the purchase. Offering periods begin on the first trading day on or after January 1 and July 1 of each year and terminate 24-months later. The first offering period, however, began on July 16, 2001 and will end on June 30, 2003.

Employees are eligible to participate in the Stock Purchase Plan if they are employed by the Company, or a subsidiary of the Company designated by the Board of Directors, for at least 20 hours per week and for more than five months in any calendar year. The Stock Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation, subject to certain limitations. Employees may modify or end their participation in the offering at any time during the offering period or on the date of purchase, subject to certain limitations. Participation ends automatically on termination of employment with the Company. The Company's Board of Directors may amend, suspend or terminate the Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the stockholders of eMagin.

Vesting terms of the options range from immediate vesting to a ratable vesting period of 5-1/2 years. Option activity for the years ended December 31, 2002 and 2001 is summarized as follows:

                                    Weighted
                                     Average
                                 Exercise Price
                                                  Shares
Outstanding at December 31, 2000                 3,390,190          2.72
      Options granted                            1,078,594          1.05
      Options exercised                                 --
      Options canceled                            (924,063)         2.17
                                                -----------
Outstanding at December 31, 2001                 3,544,721          2.41
                                                 4,788,722          0.40
      Options granted                                   --
      Options exercised                         (2,440,358)         2.11
                                                -----------
      Options cancelled
Outstanding at December 31, 2002                 5,893,085
                                                ============

At December 31, 2002, there were 6,915 shares available for grant under the 2000 Plan and the 1994 Plan. Incentive options for 5,185,000 Common Shares at $0.21 per share were approved by the eMagin Board of Directors on October 9, 2002 for issue to employees, directors, and officers. The options were not yet granted, pending the future availability of Common shares for the options under the company's qualified option plan. Upon availability, the company may issue these options at which time the strike price will remain $0.21 and the difference between the strike price and the fair market value, if the strike price is under the fair market value at the date of issue, will be recognized as compensation expense. As December 31, 2002, there were only 100,000 shares available within the plan. The number of shares actually granted may be prorated to a much small number.

The following table summarizes information about stock options outstanding at December 31, 2002:

                                         Options Outstanding                               Options Exercisable

                            Number                                 Weighted            Number         Weighted Average
                        Outstanding at     Weighted Average         Average        Exercisable at    Exercisable Price
Range of Exercise     December 31, 2002        Remaining           Exercise       December 31, 2002
     Prices                                Contractual Life          Price
                                              (In Years)
 $  0.18 -  $1.02         4,739,369                 8.45             $ 0.41          4,525,619              $ 0.39
 $  1.72 -  $1.72           929,716                 7.11               1.72            750,034                1.72
 $  2.25 - $11.06           224,000                 7.58               4.08            156,652                4.47
                          ---------                                                  ---------
                          5,893,085                 7.92             $ 0.75          5,432,305              $ 0.69
                          =========                 ====             ======          =========              ======

Options granted at greater or lesser fair market value on date of grant for shares outstanding as of December 31, 2002


                                                          2002     Weighted Average   Weighted Average
                                                                   Fair Market Value    Strike Price
Options granted above fair market value                   450,000              $0.81              $0.83

Options granted at fair market value                    2,751,216              $0.61             $ 0.61

Options granted below fair market value                 2,691,869              $2.99             $ 0.87

Total Options Granted                                   5,893,085


Deferred Compensation

Non-cash stock-based compensation expense represents expenses associated with stock option grants to our officers and employees at below fair market value as additional compensation for their services and to induce them to lock-up their options for a longer time than would normally be specified under the Company's standard option grant. Deferred compensation is amortized over the remaining vesting period of the underlying options. The expense also represents warrant grants with exercise prices below fair market value to security holders of eMagin for a reduced number of warrants to induce them to lock-up prior to the merger.

In March 2000, eMagin repriced approximately 325,000 common stock options issued to employees. The repricing resulted in a non-cash compensation expense of approximately $2.7 million for the period ended March 15, 2000.

In addition, in March 2000 eMagin repriced approximately 108,000 warrants issued to outside consultants and organizations that provided bridge loans and funding commitments to the Company. The repricing resulted in a non-cash charge of approximately $1.2 million, which is included in the accompanying consolidated statement of operations for the Company.

In March 2000, eMagin issued options to purchase common stock to employees at an exercise price below the fair market value on the date of grant of $7.00. These options vest over a period of 1 - 60 months with a minimum lockup period of 18 months. As a result, the Company recorded deferred compensation expense in the amount of approximately $12.5 million, which will be amortized over the vesting period of the options.

eMagin also issued warrants to shareholders at an exercise price below the fair market value on the date of grant. As a result, eMagin recorded a one-time compensation expense of approximately $2.5 million for the period ended March 15, 2000.

The recipients of the repriced options and warrants were required to execute lock-up agreements that prohibit disposition of the underlying shares for a period of 18 months following the Merger. Thereafter the recipients may transfer no more that 20% of the underlying shares in the 6 months following the end of the 18-month period, and the balance of the underlying shares may be transferred 24-27 months after the Merger.

Warrants

At December 31, 2002, 6,894,153 warrants to purchase shares of common stock are issued, outstanding and exercisable at exercise prices ranging from $0.43 to $26.25.

Note 10 - COMMITMENTS AND CONTINGENCIES

Royalty Payments

The Company is obligated to make minimum annual royalty payments to a corporation commencing January 1, 2001. The minimum royalty of $31,500 per year due under this agreement commences in the first year of the agreement, and increases to minimum royalty payment of $125,000 per year starting in the sixth year of the agreement. Under this agreement, the Company must pay to the corporation a certain percentage of net sales of certain products, which percentages are defined in the agreement with the corporation. The percentages are on a sliding scale depending on the amount of sales generated. Any minimum royalties paid may be credited against the amounts due based on the percentage of sales.

For the year ended December 31, 2002, approximately $61,000 is included in general and administrative expense in the accompanying consolidated statement of operations.

License and Technology Agreement

eMagin has a technology development agreement with a large Asian corporation to permit potential commercialization of small-format OLED displays. The primary objective of this program is to design a small format, low cost QVGA display. Other aspects of the effort involve the potential creation of a new version of eMagin's SVGA-3D display and potentially additional display product lines. There is no assurance that any such effort(s) will be successful

Supply Agreement

The Company has, and may again in the future, enter into supply agreements whereby stock is issued in lieu of cash.

Operating Leases

The Company leases certain office facilities and office, lab and factory equipment under operating leases expiring through 2007. Certain leases provide for payments of monthly operating expenses. The approximate future minimum lease payments through 2007 are as follows:

Year ending December 31:
    2003                                   $   1,708,000
    2004                                         595,000
    2005                                         575,000
    2006                                          23,000
    2007                                           5,000
                                           -------------
    Total                                  $   2,906,000
                                           =============


Rent expense for the years ended December 31, 2002 and 2001 was approximately $1,107,000 and $1,999,000, respectively. Our lease with IBM expires in 2004. We have the option to renew for five years, in yearly increments. Our lease with Redson Building Partners has been paid in advance through December 2003.

EMPLOYMENT BENEFIT PLANS

eMagin has a defined contribution plan (the Plan) under Section 401(k) of the Internal Revenue Code, which is available to all employees who meet established eligibility requirements. Employee contributions are generally limited to 15% of the employee's compensation. Under the provisions of the Plan, eMagin may match a portion of the participating employees' contributions. There was no matching to the plan for the years ended December 31, 2002, 2001 and 2000.

LITIGATION

eMagin provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has incurred and the amount of such liability can be reasonably estimated.

Note 11 - Related Party Transactions

The Company entered into a consulting agreement dated March 16, 2000 with Verus International Ltd., of which Mr. Ajmal Khan is Chief Executive Officer and Mr. Rivkin is the Non-Executive Chairman. Mr. Khan and Mr. Rivkin are also members of our Board of Directors. Terms of the agreement included monthly payments of $15,000 by us to Verus International Ltd. for consulting services rendered. The term of the agreement expired on March 16, 2002.

On November 27, 2001, eMagin Corporation entered into a Secured Note Purchase Agreement whereby five accredited initial investors agreed to lend us an aggregate of $875,000 in exchange for (i) 9.00% per annum Secured Convertible Promissory Notes in an aggregate principal amount of $875,000, and (ii) three-year warrants to purchase up to an aggregate of 359,589 shares of our common stock. Mr. Rivkin, who at the time of the transaction was a member of our Board of Directors, participated as an investor in the transaction and invested $125,000 in the company. In return for this investment, Mr. Rivkin received (i) Secured Convertible Promissory Notes in an aggregate principal amount of $125,000, and (ii) warrants exercisable for 51,370 of our common shares, which represent a comparable transaction to the outside investors in the bridge loan.

Sovereign Bancorp Ltd also invested $100,000 under the transaction and received
(i) a Secured Convertible Promissory Note in an aggregate principal amount of $100,000, and (ii) warrants exercisable for 41,096 of our common shares. The brother of Mr. Khan, a director of the company, is an officer of Sovereign Bancorp Ltd. This note has since been redeemed.

The Company believes that the transactions described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arm's length.

Note 12 Quarterly Information (Unaudited)

                          Year ended December 31, 2002

                          First Quarter       Second Quarter       Third Quarter       Fourth Quarter
Revenues                      $ 158,027            $ 268,127           $ 497,851          $ 1,203,654
Net loss                    $(6,489,514)         $(4,001,043)        $(2,754,638)        $ (1,667,516)
Net loss per share
Basic and diluted               $ (0.24)              $(0.13)             $(0.09)              $(0.05)

                          Year ended December 31, 2001

                       First Quarter      Second Quarter      Third Quarter       Fourth Quarter
Revenues                  $2,030,201          $1,616,005         $1,176,628           $1,024,536
Net loss                  (9,708,435)        (10,832,756)       (42,377,769)          (5,567,775)
Net loss per share
Basic and diluted             $(0.39)             $(0.43)            $(1.69)              $(0.22)

During the fourth quarter of 2002, the Company reclassified amounts recorded as expense recovery to revenues, representing amounts earned on shipment of products to a former cost recovery contract customer.

The effect on the quarterly financial statements is as follows:

                                             September 30, 2002

                                   As originally reported    As adjusted

Contract revenue                            $  176         $ 391,966

Product revenue                            497,675           497,675

Cost and expenses                        2,844,479         3,236,269

Other income (expense)                    (408,010)         (408,010)

Net Loss                              $ (2,754,638)     $ (2,754,638)


Note 13 - SUBSEQUENT EVENTS

On March 20, 2003, we auctioned off unused leased equipment. The equipment had zero value on the books. The equipment that sold brought $187,440 in gross proceeds. Of that amount, Comdisco (lessor) received $81,106 which completes all of our lease obligations with Comdisco. We paid $23,867 to miscellaneous vendors involved in the auction and the auctioneer received a 10% commission of the gross proceeds totaling $18,744 plus auction expenses. The auction expenses cannot exceed $54,000. If this total is reached, it would mean a net to the company of $9,721.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

                                                                                 UP TO 55,277,994 SHARES
                                                                                        OF OUR
                                                                                    OF COMMON STOCK


                    TABLE OF CONTENTS
                                                     Page

Prospectus Summary                                     3
Risk Factors                                           6
Use Of Proceeds                                        12                            eMagin Corporation
Market For Common Equity And Related Stockholder
     Matters                                           12
Management's Discussion And Analysis Or Plan Of
     Operation                                         14
Business                                               24
Management                                             40
Certain Relationships And Related Transactions         46                            ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                    48                               PROSPECTUS
                                                                                     ----------------
Description Of Securities                              50
Plan Of Distribution                                   52
Selling Stockholders                                   55
Legal Matters                                          58
Experts                                                58
Available Information                                  59
Index To Financial Statements                          F-1                           February __, 2004



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                 $ 2,317.93
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
                                    -----------
                         TOTAL      $*47,317.93
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 14, 2002, we entered into additional agreements to facilitate: (i) an additional funding of $1,000,000 to eMagin by a private investor under the Secured Note Purchase Agreement, (ii) the repayment (the "Repayment") in full using the proceeds of the additional funding of three secured convertible notes held by certain initial investors under the Secured Note Purchase Agreement with an aggregate principal amount of $250,000 (such notes then in default pursuant to a monthly expenditure requirement contained therein), and (iii) a repricing of both the conversion rate of all of the outstanding Secured Convertible Notes issued under the Secured Note Purchase Agreement into our common stock and the exercise price of the warrants held by certain initial investors not subject to the Repayment (the "Continuing Investors") and the issuance of certain additional warrants to the Continuing Investors in return for their consent to certain amendments and waivers. In return for the additional funding of $1,000,000, the private investor received two additional Secured Convertible Promissory Notes, with an aggregate principal amount of $300,000 and $700,000, respectively, and related warrants, each issued pursuant to the terms of the Secured Note Purchase Agreement. The full amount of the outstanding secured convertible notes issued under the Secured Note Purchase Agreement, after giving effect to the January 2002 transactions, had an aggregate principal amount of $1,625,000, and were all secured by a general security interest in the assets of the Company.

The outstanding Secured Convertible Promissory Notes were due June 30, 2003 and bear interest at 9% per annum (payable at maturity or on the effective date of an early termination). Pursuant to the January 2002 transactions, the conversion terms of the outstanding secured notes were adjusted so that the notes are convertible into our common stock at a rate of $0.5264 per share. The conversion of the notes into eMagin common stock is mandatory upon certain conditions including the completion of a next round of financing by the Company of convertible debt securities or equity securities in a minimum amount of $10 million. The holders of the notes may also convert, at their option, the notes and accrued interest into our common stock. Upon a change of control event, we may also call and purchase the notes at a purchase price equal to 250% of the principal amount plus accrued interest. If we do not exercise this call right, in the event of a change of control, the holders may put the notes to the Company at the 250% of the principal amount pricing. Pursuant to the terms of the January 2002 transactions, the exercise price of the outstanding three year warrants held by the Continuing Investors was adjusted to $0.5469 per share. The Initial Investors whose secured convertible notes were cancelled pursuant to the Repayment retained the three-year warrants previously issued to them under the Purchase Agreement, which have an exercise price of $1.67 per share. All of the outstanding warrants issued under the Secured Note Purchase Agreement, including those issued pursuant to the January 2002 transactions described above, are exercisable for an aggregate of up to 1,954,944 shares of our common stock.

As described below, the Investor agreed, in connection with the financing that we completed as of April 25, 2003, to (a) amend the secured notes issued to them, (b) terminate the security agreement dated November 20, 2001 that was entered into in connection with the purchase of the original secured notes and allow the new investors to enter into a new security agreement with them on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing.

Pursuant to the issuance of the notes and warrants under the Secured Note Purchase Agreement, we also entered into a registration rights agreement providing for the registration of shares to be issued pursuant to a conversion of the Secured Convertible Promissory Notes and the shares to be issued pursuant to the exercise of the warrants issued thereunder. The registration rights agreement required us to file a registration statement no later than 90 days after the issuance of the notes and warrants at the initial closing. We are currently in default of this filing requirement. However management has been advised that the holders of such rights are amenable to waiving and extending the time period for the filing of the registration statement. Pursuant to a failure by us to use our reasonable best efforts to cause the registration statement to be declared effective by the Commission within six months of the date of the issuance of the Secured Convertible Promissory Notes and warrants, the registration rights agreement provides for the payment of liquidated damages at a rate of one percent (1%) per month (calculated to the nearest calendar day) of the value of the registrable securities not so declared effective until such registrable securities shall be declared effective.

We entered into a Securities Purchase Agreement dated as of February 27, 2002 providing for the issuance and sale to eight accredited investors of an aggregate of (i) 3,617,128 restricted shares of our common stock, and (ii) warrants exercisable for a period of three (3) years for an aggregate of 1,446,852 shares of our common stock. The warrants have an exercise price of $0.7542. For the issuance of the shares and warrants, we received an aggregate gross proceeds of $2,500,519., with each share purchased at a purchase price of $.6913, equal to 110% of the daily volume weighted average closing price per share of our common stock on the American Stock Exchange for a prescribed five trading day period. In connection with the sale of the shares and warrants, we also entered into a registration rights agreement with the investors to register for resale the shares the investors bought in the transaction and the shares to be issued pursuant to an exercise of the warrants. We are currently in default of this agreement due to the fact that we have not register the shares. As a result we are required to pay to each investor an amount equal to one percent (1%) per month of (A) the purchase price paid by such investor for the purchased securities, and (B) the value of any outstanding warrants held by such investor until such registration default no longer exists. As of December 31, 2002 the Company has accrued $392,000 in penalties under this agreement. The accrued penalties payable for a registration default under the registration rights agreement may be paid in our common shares provided such shares are registered under the Securities Act.

On March 4, 2002, we entered into a common stock purchase agreement and related documents with Northwind Associates, Inc., a Cayman Islands corporation (the "Investor"), pursuant to which we had the right receive in periodic draw downs at our option and subject to the terms and conditions of the agreement, up to $15,000,000 in equity financing (the "Equity Line") over a three year period. The aggregate amount of the Equity Line could have increased to $20,000,000 provided certain additional conditions regarding our share price, trading volume and market capitalization were met. The initial closing of the agreement occurred on Friday, March 22, 2002. Our right to draw down on the Equity Line was subject to our registering for resale (and the continuing effectiveness of such registration) with the Commission the shares of eMagin common stock issuable pursuant to the Equity Line and was also subject to certain other significant conditions, including limits as to the maximum and minimum draw down amounts as specified in the common stock purchase agreement. The maximum investment amount for any draw down was the lesser of (i) $5,000,000, and (ii) 15% of the volume weighted average price for our common stock (as reported by the American Stock Exchange) for the 30 trading days immediately prior to the applicable commencement date for such draw down multiplied by the total aggregate trading volume in respect of our common stock for such period. Pursuant to a draw down, the Investor agreed to purchase our shares at a discount to the price of our common shares on the American Stock Exchange. More specifically, the discounted purchase price to be paid by the Investor under the Equity Line was generally equal to (i) 88% of the daily volume weighted average price of our common stock on the American Stock Exchange for a prescribed 10 trading day period provided that the such stock price was less than $4.00 per share at the time of determination, (ii) 90% if such stock price at the time of determination exceeded $4.00 per share, and (iii) 92% if such stock price at the time of determination exceeded $6.00 per share. The discounted purchase price could have been reduced by an additional 3% pursuant to certain special conditions as set forth in the agreement. The amount of our shares issued pursuant to draw downs on the Equity Line was also limited to 19.9% of the issued and outstanding common stock (unless stockholder approval of any excess amount is received) and no draw down could have been made to the extent that it would have resulted in the Investor and its affiliates beneficially owning more than 9.9% of our outstanding common stock. The agreement also limited our ability to enter into any other equity line type of financing during the term of the agreement and provides to the Investor a right of first refusal for subsequent sales by the Company of its securities.

Additionally, in consideration for the Investor's purchase commitment under the Equity Line and certain costs associated therewith, we issued to the Investor 30,000 unregistered shares of eMagin's common stock and warrants to purchase up to 150,000 shares of our common stock at an exercise price equal to 115% of the daily volume weighted average price of the common stock for the fifteen trading days preceding the date of the delivery of the warrant by the Company or $0.8731. Each warrant is exercisable for a period of three years commencing six months from the date of their delivery by the Company.

In connection with the Equity Line, we also entered into a registration rights agreement dated as of March 4, 2002 with the Investor that required the Company to file, obtain and maintain the effectiveness of a registration statement on an appropriate form with the Commission in order to register the sale and public resale of shares of the common stock acquired by the Investor under the agreement and upon the exercise of the warrants. Under the terms of the registration rights agreement, the Company was required to file such registration statement within sixty days of the date of the agreement. This agreement was terminated in December 2002 whereby the Investor, retained it warrants and eMagin agreed to pay the sum of $25,000 upon the completion of specific financing.

On June 20, 2002, we entered into a secured note purchase agreement with an investor whereby the Investor agreed to lend eMagin $200,000 in exchange for (i) $200,000 11.00% per annum secured promissory note due on August 30, 2002, and
(ii) warrants exercisable for a period of five (5) years to purchase 300,000 shares of common stock of eMagin. Such warrant may not be exercised by the holder so long as the holder is the beneficial owner, directly or indirectly, of more than ten percent (10%) of our common stock for purposes of Section 16 of the Securities Exchange Act of 1934. We received the proceeds from the secured note on June 28, 2002.

Interest was payable on the secured note at a rate of 11% per annum and was payable at maturity or on the effective date of an early termination. The full amount of the secured note was secured by (i) a first priority general security interest in the assets of Virtual Vision, Inc., our wholly owned subsidiary, pursuant to a security agreement dated June 20, 2002 by and between Virtual Vision, Inc., Alligator Holdings, Inc. and the Investor; and (ii) a second priority general security interest in our assets pursuant to a subordinated security agreement dated June 20, 2002, by and between eMagin Corporation, Alligator and the Investor. Upon a change in control event, we had the right to call the secured note and purchase all of the aggregate principal amount of the secured note at a price equal to 250% of the principal amount plus accrued and unpaid interest. If we did not call the secured note within thirty (30) days of the event of a change in control, the Investor had the right to put the secured note to us at a price equal to 250% of the aggregate principal amount for a period of thirty days following the call period.

As described below, the Investor agreed, in connection with the financing that we completed as of April 25, 2003, to (a) amend the secured note issued to them,
(b) terminate the security agreements dated June 20, 2002 that was entered into in connection with the purchase of the secured note and allow the new investors to enter into a new security agreement with them on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing.

In connection with the issuance of the warrants, we entered into a registration rights agreement dated June 20, 2002, with the Investor, providing the Investor with certain registration rights under the Securities Act of 1933, as amended, to register for resale the shares to be issued pursuant to an exercise of the warrants.

On April 25, 2003, we entered into a global restructuring and secured note purchase agreement with a group of several accredited institutional and individual investors whereby the Investors agreed to lend us $6,000,000 in exchange for (i) the issuance of $6,000,000 principal amount of 9.00% secured convertible promissory notes due on November 1, 2005 and (ii) warrants to purchase an aggregate of 7,749,921 shares of common stock of eMagin (subject to certain customary anti-dilution adjustments), which Warrants are exercisable for a period of three (3) years.

Interest is payable on the notes at a rate of 9% per annum and, at our option, may be paid through the delivery of shares of our common stock (registered pursuant to the registration rights agreement referred to below) in lieu of cash interest payments. Subject to certain limitations, the notes may be converted, at the option of the holder, in whole or in part, into common shares with a conversion price equal to 105% of the volume weighted average of the closing price of our common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the closing date.

The exercise price of the warrants on a per share basis is $.8110, an amount equal to 110% of the volume weighted average of the closing price of our common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the closing date.

As part of the transactions, the existing the holders of an aggregate of $1,625,000 principal amount of secured notes that were purchased pursuant to a secured note purchase agreement entered into as of November 27, 2001, and the holder of a $200,000 principal amount secured note that was purchased pursuant to a secured note purchase agreement entered into as of June 20, 2002, agreed to
(a) amend their respective notes issued to them, (b) terminate the respective security agreements dated November 20, 2001 and June 20, 2002 that were entered into in connection with the purchase of their notes and allow the new investors to enter into a new security agreement with them on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in this new round of financing (subject to the terms and conditions set forth in the secured note purchase agreement). The amendments to the notes included (i) amending the note issued on June 20, 2002 so as to provide that the note shall be convertible and will have the same conversion price as the notes issued pursuant to the secured note purchase agreement, (ii) extending the maturity dates of the notes from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the notes, including provisions relating to interest payments, conversions, default and assignments of the notes.

In connection with the completion of the transactions under the securities purchase agreement, we also entered into a security agreement with the Investors dated as of April 25, 2003, and a registration rights agreement dated as of April 25, 2003 providing the investors with certain registration rights under the Securities Act of 1933, as amended, with respect to our common stock issued or issuable in lieu of cash interest payments on the notes, upon conversion of the notes and/or exercise of the warrants.

In addition to the foregoing, as a condition to and simultaneously with the closing of the transaction pursuant to the secured note purchase agreement, certain holders of our convertible notes agreed to convert approximately $4.9 million of notes and accrued interest into shares of our common stock, subject to a "lock up" arrangement allowing only limited sales through private transactions for their remaining shares through December 31, 2003. Specifically, The Travelers Insurance Company agreed to convert their $1 million convertible note plus related interest into our common stock at a conversion price of approximately $0.53 per share, and SK Corporation has agreed to convert its $3 million convertible note and accrued interest into our common stock at an approximate conversion price of approximately $1.28 per share. As further conditions to the closing of the transaction pursuant to the secured note purchase agreement, we have also entered into settlement or restructuring agreements with certain of our other creditors to whom we owed approximately $5.2 million of current payables, pursuant to which the creditors have agreed to accept shares of our common stock in full or partial satisfaction of the amount owed to them, or which allow us to either make discounted payments to them or to make payments under more favorable payment terms than previously were in place.

Between March 31, 2003 and May 20, 2003, the Company issued an aggregate of 2,399,656 shares of common stock in consideration of services rendered by consultants and the satisfaction of certain liabilities.

On January 9, 2004, eMagin Corporation and several accredited institutional and private investors entered into a Securities Purchase Agreement whereby such investors purchased an aggregate of 3,333,364 shares of common stock for an aggregate purchase price of $4,200,039.

The shares of common stock were priced at a 20% discount to the average closing price of the stock from December 30, 2003 to January 6, 2004, which ranged from $1.38 to $1.94 per share during the period for an average closing price of $1.26 per share. In addition, the investors received warrants to purchase an aggregate of 2,000,019 shares of common stock (subject to anti-dilution adjustments) exercisable at a price of $1.74 per share for a period of five (5) years. The warrants were priced at a 10% premium to the average closing price of the stock for the pricing period.

eMagin also issued additional warrants to the investors to acquire an aggregate of 2,312,193 shares of common stock. 1,206,914 of such warrants are exercisable, within 6 months from the effective date of the registration statement covering these securities, at a price of $1.74 per share (a 10% premium to the average closing price of the stock for the pricing period), and 1,105,279 of such warrants are exercisable within 12 months from the effective date of the registration statement covering these securities, at a price of $1.90 per share (a 20% premium to the average closing price of the stock for the pricing period).

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of eMagin or executive officers of eMagin, and transfer was restricted by eMagin in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean eMagin Corporation, a Delaware corporation.

2.1 Agreement and Plan of Merger between Fashion Dynamics Corp., FED Capital Acquisition Corporation and FED Corporation dated March 13, 2000, as filed in the Registrant's Form 8-K/A Report (file no. 001-15751) incorporated herein by reference.

3.2 3.1 Amended and Restated Articles of Incorporation, as filed in the Registrant's Proxy dated June 14, 2001, incorporated herein by reference.Bylaws, as filed in the Registrant's Proxy dated June 14, 2001, incorporated herein by reference. 3.3 Amended Articles of Incorporation, as filed in the Registrant's Proxy dated June 13, 2003, incorporated herein by reference.

4.1 Form of Secured Convertible Promissory Note dated as of April 25, 2003 filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference.

4.2 Form of Amended and Restated Secured Convertible Promissory Note dated as of April 25, 2003 filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference.

4.3 Form of Warrant dated as of April 25, 2003 filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference. 4.4 Form of Series A Common Stock Purchase Warrant dated as of January 9, 2004. Incorporated herein by reference to our January 9, 2004 Form 8-K.

4.5 Form of Series B Common Stock Purchase Warrant dated as of January 9, 2004. Incorporated herein by reference to our January 9, 2004 Form 8-K.

4.6 Form of Series C Common Stock Purchase Warrant dated as of January 9, 2004. Incorporated herein by reference to our January 9, 2004 Form 8-K.

5.1   Sichenzia Ross Friedman Ference LLP Opinion and Consent

10.1 2000 Stock Option Plan, as filed in the Registrant's Form S-8 (file no. 333-32474) incorporated herein by reference.

10.2 Nonexclusive Field of Use License Agreement relating to OLED Technology for miniature, high resolution displays between the Eastman Kodak Company and FED Corporation dated March 29, 1999, as filed in the Registrant's Form 10-K/A for the year ended December 31, 2000 incorporated by reference herein.

10.3 Amendment Number 1 to the Nonexclusive Field of Use License Agreement relating to the OLED Technology for miniature, high resolution displays between the Eastman Kodak Company and FED Corporation dated March 16, 2000, as filed in the Registrant's Form 10-K/A for the year ended December 31, 2000 incorporated by reference herein.

10.4 Amendment Number 1 to the Lease between International business Machines Corporation and FED Corporation dated July 9, 1999, as filed in the Registrant's Form 10-K/A for the year ended December 31, 2000 incorporated by reference herein.

10.5 Lease between International Business Machines Corporation and FED Corporation dated May 28, 1999, as filed in the Registrant's Form 10-K/A for the year ended December 31, 2000 incorporated by reference herein.

10.6 Amendment Number 2 to the Lease between International Business Machines Corporation and FED Corporation dated January 29, 2001, as filed in the Registrant's Form 10-K/A for the year ended December 31, 2000 incorporated by reference herein.

10.7 Secured Note Purchase Agreement entered into as of November 27, 2001, by and among eMagin Corporation and certain investors named therein, as filed in the Registrant's Form 8-K dated December 18, 2001 incorporated herein by reference.

10.8 Registration Rights Agreement dated November 27, 2001 by and between eMagin Corporation and certain investors named therein, as filed in the Registrant's Form 8-K dated December 18, 2001 incorporated herein by reference.

10.9 Securities Purchase Agreement dated as of April 25, 2003 by and among eMagin and the investors identified on the signature pages thereto, filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference.

10.10 Security Agreement dated as of April 25, 2003 by and among eMagin and certain initial investors identified on the signature pages thereto filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference.

10.11 Registration Rights Agreement dated as of April 25, 2003 by and among eMagin and certain initial investors identified on the signature pages thereto filed April 28, 2003, as filed in the Registrant's Form 8-K incorporated herein by reference. 10.12 Securities Purchase Agreement dated as of January 9, 2004 by and among eMagin and the investors identified on the signature pages thereto. Incorporated herein by reference to our January 9, 2004 Form 8-K.

10.13 Registration Rights Agreement dated as of January 9, 2004 by and among eMagin and certain initial investors identified on the signature pages thereto. Incorporated herein by reference to our January 9, 2004 Form 8-K.

10.14 2003 Stock Option Plan, as filed in the Registrant's Proxy dated June 13, 2003, incorporated herein by reference.


23.1  Consent of Grant Thornton LLP.

23.3  Consent of Sichenzia Ross Friedman Ference LLP (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Hopewell Junction, State of New York, on February 6, 2004.

                               EMAGIN CORPORATION



BY:      /s/ Gary Jones
         Gary Jones
         CHIEF EXECUTIVE OFFICER,
         PRESIDENT AND ACTING CHIEF
         FINANCIAL OFFICER

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

            NAME                      TITLE                                     DATE
            ----                      -----                                     ----

/s/ Gary Jones                    Chief Executive Officer, President, and       February 6, 2004
---------------------------       Acting Chief Financial Officer and Director
Gary Jones                        (Principal Executive Officer)

                                     Director                                   February 6, 2004
---------------------------
Claude Charles

                                     Director                                   February 6, 2004
---------------------------
Dr. Jacob E Goldman



/s/ Jack Rivkin                      Director                                   February 6, 2004
---------------------------
Jack Rivkin


/s/ Paul Cronson                     Director                                   February 6, 2004
---------------------------
Paul Cronson


/s/ Jill Wittels                     Director                                   February 6, 2004
---------------------------
Dr. Jill Wittels


/s/ Thomas Paulsen                     Director                                 February 6, 2004
---------------------------
Adm. Thomas Paulsen

                                      II-9